UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Applied Materials, Inc.

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APPLIED MATERIALS®
make possible

2022

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

January 26, 2022

Dear Fellow Shareholders:

On behalf of the Board of Directors, we are pleased to invite you to attend Applied Materials’ 2022 Annual Meeting of Shareholders, which will be held on Thursday, March 10, 2022, at 11:00 a.m. Pacific Time. This year’s Annual Meeting will be conducted virtually due to the public health concerns resulting from the ongoing COVID-19 pandemic and to support the health and well-being of our shareholders, employees, and community. The Annual Meeting will be held online at www.virtualshareholdermeeting.com/AMAT2022 and will provide shareholders with the opportunity to participate and submit questions as they would at an in-person meeting.

We encourage you to read this Proxy Statement because it contains important information for voting your shares and sets forth how the Board oversaw your investment over the past year. This year’s Proxy Statement reflects our continued focus on our business strategy, an engaged and effective Board, sound corporate governance and executive compensation practices, our Environmental, Social, and Governance strategy, and our regular dialogue with and responsiveness to our shareholders.

Financial Performance and Business Strategy

In fiscal 2021, Applied Materials delivered the best financial performance in company history while navigating ongoing challenges of the COVID-19 pandemic. Our revenues increased 34% and earnings per share increased 63% year-over-year and we generated record annual cash flows from operations. We also continued to make substantial progress towards our 10-year roadmap for environmental and social responsibility.

As we look ahead, we remain very positive about our long-term growth opportunities. The digital transformation of the global economy accelerated in fiscal 2021, making semiconductors more strategically important to the world than at any other time in history. The Internet of Things (IoT), big data, and artificial intelligence (AI) are fueling increased demand for semiconductors and driving the need for next-generation silicon technologies. At the same time, the industry is increasingly adopting a new playbook for driving improvements in chip power, performance, area, cost, and time-to-market (PPACt™). With our broad portfolio of highly enabling solutions, Applied Materials is strongly positioned to deliver innovations that accelerate our customers’ PPACt roadmaps and create significant value for our shareholders.

Shareholder Engagement and Demonstrated Responsiveness

We are committed to effective corporate governance that is informed by our shareholders, promotes the long-term interests of our company and its shareholders, and strengthens the Board’s and management’s accountability.

We have a robust shareholder outreach program that focuses on issues of interest to our shareholders, particularly in the areas of governance, compensation, environmental sustainability, and human capital matters such as diversity and inclusion. Our shareholder outreach program is a recurring, year-round effort, led by a cross-functional team that includes members of our Investor Relations, Global Rewards, ESG, and Legal functions, with participation of independent directors where appropriate. Shareholder feedback continues to directly inform the Board’s decision-making on a variety of important matters.

Thank you for your continued investment in and support of Applied Materials.

Sincerely,

Thomas J. Iannotti Chairman of the Board	Gary E. Dickerson President and Chief Executive Officer

3050 Bowers Avenue Santa Clara, California 95054 Phone: (408) 727-5555	Mailing Address: Applied Materials, Inc. 3050 Bowers Avenue P.O. Box 58039 Santa Clara, California 95054-3299

NOTICE OF

2022 ANNUAL MEETING OF SHAREHOLDERS

Thursday, March 10, 2022

at 11:00 a.m. Pacific Time

The 2022 Annual Meeting of Shareholders of Applied Materials, Inc. will be held on Thursday, March 10, 2022, at 11:00 a.m. Pacific Time. Due to the public health concerns resulting from the ongoing COVID-19 pandemic and to support the health and well-being of our shareholders, employees, and community, the Annual Meeting will be a virtual meeting held online at www.virtualshareholdermeeting.com/AMAT2022 via a live webcast. Shareholders of record at the close of business on January 12, 2022 and holders of proxies for those shareholders may attend and vote at the Annual Meeting. You will be able to vote and submit questions online through the virtual meeting platform during the Annual Meeting. You will not be able to attend the Annual Meeting in person. Please see “Virtual Annual Meeting” on page iv for additional information.

Items of Business

1. To elect ten directors to serve for a one-year term and until their successors have been duly elected and qualified.

2. To approve, on an advisory basis, the compensation of our named executive officers for fiscal year 2021.

3. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2022.

4. To consider two shareholder proposals, if properly presented at the Annual Meeting.

5. To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Your vote is important to us. You may vote via the Internet or by telephone, or if you requested to receive printed proxy materials, by signing, dating, and returning your proxy card. If you are voting via the Internet or by telephone, your vote must be received by 11:59 p.m. Eastern Time on Wednesday, March 9, 2022. For specific voting instructions, please refer to the information provided in the following Proxy Statement, together with your proxy card or the voting instructions you receive by e-mail or that are provided via the Internet.

If you received a Notice of Internet Availability of Proxy Materials on how to access the proxy materials via the Internet, a proxy card was not sent to you, and you may vote only via the Internet, unless you have requested a paper copy of the proxy materials, in which case, you may also vote by telephone or by signing, dating, and returning your proxy card. Shares cannot be voted by marking, writing on, and returning the Notice of Internet Availability. Any Notices of Internet Availability that are returned will not be counted as votes. Instructions for requesting a paper copy of the proxy materials are set forth on the Notice of Internet Availability.

By Order of the Board of Directors

Teri A. Little Senior Vice President, Chief Legal Officer and Corporate Secretary

Santa Clara, California

January 26, 2022

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on March 10, 2022: The Proxy Statement and Annual Report to Shareholders are available at www.proxyvote.com.

Reconciliation of non-GAAP adjusted financial measures used in the Compensation Discussion and Analysis section and elsewhere in this Proxy Statement, other than as part of disclosure of target levels, can be found in Appendix A.

Cautionary Note Regarding Forward-Looking Statements

This Proxy Statement contains forward-looking statements, including those regarding anticipated growth and trends in our businesses and markets, industry outlooks, market share, technology transitions, our business, strategies and financial performance, our development of new products, technologies and capabilities, and other statements that are not historical fact, and actual results could differ materially. Risk factors that could cause actual results to differ are set forth in the “Risk Factors” section of, and elsewhere in, our 2021 Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. All forward-looking statements are based on management’s estimates, projections, and assumptions as of the date hereof, and Applied Materials undertakes no obligation to update any such statements.

2022 PROXY STATEMENT SUMMARY

2022 PROXY STATEMENT SUMMARY

Your proxy is being solicited on behalf of the Board of Directors of Applied Materials, Inc. We are making this Proxy Statement available to shareholders beginning on January 26, 2022. This summary highlights information contained elsewhere in this Proxy Statement. We encourage you to read the entire Proxy Statement for more information prior to voting.

Annual Meeting of Shareholders

Date and Time:	March 10, 2022, 11:00 a.m. Pacific Time

Location:	The Annual Meeting will be held online at www.virtualshareholdermeeting.com/AMAT2022 via a live webcast. You will not be able to attend the Annual Meeting in person. Please see “Virtual Annual Meeting” on the page iv for additional information.

Record Date:	January 12, 2022

Voting:	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Attendance:	Shareholders and their duly appointed proxies may attend the meeting.

Proposals and Board Recommendations

			For More Information	Board Recommendation
Proposal 1 – Election of Directors			Pages 1 to 6	✓ FOR each Nominee
Rani Borkar	Gary E. Dickerson	Yvonne McGill
Judy Bruner	Thomas J. Iannotti	Scott A. McGregor
Xun (Eric) Chen Aart J. de Geus	Alexander A. Karsner Adrianna C. Ma

Proposal 2 – Executive Compensation			Page 21	✓ FOR
Approval, on an advisory basis, of the compensation of our named executive officers for fiscal year 2021

Proposal 3 – Ratification of Registered Accounting Firm			Page 53	✓ FOR
Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2022

Proposal 4 – Shareholder Proposal Regarding Special Shareholder Meeting			Pages 55 to 57	× AGAINST
Shareholder proposal requesting that the Board take steps to give the owners of 10% of our outstanding common stock the power to call a special shareholder meeting

Proposal 5 – Shareholder Proposal Regarding Executive Compensation Program and Policy			Pages 58 to 59	× AGAINST
Shareholder proposal to improve the executive compensation program and policy, such as to include CEO pay ratio and voices from employees

Applied Materials, Inc. i

Director Nominees

Name and Occupation	Age	Director Since	Independent	Committees
Rani Borkar	60	2020	✓	Strategy and Investment
Corporate Vice President, Azure Hardware Systems and Infrastructure, Microsoft Corporation
Judy Bruner	63	2016	✓	Audit (Chair)
Executive Vice President, Administration and Chief Financial Officer, SanDisk Corporation (retired)				Governance (Chair)
Xun (Eric) Chen	52	2015	✓	Compensation
Managing Partner, SB Investment Advisers (US), Inc.				Strategy and Investment
Aart J. de Geus	67	2007	✓	Strategy and Investment
Chairman of the Board of Directors, Co-Chief Executive Officer, Synopsys, Inc.
Gary E. Dickerson	64	2013
President and Chief Executive Officer, Applied Materials, Inc.
Thomas J. Iannotti	65	2005	✓	Compensation (Chair)
Senior Vice President and General Manager, Enterprise Services, Hewlett-Packard Company (retired)
Alexander A. Karsner	54	2008	✓	Compensation
Senior Strategist, X (parent company: Alphabet Inc.)				Governance
Adrianna C. Ma	48	2015	✓	Audit
Operating Partner, Index Ventures				Strategy and Investment
Yvonne McGill	54	2019	✓	Audit
Corporate Controller and Infrastructure Solutions Group Chief Financial Officer, Dell Technologies				Governance
Scott A. McGregor	65	2018	✓	Strategy and Investment
President and Chief Executive Officer, Broadcom Corporation (retired)				(Chair) Audit

ii 2022 Proxy Statement

2022 PROXY STATEMENT SUMMARY

Board Practices and Composition

Ensuring the Board is composed of directors who possess a wide variety of relevant skills, professional experience and backgrounds, bring diverse viewpoints and perspectives, and effectively represent the long-term interests of shareholders is a top priority of the Board and the Corporate Governance and Nominating Committee. Our Board composition reflects strong Board practices that support regular refreshment based on our board needs, evolving strategy, and proactive succession planning.

Director Nominee Expertise	Key Attributes

Industry and Technology Executive Leadership Growth and Emerging Technologies Global Business Financial and Accounting Service, Operations and Manufacturing Strategy and Innovation Cybersecurity Risk Management Government Policy and Sustainability 1 8 2 10 3 4 10 7 10 10

Independence 9 of 10 directors are independent Diversity 50% of the Board is ethnically and/or gender diverse 40% are female 30% are ethnically diverse1 Tenure 2 directors added to the Board over last 3 years Regular refreshment resulting in average director tenure of less than 8 years > 10 years 4-10 years < 4 years 3 directors 4 directors 3 directors 1 - Ethnically diverse means a director who self-identifies as one or more of the following (defined by Nasdaq as an Underrepresented Minority): Black or African American, Hispanic or Latinx, Asian, Native American or Alaska Native or Native Hawaiian or Pacific Islander

Board Practices Support Thoughtful Board Composition

Board Composition to Support Company Strategy

The Board and the Corporate Governance and Nominating Committee regularly evaluate the size and composition of the Board to ensure appropriate alignment with the Company’s evolving business and strategic needs.

Policy on Board Diversity

The Board is committed to having a Board that reflects diverse perspectives, including those based on gender, ethnicity, skills, experience at policy-making levels in areas that are relevant to the Company’s global activities, and functional, geographic, or cultural background. The Board has adopted a Policy on Board Diversity as part of its Corporate Governance Guidelines, which highlights its commitment to actively seek out women and ethnically diverse director candidates.

Annual Board Evaluations
The Board conducts an annual self-assessment of the Board, Board Committees, and individual directors to evaluate effectiveness.
Board Refreshment

The Board believes the fresh perspectives brought by new directors are critical to a forward-looking and strategic Board when appropriately balanced by the deep understanding of Applied’s business provided by longer-serving directors.

Director Succession Planning

The Corporate Governance and Nominating Committee reviews the short-term and long-term strategies and interests of Applied to determine what current and future skills and experience are required of the Board in exercising its oversight function.

Applied Materials, Inc. iii

Corporate Governance

We are committed to effective corporate governance that is informed by our shareholders, promotes the long-term interests of our shareholders, and strengthens Board and management accountability.

Governance Highlights

✓ Annual Election of Directors	✓ Shareholder Right to Act by Written Consent

✓ Independent Chair of the Board	✓ Shareholder Proxy Access

✓ Highly Independent Board (9 of 10 Director nominees) and Committees	✓ No Poison Pill

✓ Annual Board, Committee, and Individual Evaluations	✓ No Supermajority Vote Requirements

✓ Robust Board Succession Planning	✓ Majority Voting for Directors

✓ Policy on Board Diversity	✓ Regular Executive Sessions of Independent Directors

✓ Active Shareholder Engagement Practices	✓ Stock Ownership Guidelines for Directors and Executives

✓ Shareholder Right to Call a Special Meeting	✓ Clawback Policy for Annual and Long-Term Incentive Plans

Shareholder Engagement

We believe that strong corporate governance should include regular engagement with our shareholders to enable us to understand and respond to shareholder concerns. We have a robust shareholder outreach program led by a cross-functional team that includes members of our Investor Relations, Global Rewards, ESG, and Legal functions. Independent members of our Board are also involved, as appropriate. In the fall, we solicit feedback on our executive compensation program, corporate governance practices, and sustainability and diversity and inclusion initiatives, as well as any matters voted on at our prior annual meeting. After the filing of our proxy statement, we engage again with our shareholders about important topics to be addressed at our annual meeting. Following our annual meeting, we review the results of the meeting and investor feedback, as well as evaluate emerging trends in corporate governance and other areas. We share feedback we receive from our shareholders with the Human Resources and Compensation Committee, Corporate Governance and Nominating Committee, and the full Board. See “Shareholder Engagement” on page 14 for more information.

Virtual Annual Meeting

This year’s Annual Meeting will be held in a virtual format through a live webcast. You are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on January 12, 2022, the record date, or hold a valid proxy for the meeting. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/AMAT2022, you must enter the 16-digit control number found on your Notice of Internet Availability, proxy card, or the voting instructions you receive by e-mail. Beneficial shareholders who did not receive a 16-digit control number from their bank or brokerage firm and who wish to attend the meeting should follow the instructions from their bank or brokerage firm, including any requirement to obtain a legal proxy. Most brokerage firms or banks allow a shareholder to obtain a legal proxy either online or by mail. The meeting webcast will begin promptly at 11:00 a.m., Pacific Time, on March 10, 2022. We encourage you to access the webcast prior to the scheduled start time of the Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting, please call the technical support number that will be posted on the virtual shareholder meeting log in page. For information on how to vote your shares, please see “Questions and Answers about the Proxy Statement and our 2022 Annual Meeting” on page 60 of this Proxy Statement.

iv 2022 Proxy Statement

2022 PROXY STATEMENT SUMMARY

We are committed to ensuring that shareholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. Our directors and members of our management team will join the virtual meeting and be available for questions and we are committed to answering all relevant questions we receive during the meeting. Shareholders may submit questions during the meeting through the virtual meeting platform at www.virtualshareholdermeeting.com/AMAT2022. We will address as many questions during the meeting as time permits, but if there are any questions that cannot be addressed due to time constraints or for any other reason, we will post answers to such questions on our website following the meeting. If we receive substantially similar questions, we may group them together and provide a single response to avoid repetition. Only questions that are relevant to the purpose of the Annual Meeting or our business will be answered.

Executive Compensation

Company Overview

Applied Materials is the leader in the materials engineering solutions used to produce virtually every new chip and advanced display in the world. Our expertise in modifying materials at atomic levels and on an industrial scale enables customers to transform possibilities into reality. At Applied Materials, our innovations Make Possible® a Better Future.

We develop, design, produce and service semiconductor and display equipment for manufacturers that sell into highly competitive and rapidly changing end markets. Our competitive positioning is driven by the ability of our talented workforce to identify major technology inflections early, and to develop highly differentiated materials engineering solutions for our customers to enable those technology inflections. Through our broad portfolio of products, technologies and services, innovation leadership and focused investments in research and development, we are enabling our customers’ success and creating significant value for our shareholders. Applied’s ability to hire, develop and retain a world-class global workforce is based on our commitment to creating a Culture of Inclusion that embraces different backgrounds, perspectives, and experiences to build stronger, more resilient teams. Consistent with our core values, we enable our employees to do their best work by providing quality training and learning opportunities; promoting diversity, equity, and inclusion; and upholding a high standard of ethics and respect for human rights.

In addition to our other accomplishments, we’ve made significant progress towards our 10-year road map for environmental and social responsibility. At Applied, making a positive contribution is at the foundation of our culture and our vision to Make Possible® a Better Future. Our 1x, 100x and 10,000x sustainability framework refers to the holistic goals and commitments we’ve set for our operations, how we work with customers and suppliers and how our technology can be used to advance sustainability on a global scale. More details of Applied’s ESG vision and strategy, including a copy of the Company’s most recent Sustainability Report, can be found at https://www.appliedmaterials.com/company/corporate-responsibility.

Our Performance Highlights

Over the past several years, our broad portfolio of products and services has made Applied a more resilient company that can perform well in a variety of market environments. In 2021, we delivered the best financial performance in Applied Materials’ history while navigating a dynamic and challenging environment impacted by the ongoing COVID-19 pandemic. Key highlights include:

●	Record revenue of $23.1 billion, with year-over-year increases of 62% in overall orders, 78% in Semiconductor Systems orders, and 77% in year-end backlog at a company level – to $11.8 billion;

●

Record operating income of $6.9 billion, resulting in GAAP EPS of $6.40, and record non-GAAP adjusted operating income of $7.3 billion, resulting in non-GAAP adjusted EPS of $6.84 (see Appendix A for a reconciliation of non-GAAP adjusted measures); and

●	Record operating cash flow of $5.4 billion, equal to 23.6% of revenue.

Applied Materials, Inc. v

Highlights of five-year performance achievements across key financial measures

Revenue Non-GAAP Adjusted Operating Margin Non-GAAP Adjusted EPS +57% $14.7B FY2017 $23.1B FY2021 +3.7 PTS 28.0% FY2017 31.7% FY2021 +105% $3.33 FY2017 $6.84 FY2021

Non-GAAP adjusted operating margin and non-GAAP adjusted EPS are performance targets under our long-term incentive and bonus plans. See Appendix A for non-GAAP reconciliations.

Key financial highlights for our reporting segments in fiscal 2021 include the following:

●	Semiconductor Systems segment: we delivered record annual revenue of $16.3 billion – an increase of 43% year-over-year.

●

Applied Global Services segment: we grew revenue to a record $5.0 billion – an increase of 21% year-over-year, and increased the number of installed base tools covered by long-term service agreements – providing a recurring revenue stream – by 12%, to nearly 15,000.

●	Display and Adjacent Markets segment: we delivered revenue of $1.6 billion and maintained profitability during an industry down cycle.

Strategic and Operational Highlights

Applied’s strategy is to deliver highly differentiated materials engineering products and services that enable major technology inflections and drive our customers’ success.

See inflections early Identify customers' High Value Problems Develop Differentiated Valuable Sustainable products Ensure customer success + Generate residual value

The digital transformation of the global economy accelerated in fiscal 2021, making semiconductors more strategically important to the world than in any time in history. Long-term megatrends including the Internet of Things (IoT), big data and artificial intelligence (AI) are fueling increased demand for semiconductors and driving the need for next-generation silicon technologies. Applied Materials has focused its strategy and investments to deliver innovations that accelerate improvements in the power, performance, area, cost, and time-to-market (PPACt™) of next-generation semiconductor devices. Key strategic and operational accomplishments during fiscal 2021 include:

●	Our epi and thermal revenues each grew 70% and chemical mechanical planarization (“CMP”) revenue grew more than 60%.

●

We continued to expand our offering of Integrated Materials Solutions (“IMS”), which are highly differentiated products that combine multiple process technologies with onboard metrology and sensors within a single system to enable unique films, structures, and devices. Our latest IMS system enables a 50% reduction in interconnect resistance at the most advanced foundry-logic nodes and creates a multibillion-dollar opportunity for Applied Materials over the next five years.

vi 2022 Proxy Statement

2022 PROXY STATEMENT SUMMARY

●

We launched our innovative AIx™ (Actionable Insight Accelerator) platform that brings together process tools, sensors, metrology with data analytics and machine learning to accelerate the discovery, development, and commercial deployment of new chip technologies for our customers.

●

In our services business, the tenure of our long-term service agreements has grown from 1.9 years at the end of 2020 to 2.3 years at the end of 2021, and our renewal rate for long-term service agreements increased to approximately 90%.

●	We continued to make substantial progress towards our 10-year roadmap for environmental and social responsibility, as described in more detail on page xii.

Total Shareholder Return Performance

In fiscal 2021, our total shareholder return (“TSR”) performance reflected increased demand for semiconductors and wafer fab equipment driven by the digital transformation of the global economy. As shown below, Applied has substantially outperformed the S&P 500 Index and our peer group over the past five years, reflecting the company’s ability to create unique and innovative materials engineering solutions that accelerate its customers’ technology roadmaps. In addition, from the close of market on the last trading day of fiscal 2021 through the close of market on December 31, 2021, Applied’s stock price increased by approximately 15%.

Fiscal 2017 – Fiscal 2021 Total Shareholder Return vs. S&P 500 and Proxy Peers1

450% 400% 350% 300% 250% 200% 150% 100% 50% 0% FY2017 FY2018 FY2019 FY2020 FY2021 402% 231% 138% AMAT FY21 Proxy Peers S&P 500

1Reflects results from October 31, 2016 through October 29, 2021, sourced from S&P Capital IQ. Proxy peer data reflects companies set forth on page 31, weighted by market capitalization.

Key Compensation Actions

Performance-Based Compensation Decisions. The Board’s Human Resources and Compensation Committee (the “HRCC”) approved an aggressive set of performance goals for the executive officers for fiscal 2021, including financial targets above any levels that Applied had achieved in the past, as well as equally challenging operational targets. No adjustments were made during the year to the performance goals or to the Company’s results in determining incentive payouts. During fiscal 2021, Applied delivered exceptional financial and operational results in a challenging environment and made meaningful progress towards our long-term strategic goals that remain focused on enabling strong longer-term revenue and EPS growth.

As part of our multi-year incentive program, for the period of 2019 through 2021, the HRCC approved aggressive goals for non-GAAP adjusted operating margin and relative total shareholder return. The results for this three-year performance period exceeded target, resulting in above-target vesting of performance share unit awards for our executive officers.

Applied Materials, Inc. vii

Value Creation Awards. As described in the Company’s 2021 proxy statement, in early fiscal 2021 the HRCC approved long-term value creation awards for Mr. Dickerson, Mr. Durn and Dr. Raja (the “Value Creation Awards”). The HRCC concluded that an incremental incentive opportunity would (i) strengthen the alignment of the officers’ interests with those of the Company’s shareholders, during a period when Applied can take advantage of significant value creation opportunities resulting from rapid changes in the technology industry, and (ii) help secure the benefit of the officers’ leadership in a highly competitive market for proven executive talent among technology companies, as underscored by Mr. Durn’s subsequent departure. As a result of a number of months of careful deliberation of award design, the awards were structured to:

●	Be entirely performance-based, requiring the sustained achievement of absolute TSR hurdles to directly align the officers’ interests with those of our shareholders;

●	Only deliver value at stock price levels that significantly exceed Applied’s then-all-time high stock price on the grant date; and

●	Cliff vest at the end of a five-year performance period – a substantially longer retention requirement than the annual long-term incentive awards.

Mr. Durn forfeited his award as a result of his departure. The HRCC does not expect to grant similar awards in the coming years. For additional information regarding the Value Creation Awards, please see page 39.

ESG Objective. We have added ESG objectives to the fiscal 2021 annual incentive plan, to measure and incentivize progress towards our long-term ESG goals. While the Company’s ESG goals are long-term in nature, the HRCC believes that it is important to annually assess progress towards those goals. As a result, the HRCC included ESG objectives in the annual incentive program, rather than in long-term incentive awards. For additional information regarding the annual incentive program, please see page 31. For additional information regarding the Company’s ESG goals and accomplishments, please see page xii.

Chief Financial Officer Transition. In October 2021, we announced the departure of our prior Chief Financial Officer, Daniel J. Durn, and the appointment of Robert J. Halliday as Applied’s interim CFO while the Company conducts a search for Mr. Durn’s successor. The structure of the compensation approved for Mr. Halliday, as detailed on page 42, reflects the anticipated limited-term nature of his appointment.

viii 2022 Proxy Statement

2022 PROXY STATEMENT SUMMARY

Primary Compensation Elements and Executive Compensation Highlights for Fiscal 2021

The primary elements of our compensation program consist of base salary, annual incentive bonuses and long-term incentive awards. Other elements of compensation include a 401(k) savings plan, deferred compensation benefits and other benefits programs that are generally available to all employees. Primary elements and highlights of our fiscal 2021 compensation program for our named executive officers (“NEOs”) (except for Mr. Halliday) were as follows:

Element of Pay	Structure		Highlights

Base Salary (see page 31)	∎	Fixed cash compensation for expected day-to-day responsibilities	∎	Prior to fiscal 2021, only minimal changes to base salaries for the NEOs were made for multiple years
	∎	Reviewed annually and adjusted when appropriate, based on scope of responsibility, performance, time in role, experience, and competitive market for executive talent	∎	Reflecting (i) continued strong performance across the business, driven by our executive leadership and (ii) the continuing growth in the size and complexity of the Company, in fiscal 2021 the HRCC approved salary increases ranging from 3% to 15%

Annual Incentive Bonuses (see page 31)	∎ ∎ ∎ ∎ ∎ ∎

Variable compensation paid in cash

Based on performance against pre-established financial, operational, strategic, and individual performance measures

Includes assessment of the Company’s progress towards long-term ESG goals

Financial and non-financial metrics provide a comprehensive assessment of executive performance

Performance metrics evaluated annually for alignment with strategy and market trends

NEO annual incentives determined through a three-step performance measurement process:

Initial Performance Hurdle Non-GAAP Adjusted EPS 1 Funding Corporate Scorecard Business and Strategic Goals Allocation 2 3 Individual Performance Modifer Individual NEO Performance

∎ ∎ ∎ ∎

No increase in target bonus as a percentage of base salary from fiscal 2020 to fiscal 2021 for any of the NEOs, with the exception of Mr. Halliday – in connection with his appointment as interim CFO

The initial performance hurdle for fiscal 2021 was $5.25 of non-GAAP adjusted EPS, significantly above Applied’s actual result for fiscal 2020. Actual non-GAAP adjusted EPS for fiscal 2021 was $6.84

As the initial performance hurdle was met, annual bonuses for the NEOs were based on (i) the Company’s results as compared to the objective and quantifiable business and strategic goals in the corporate scorecard and (ii) an assessment of individual performance results as compared to quantitative and strategic objectives

Resulting payouts ranged from 112% to 150% of target for our NEOs

— Corporate scorecard modifiers ranged from 1.12x to 1.24x (see corporate scorecard information on pages 34 and 35)

— Individual performance modifiers ranged from 1.0x to 1.25x (see individual performance factor details on page 36)

Long-Term Incentives (see page 37)	∎ ∎ ∎ ∎

Performance share units (“PSUs”) to establish rigorous long-term performance alignment

Restricted stock units (“RSUs”) to provide link to shareholder value creation and for retention value

PSUs vest based on achievement of 3-year non-GAAP adjusted operating margin goal and 3-year TSR relative to the S&P 500 Index

PSUs vest at end of 3-year performance period, based on achievement of performance goals; RSUs vest ratably over 3 years

∎ ∎ ∎ ∎

The target mix of equity awards consists of 75% PSUs and 25% RSUs for the CEO and 50% PSUs and 50% RSUs for the other NEOs

Non-GAAP adjusted operating margin is a key measure of our Company’s long-term success

Relative TSR incentivizes management to outperform the market in any business environment

During fiscal 2021, Value Creation Awards were granted to three key executives. These awards are based on absolute TSR to ensure additional alignment with shareholders and will only deliver value to the participants if Applied achieves unprecedented stock price growth during the five-year performance period and if the executives continue their employment with Applied through the performance period

Applied Materials, Inc. ix

Pay Mix

In fiscal 2021, a significant portion of our executive compensation consisted of variable compensation and long-term incentives. As illustrated below, 95% of CEO compensation for fiscal 2021 consisted of variable compensation elements, and 84% of CEO compensation was delivered in equity with multi-year vesting.

Fiscal 2021 Compensation Mix[1]
CEO	All Other NEOs[2]
Base Salary 5% Annual Incentive Bonus 10% RSU 17% PSU 67% 84% Long-Term Incentives 95% Variable Compensation	Base Salary 11% Annual Incentive Bonus 18% RSU 31% PSU 40% 72% Long-Term Incentives 89% Variable Compensation

1 Represents total direct compensation for fiscal 2021, including the grant date fair value of annual equity awards but not including the grant date fair value of the Value Creation Awards, which are not expected to be made in subsequent years and are not representative of ongoing compensation.

2 Excludes Mr. Durn, whose fiscal 2021 compensation reflects only partial-year service, and Mr. Halliday, whose fiscal 2021 compensation is not representative of ongoing NEO compensation.

Summary of 2021 Total Direct Compensation

The following table summarizes elements of annual total direct compensation for our NEOs for fiscal 2021, consisting of (1) base salary, (2) annual incentive bonus and (3) long-term incentive awards (the grant date fair value of stock awards). This table excludes amounts not considered by the HRCC to be annual total direct compensation, such as certain other amounts required by the SEC to be reported in the Summary Compensation Table (see page 45 of this Proxy Statement). Additionally, the grant date fair value of the Value Creation Awards is shown separately as these awards are not expected to be made in subsequent years and are not representative of annual total direct compensation.

Name and Principal Position	Salary(1) ($)	Annual Incentive Bonus ($)	Annual Long-Term Incentive Award ($)	Total ($)	Value Creation Award(2) ($)
Gary E. Dickerson	1,049,808	2,039,400	16,696,405	19,785,613	15,014,064
President and Chief Executive Officer
Prabu G. Raja	648,135	1,195,703	4,780,991	6,624,829	4,619,937
Senior Vice President, Semiconductor Products Group
Ali Salehpour	653,942	974,152	4,501,365	6,129,459	—
Senior Vice President, Services, Display and Flexible Technology
Om Nalamasu	552,789	848,513	3,019,654	4,420,956	—
Senior Vice President, Chief Technology Officer
Robert J. Halliday(3)	268,500	351,844	—	620,344	—
Interim Chief Financial Officer
Daniel J. Durn(4)	681,635	—	5,312,294	5,993,929	4,619,937
Former Senior Vice President, Chief Financial Officer

(1)	Fiscal 2021 consisted of 53 weeks.
(2)

Reflects grant date fair value determined for accounting purposes, of non-recurring performance-based awards. The awards only deliver value to participants if total shareholder return hurdles are met during the five-year performance period and only if participants continue their employment with Applied through the end of the performance period, as described in more detail beginning on page 39.

(3)

Mr. Halliday served as a corporate vice president until his appointment as interim CFO effective September 30, 2021. The base salary and annual incentive bonus shown are prorated for service in, and compensation for, those roles.

(4)

Mr. Durn voluntarily terminated his employment with Applied effective October 15, 2021. His base salary was prorated based on his service during fiscal 2021. In connection with his departure, Mr. Durn forfeited his eligibility for the fiscal 2021 annual incentive bonus and all previously awarded and unvested long-term incentive awards (including the Value Creation Award).

x 2022 Proxy Statement

2022 PROXY STATEMENT SUMMARY

Pay and Performance

The HRCC sets aggressive performance goals for the CEO, as well as for the entire executive leadership team. As a result, despite outstanding TSR growth from fiscal 2017 through 2021, our CEO’s ongoing total direct compensation has remained within a comparable range over the same period. Given the non-recurring nature of the Value Creation Award granted to Mr. Dickerson in early fiscal 2021, that award is not reflected in the chart below. However, the HRCC intends to take the value of that award into consideration when making future compensation decisions for Mr. Dickerson.

Total Direct Compensation (1) Total Shareholder Return (2) $300 $250 $200 $150 $100 $50 $0 Value of $100 Invested on 10/27/2017 FY2017 $14.5 FY2018 $13.7 FY2019 $13.9 FY2020 $17.1 FY2021 $19.8 $60 Annual Total Director Compensation ($ million) $50 $40 $30 $20 $10 $0

(1)

Total direct compensation consists of annual base salary, annual incentive bonus and long-term incentive award (grant date fair value of annual equity awards). Total direct compensation shown above excludes other amounts required by the SEC to be reported in the Summary Compensation Table and, as discussed above, also excludes the grant date fair value of the Value Creation Award.

(2)

TSR line illustrates the total shareholder return on our common stock during the period from October 27, 2017 through October 29, 2021 (the last business day of fiscal 2021), assuming $100 was invested on October 27, 2017 and assuming reinvestment of dividends.

Applied Materials, Inc. xi

Our Commitment to ESG

Our Approach

Applied is committed to growing its business in a sustainable and socially responsible manner. We are focusing our resources and capabilities on addressing the sweeping technological challenges in the era of Artificial Intelligence and big data, and working with our customers to build a safer, more equitable, and sustainable future.

At the heart of Applied’s values is a commitment to operate with responsibility and integrity while making a positive contribution to our industry and the world around us. To drive change and innovation, we invest in our research and development, operations, supply chain, and interactions with our local communities. We are committed to advancing sustainability, not only through improvements in our own operations but also through investing in technological innovation. We are also committed to transparency and have aligned our disclosures and objectives with the United Nations Sustainable Development Goals and leading Environmental, Social, and Governance (“ESG”) reporting frameworks such as those developed by the Sustainability Accounting Standards Board (SASB) and Global Reporting Initiative (GRI).

Sustainability Framework

In 2020, we launched a new sustainability framework and integrated strategy to guide our ongoing ESG work. Our sustainability framework is called 1x, 100x, 10,000x, and covers our direct impact, the impact of our value chain (customers and suppliers), as well as how we can advance sustainability on a global scale.

Lead With Purpose Protect our Planet Innovate for Progress 1X FOR OUR BUSINESS 100X FOR THE INDUSTRY 10,000X FOR THE WORLD

Our Sustainability Commitments

We have announced sustainability commitments for the next decade that we believe will dramatically reduce our environmental impact. Although these goals are aggressive, we believe them to be achievable. We:

●	Will move to 100% renewable energy in our U.S. operations by 2022;

●	Aim to move to 100% renewable energy in our global operations by 2030;

●	Intend to achieve a 50% reduction in our Scope 1 and 2 CO2 emissions by 2030 compared to our 2019 baseline;

●	Plan to establish science-based targets and will report our Scope 3 emissions by the end of 2022; and

●	Are committed to report, starting in 2022, in line with the Task Force on Climate-Related Financial Disclosures (TCFD).

xii 2022 Proxy Statement

2022 PROXY STATEMENT SUMMARY

Furthermore, we are committed to building a culture of inclusion for our employees with a focus on leadership, promoting diversity and inclusion, and eliminating systemic barriers to inclusion. In addition, we are providing ongoing career development for employees to encourage innovation and engagement.

Our Fiscal 2021 ESG Accomplishments

To ensure that Applied is able to meet its ambitious long-term ESG goals, we established a set of interim objectives for fiscal 2021. As described in more detail on page 34, the Company’s level of achievement of these objectives was added to the corporate scorecard, which informs bonus payouts for our executive officers. Overall, Applied made substantial progress in all of the framework areas. Key achievements included that we:

✓ Received the first deliveries of renewable energy from Applied’s investment in a Texas-based wind power project	✓ Increased women’s representation at Applied in the US and globally

✓ Controlled Scope 1 and 2 emissions despite unprecedented demand in the semiconductor industry	✓ Made progress on identifying energy and chemical efficiencies for our semiconductor products

✓ Began analysis of our Scope 3 carbon footprint, and are on track to set Science Based Targets by the end of 2022	✓ Significantly increased the quality and transparency of our ESG reporting

✓ Began to forge efficiency partnerships with multiple customers	✓ Positively impacted over 10,000 girls through Generation Girl™, an Applied Materials Foundation initiative

Sustainability and Corporate Social Responsibility Governance

Our Board and management actively oversee sustainability matters to foster accountability. The Board’s Corporate Governance and Nominating Committee (the “Governance Committee”) oversees the Company’s overall ESG strategy, policies, and performance. We have established executive leadership of a company-wide strategy on ESG matters and reporting and are focused on integrating sustainability into our operations and company culture through initiatives aligned to company strategy that address a broad set of stakeholders, including shareholders, customers, employees, suppliers, governments, and our local communities. Our Director of ESG, Corporate Sustainability and Reporting leads ESG efforts across our business and reports to the Governance Committee quarterly.

Our Environmental, Health, and Safety & Sustainability (“EHSS”) organization is dedicated to maintaining a safe and healthful working environment, demonstrating environmental leadership, and meeting or exceeding regulatory compliance. The Head of EHSS also reports directly to the Governance Committee on a quarterly basis. We have a team fully dedicated to supporting our work in designing a culture of inclusion, and the HRCC oversees our corporate culture and human capital management programs, including our diversity and inclusion practices and initiatives. The HRCC approved ESG objectives for our annual bonus program to incentivize our leadership to maintain progress toward all our 2030 ESG goals. Further details and data on our sustainability and corporate social responsibility practices and accomplishments are included in our annually published Sustainability Report, which can be found at https://www.appliedmaterials.com/company/corporate-responsibility.

Applied Materials, Inc. xiii

Our Sustainability Vision and Strategy

Lead with Purpose	Invest in People

through a values-based approach to innovation, decision-making and community action

●  Our immediate priority is to protect the health and safety of our workers, customers, and neighboring communities. In response to the uncertainty and disruptions of the COVID-19 crisis, our business continuity teams directed a comprehensive response across all the regions where we operate.

●  We worked alongside governments and trade associations to keep critical facilities operating and to minimize global supply chain disruptions.

●  Together with our employees and the Applied Materials Foundation, we responded to the immediate humanitarian needs in our communities by delivering funding, personal protective equipment, and other essential donations.

●  We increased diversity on our Board of Directors, refreshed our Standards of Business Conduct, and integrated progress against our 2030 ESG goals into our corporate scorecard and factored it into our executive compensation program.

to build a deep-rooted Culture of Inclusion and foster a diverse and skilled talent pipeline

●  Amid complex social challenges, we continued to implement our multiyear strategy to foster a meaningful Culture of Inclusion that helps address systemic race and gender barriers with the objective to become the destination employer in our industry.

●  We implemented new tools to expand our sourcing of diverse talent and guide our managers in eliminating bias from our hiring process.

●  We achieved our highest-ever level of participation in inclusion training and personal engagement, from top executive leadership through all employee levels.

●  Our commitment to protecting human rights wherever we do business is formalized in our new Human Rights Statement of Principles, which we published in June 2021.

Protect our Planet	Innovate for Progress

by respecting the Earth’s finite resources while enabling growth in our business and the data economy

●  The tools, processes, and innovations that enabled our company to deliver during the global COVID-19 crisis, coupled with learnings from our Climate Risk Assessment, will help us achieve greater efficiency and footprint reductions across our business as the world emerges from the ongoing COVID-19 pandemic.

●  We also consider this an opportunity to accelerate the sustainable transformation of our industry and of worldwide technology use. We continue to invest in renewable electricity sources. In 2020 we signed a major power purchase agreement for a wind energy project, and commercial operation commenced in late 2021. This project is expected to be a major factor in enabling us to meet our U.S. renewable energy goal.

●  We have additional work to do to decouple our business growth from our environmental footprint. Our Scope 1 and 2 emissions in 2020 increased 5% from the 2019 baseline, due to record production of our semiconductor products.

to empower transformative innovation that improves technology in harmony with resources

●  We are taking an end-to-end, data-driven approach to identify opportunities to innovate across our full network of manufacturing, logistics, and supply chain—and focusing where we can have the greatest impact.

●  Our Design for Sustainability Center of Excellence is driving groundbreaking sustainability innovation across our product lines, resulting in lower energy and chemical consumption, and driving cost savings for us and our customers.

●  We are piloting new packaging solutions to reduce weight and waste and increase recyclability, and shifting to intermodal shipping, to decrease the carbon footprint associated with airfreight.

●  Following the launch of our new Supply Chain Certification for Environmental and Social Sustainability (SuCCESS2030) initiative in July 2020, we established a SuCCESS2030 Center to oversee and support its implementation.

xiv 2022 Proxy Statement

PROPOSAL 1—ELECTION OF DIRECTORS

PROXY STATEMENT

PROPOSAL 1—ELECTION OF DIRECTORS

Nominees

Applied’s Board of Directors is elected each year at the Annual Meeting of Shareholders. Applied currently has ten directors. Upon the recommendation of the Corporate Governance and Nominating Committee, the Board has nominated the ten individuals listed below for election at the Annual Meeting, each of whom currently serves as a director of Applied. These nominees bring a wide variety of relevant skills, professional experience, and backgrounds, as well as diverse viewpoints and perspectives to represent the long-term interests of shareholders and to fulfill the leadership and oversight responsibilities of the Board.

If any nominee listed below becomes unable to stand for election at the Annual Meeting, the persons named as proxies may vote for any person designated by the Board to replace the nominee. Alternatively, the proxies may vote for the remaining nominees and leave a vacancy that the Board may fill later, or the Board may reduce the authorized number of directors. As of the date of this Proxy Statement, the Board is not aware of any nominee who is unable or will decline to serve as a director.

Each director elected at the Annual Meeting will serve until Applied’s 2023 Annual Meeting of Shareholders or until they are succeeded by another qualified director who has been elected, or, if earlier, until their death, resignation, or removal.

✓	THE BOARD RECOMMENDS THAT YOU VOTE FOR EACH OF THE FOLLOWING DIRECTOR NOMINEES

Rani Borkar Corporate Vice President, Azure Hardware Systems and Infrastructure, Microsoft Corporation

Independent Director

Director since 2020

Age 60

Board Committees:

●  Strategy and Investment

Key Qualifications and Expertise:

●  Industry and technology experience

●  Executive leadership experience

●  Growth and emerging technologies

●  Global business experience

●  Service, operations and manufacturing

●  Strategy and innovation

Rani Borkar has served as Corporate Vice President, Azure Hardware Systems and Infrastructure, at

Microsoft Corporation (“Microsoft”), a global technology provider, since June 2019. Ms. Borkar also served as Microsoft’s Corporate Vice President, Microsoft Cloud Capacity, Supply Chain and Provisioning, from September 2017 to June 2019. From 2016 to 2017, Ms. Borkar was Vice President, OpenPOWER Development at IBM Corporation, a global technology and consulting company. Prior to IBM, Ms. Borkar worked at Intel Corporation for 27 years, most recently as Intel’s Corporate Vice President and General Manager, Product Development Group. Ms. Borkar is a member of the board for the Global Semiconductor Alliance, and she serves on the Board of Trustees at Oregon State University to help guide the State of Oregon’s effort to advance economic development and innovation.

Applied Materials, Inc.    1

Judy Bruner Executive Vice President, Administration and Chief Financial Officer, SanDisk Corporation (retired)

Independent Director

Director since 2016

Age 63

Board Committees:

●  Audit (Chair)

●  Corporate Governance and Nominating (Chair)

Other Current Public Boards:

●  Qorvo, Inc.

●  Rapid7, Inc.

●  Seagate Technology plc

Key Qualifications and Expertise:

●  Industry and technology experience

●  Executive leadership experience

●  Global business experience

●  Financial and accounting expertise

●  Strategy and innovation

●  Cybersecurity

●  Risk management

Judy Bruner served as Executive Vice President,
Administration and Chief Financial Officer of SanDisk Corporation, a supplier of flash storage products, from June 2004 until its acquisition by Western Digital in May 2016. Previously, she was Senior Vice President and Chief Financial Officer of Palm, Inc., a provider of handheld computing and communications solutions, from September 1999 until June 2004. Prior to Palm, Inc., Ms. Bruner held financial management positions at 3Com Corporation, Ridge Computers and Hewlett-Packard Company. She currently serves as a member of the board of directors of Qorvo, Inc., Rapid7, Inc. and Seagate Technology plc. Ms. Bruner previously served as a member of the board of directors of Brocade Communications Systems, Inc., from 2009 until its acquisition in November 2017, and Varian Medical Systems, Inc., from 2016 until its acquisition in April 2021.

Xun (Eric) Chen Managing Partner, SB Investments Advisers (US), Inc.

Independent Director

Director since 2015

Age 52

Board Committees:

●  Human Resources and Compensation

●  Strategy and Investment

Key Qualifications and Expertise:

●  Industry and technology experience

●  Executive leadership experience

●  Growth and emerging technologies

●  Global business experience

●  Strategy and innovation

Eric Chen has been a Managing Partner of SB
Investment Advisers (US), Inc. (“SBIA”), an investment adviser focused on investments in the technology sector, since March 2018. Prior to joining SBIA, Dr. Chen was the Chief Executive Officer and Co-Founder of BaseBit Technologies, Inc., (“Basebit”) a technology company in Silicon Valley. He served as CEO of BaseBit since it was founded in October 2015, except from March 2016 until December 2017, when BaseBit was a portfolio company of Team Curis Group, a group of integrated biotechnology and data technology companies and laboratories, during which time Dr. Chen served as CEO of Team Curis Group. From 2008 to 2015, Dr. Chen served as a managing director of Silver Lake, a leading private investment firm focused on technology-enabled and related growth industries. Prior to Silver Lake, Dr. Chen was a senior vice president and served on the executive committee of ASML Holding N.V. (“ASML”). He joined ASML following its 2007 acquisition of Brion Technologies, Inc. (“Brion Technologies”), a company he co-founded in 2002 and served as Chief Executive Officer. Prior to Brion Technologies, Dr. Chen was a senior vice president at J.P. Morgan. He served as a member of the boards of directors of Qihoo 360 Technology Co. Ltd. from 2014 to July 2016 and of Varian Semiconductor Equipment Associates, Inc. from 2004 until its acquisition by Applied in 2011.

2 2022 Proxy Statement

PROPOSAL 1—ELECTION OF DIRECTORS

Aart J. de Geus Chairman and Co-Chief Executive Officer, Synopsys, Inc.

Independent Director

Director since 2007

Age 67

Board Committees:

●  Strategy and Investment

Other Current Public Boards:

●  Synopsys, Inc.

Key Qualifications and Expertise:

●  Industry and technology experience

●  Executive leadership experience

●  Growth and emerging technologies

●  Global business experience

●  Strategy and innovation

●  Risk management

Aart J. de Geus is a Founder of Synopsys, Inc., a
provider of electronic design automation software and related services for semiconductor design companies, and currently serves as its Chairman of the Board of Directors and Co-Chief Executive Officer. Since 1986, Dr. de Geus has held various positions at Synopsys, Inc., including President, Senior Vice President of Engineering and Senior Vice President of Marketing, and has served as a member of its board of directors. From 1982 to 1986, Dr. de Geus was employed by the General Electric Company, a global power, renewable energy, aviation, healthcare and finance company, where he was the Manager of the Advanced Computer-Aided Engineering Group.

Gary E. Dickerson President and Chief Executive Officer, Applied Materials, Inc.

Director since 2013

Age 64

Key Qualifications and Expertise:

●  Industry and technology experience

●  Executive leadership experience

●  Growth and emerging technologies

●  Global business experience

●  Service, operations and manufacturing

●  Strategy and innovation

●  Risk management

Gary E. Dickerson has been President of Applied since June 2012 and Chief Executive Officer and a member of the Board of Directors of Applied since September 2013. Mr. Dickerson joined Applied following its acquisition in November 2011 of Varian Semiconductor Equipment Associates, Inc. (“Varian”), a supplier of semiconductor manufacturing equipment. Mr. Dickerson had served as Chief Executive Officer and a director of Varian since 2004. Prior to joining Varian in 2004, Mr. Dickerson served 18 years with KLA-Tencor Corporation, a supplier of process control and yield management solutions for the semiconductor and related industries, where he held a variety of operations and product development roles, including President and Chief Operating Officer. Mr. Dickerson started his semiconductor career in manufacturing and engineering management at General Motors’ Delco Electronics Division and then AT&T, Inc.

Applied Materials, Inc. 3

Thomas J. Iannotti Senior Vice President and General Manager, Enterprise Services, Hewlett-Packard Company (retired)

Chairman of the Board

Independent Director

Director since 2005

Age 65

Board Committees:

●  Human Resources and Compensation (Chair)

Key Qualifications and Expertise:

●  Industry and technology experience

●  Executive leadership experience

●  Global business experience

●  Service, operations and manufacturing

●  Strategy and innovation

●  Risk management

Thomas J. Iannotti served as Senior Vice President
and General Manager, Enterprise Services, for Hewlett-Packard Company, a technology solutions provider to consumers, businesses and institutions globally, from February 2009 until his retirement in October 2011. From 2002 to January 2009, Mr. Iannotti held various executive positions at Hewlett-Packard, including Senior Vice President and Managing Director, Enterprise Business Group, Americas. From 1978 to 2002, Mr. Iannotti worked at Digital Equipment Corporation, a vendor of computer systems and software, and at Compaq Computer Corporation, a supplier of personal computing systems, after its acquisition of Digital Equipment Corporation. Mr. Iannotti previously served as Chairman of the board of directors of Atento S.A. (ATTO).

Alexander A. Karsner Senior Strategist, X (parent company: Alphabet Inc.)

Independent Director

Director since 2008

Age 54

Board Committees:

●  Corporate Governance and Nominating

●  Human Resources and Compensation

Other Current Public Boards:

●  Exxon Mobil Corporation

●  Broadscale Acquisition Corp.

Key Qualifications and Expertise:

●  Industry and technology experience

●  Executive leadership experience

●  Growth and emerging technologies

●  Global business experience

●  Strategy and innovation

●  Risk management

●  Government policy and sustainability

Alexander A. Karsner is Senior Strategist at X, the innovation lab of Alphabet Inc. Mr. Karsner is also Executive Chairman of Elemental Labs, which pursues market transformation through nature-based solutions. He is also the Founder and has been the Chief Executive Officer of Manifest Energy Inc., an energy technology development and investment firm, since July 2009, and has served as its Executive Chairman since January 2013. From January 2016 to July 2019, Mr. Karsner served as Managing Partner of Emerson Collective, an investment platform funding non-profit, philanthropic and for-profit portfolios advancing education, immigration, the environment and other social innovation initiatives. From March 2006 to August 2008, he served as Assistant Secretary for Energy Efficiency and Renewable Energy at the U.S. Department of Energy. From August 2002 to March 2006, Mr. Karsner was Founder and Managing Director of Enercorp, a private company involved in international project development, management and financing of energy infrastructure. Mr. Karsner currently serves as a member of the board of directors of Exxon Mobil Corporation and Broadscale Acquisition Corp.

4 2022 Proxy Statement

PROPOSAL 1—ELECTION OF DIRECTORS

Adrianna C. Ma Operating Partner, Index Ventures

Independent Director

Director since 2015

Age 48

Board Committees:

●  Audit

●  Strategy and Investment

Key Qualifications and Expertise:

●  Industry and technology experience

●  Executive leadership experience

●  Growth and emerging technologies

●  Global business experience

●  Financial and accounting expertise

●  Strategy and innovation

●  Risk management

Adrianna C. Ma currently serves as the Operating Partner of Index Ventures, a venture capital firm she joined in September 2020. Prior to joining Index
Ventures, Ms. Ma was Managing Partner of Haleakala Holdings LLC, her personal investment firm, since July 2019. From May 2015 to June 2019, she was a Managing Partner at the Fremont Group, a private investment company where she was responsible for a portfolio of funds, including its investment strategy, asset allocation, manager selection and risk management. From 2005 to April 2015, Ms. Ma served as a Managing Director at General Atlantic LLC (“General Atlantic”), a global growth equity firm, where she invested in and served on the boards of directors of technology-enabled growth companies around the world. Prior to joining General Atlantic, Ms. Ma worked at Morgan Stanley & Co. Incorporated as an investment banker in the Mergers, Acquisitions and Restructuring Department. Ms. Ma previously served as a member of the board of directors of Jagged Peak Energy Inc. from 2019 to 2020 and C&J Energy Services, Inc. from 2013 to 2015.

Yvonne McGill Corporate Controller and Infrastructure Solutions Group Chief Financial Officer Dell Technologies, Inc.

Independent Director

Director since 2019

Age 54

Board Committees:

●  Audit

●  Corporate Governance and Nominating

Key Qualifications and Expertise:

●  Industry and technology experience

●  Executive leadership experience

●  Global business experience

●  Financial and accounting expertise

●  Strategy and innovation

●  Risk management

Yvonne McGill has been Corporate Controller and
Infrastructure Solutions Group Chief Financial Officer since February 2020, and previously was Chief Financial Officer and Senior Vice President, Infrastructure Solutions Group since March 2018 and Senior Vice President, Global Financial Planning and Analysis since August 2015 at Dell Technologies, Inc., a leading global end-to-end technology provider, with a comprehensive portfolio of IT hardware, software and service solutions spanning both traditional infrastructure and emerging, multi-cloud technologies. Ms. McGill served in various other finance leadership roles since joining Dell in 1997. Prior to Dell, Ms. McGill worked at ManTech International Corporation and Price Waterhouse. She is a Certified Public Accountant (inactive).

Applied Materials, Inc. 5

Scott A. McGregor President and Chief Executive Officer, Broadcom Corporation (retired)

Independent Director

Director since 2018

Age 65

Board Committees:

●  Audit

●  Strategy and Investment (Chair)

Other Current Public Boards:

●  Equifax Inc.

Key Qualifications and Expertise:

●  Industry and technology experience

●  Executive leadership experience

●  Growth and emerging technologies

●  Global business experience

●  Financial and accounting expertise

●  Strategy and innovation

●  Cybersecurity

●  Risk management

Scott A. McGregor served as President and Chief
Executive Officer and as a member of the board of directors of Broadcom Corporation, a world leader in wireless connectivity, broadband, automotive and networking infrastructure, from 2005 until the company was acquired by Avago Technologies Limited in February 2016. Mr. McGregor joined Broadcom from Philips Semiconductors (now NXP Semiconductors), where he was President and Chief Executive Officer. He previously served in a range of senior management positions at Santa Cruz Operation Inc., Digital Equipment Corporation (now part of HP), Xerox PARC and Microsoft, where he was the architect and development team leader for Windows 1.0. Mr. McGregor currently serves as a member of the board of directors of Equifax Inc. He previously served as a member of the board of directors of Ingram Micro Inc., Luminar Technologies, TSMC, and Xactly.

Chairman Emeritus

James C. Morgan became Chairman Emeritus in March 2009, following his retirement as our director and Chairman of the Board. Mr. Morgan spent more than 31 years as a director and employee of Applied, including over 20 years as Chairman of the Board.

Mr. Morgan first joined Applied in 1976 and served as Chief Executive Officer from 1977 to 2003. As Chairman Emeritus, Mr. Morgan does not attend any Board or Committee meetings, has no voting rights and receives no retainer or meeting fees.

6 2022 Proxy Statement

BOARD AND CORPORATE GOVERNANCE PRACTICES

BOARD AND CORPORATE GOVERNANCE PRACTICES

Board Composition and Nominee Considerations

Nominee Skills and Experience

The Board values having directors who possess a wide variety of relevant skills, professional experience and backgrounds, bring diverse viewpoints and perspectives, and effectively represent the long-term interests of shareholders.

Listed below are certain of the key skills and experience that the Board considers important for our directors to have in light of our current business in order to contribute to the effective leadership and exercise of oversight responsibilities by the Board.

Industry and Technology	Experience with and knowledge of our industry and technologies, as well as our end markets, facilitate a deeper understanding within the Board of our equipment and service products and the markets in which we compete.
Executive Leadership	Experience in executive-level positions at large multi-national companies, including public company board experience, contribute practical insight into our business strategy and operations.
Growth and Emerging Technologies	Experience identifying and developing emerging technologies are important to our growth strategies and provide important insights as we develop new technologies and our business grows into new areas.
Global Business	Experience in a leadership role at an organization with substantial global operations can provide valuable business and cultural perspectives.
Financial and Accounting	Experience with financial markets, financing operations, and accounting and financial reporting processes provide important oversight of our capital structure, financing activities, and financial reporting and internal controls.
Service, Operations and Manufacturing	Experience with and understanding of service management and service offerings for technology companies, manufacturing operations and other operational processes contributes to understanding our business and also can provide important insights on the operations of our customers.
Strategy and Innovation	Experience in setting and executing corporate strategy and with strategic transactions is important to the successful planning and execution of our long-term vision.
Cybersecurity	Experience managing cybersecurity, information and data security risks or cybersecurity threats can provide important input to the Board in its oversight of the company’s cybersecurity risks.
Risk Management	Experience overseeing enterprise risk management or business continuity planning in a large organization, or other experience in managing risk at the enterprise level or in a senior compliance or regulatory role, provide important input to the Board in its oversight of the Company’s enterprise risk management program.
Government Policy and Sustainability	Experience working with government policy offers us insight into the regulatory environment in which we operate and experience with sustainability initiatives contributes to the Board’s oversight of our Environmental, Social and Governance (ESG) strategy.

Applied Materials, Inc. 7

Board Matrix. The matrix below summarizes certain of the key experiences, qualifications, skills, and attributes that our director nominees bring to the Board to enable effective oversight. This matrix is intended to provide a summary of our director nominees’ qualifications and is not a complete list of each director nominee’s strengths or contributions to the Board. Additional details on each director nominee’s experiences, qualifications, skills, and attributes are set forth in their biographies.

Skills and Experience	Borkar	Bruner	Chen	De Geus	Dickerson	Iannotti	Karsner	Ma	McGill	McGregor

Industry and Technology	●	●	●	●	●	●	●	●	●	●

Executive Leadership	●	●	●	●	●	●	●	●	●	●

Growth and Emerging Technologies	●		●	●	●		●	●		●

Global Business	●	●	●	●	●	●	●	●	●	●

Financial and Accounting		●						●	●	●

Service, Operations and Manufacturing	●				●	●

Strategy and Innovation	●	●	●	●	●	●	●	●	●	●

Cybersecurity		●								●

Risk Management		●		●	●	●	●	●	●	●

Government Policy and Sustainability							●

Tenure and Independence

Tenure (years)	1	5	6	14	8	16	13	6	2	4

Independence	●	●	●	●		●	●	●	●	●

Demographics

Age	60	63	52	67	64	65	54	48	54	65

Gender Identity	F	F	M	M	M	M	M	F	F	M

African American or Black

Alaskan Native or Native American

Asian	●		●					●

Hispanic or Latinx

Native Hawaiian or Pacific Islander

White		●		●	●	●	●		●	●

LGBTQ+

Diversity. Our Board values having a Board that reflects diverse perspectives, including those based on gender, ethnicity, skills, experience at policy-making levels in areas that are relevant to the Company’s global activities, and functional, geographic, or cultural backgrounds. Our Board has adopted a Policy on Board Diversity within our Corporate Governance Guidelines, which reflects the Board’s commitment to actively seek out women and ethnically diverse director candidates and to consider the factors above, among others, in the context of the current composition of the Board and needs of the Company when identifying and evaluating director candidates.

The ten director nominees for election at our 2022 Annual Meeting bring to our Board a variety of different backgrounds,

skills, professional and industry experience, and other attributes and perspectives that contribute to the overall diversity of our Board.

Independence. The Board’s Corporate Governance and Nominating Committee expects each non-employee director to be free of relationships, interests or affiliations that could give rise to conflicts of interest or interfere with the director’s exercise of independent judgment. Applied’s Corporate Governance Guidelines require that a majority of our directors must be independent, and that our Audit, Human Resources and Compensation, and Governance Committees must consist solely of independent directors. Director independence is determined under Nasdaq listing standards and SEC rules. The Board has affirmatively determined that,

8 2022 Proxy Statement

BOARD AND CORPORATE GOVERNANCE PRACTICES

other than Mr. Dickerson, our Chief Executive Officer, all members of the Board who served during 2021 and all director nominees are independent under applicable Nasdaq listing standards and SEC rules.

Tenure. The Board believes that new ideas and perspectives are critical to a forward-looking and strategic Board, as are the valuable experiences and deep understanding of Applied’s business and industries that longer-serving directors offer. Our Governance Guidelines do not impose a term limit on Board service, but our directors are not typically nominated for re-election after they reach the age of 70. Feedback from the annual Board evaluations and individual discussions between each non-employee director and our Chair are an important determinant of Board tenure. As a result of our ongoing Board refreshment efforts, we have added two new directors to the Board over the last three years, which has resulted in a balanced range of tenures, ensuring both continuity and fresh perspectives among our director nominees. Our nominees have an average tenure of slightly less than eight years, which matches the average tenure for independent directors of other S&P 500 companies.

Key Attributes of the Board

Independence 9 of 10 directors are independent Diversity 50% of the Board is ethnically and/or gender diverse 40% are female 30% are ethnically diverse1 Tenure 2 directors added to the Board over last 3 years Regular refreshment resulting in average director tenure of less than 8 years > 10 years 4-10 years < 4 years 3 directors 4 directors 3 directors 1 - Ethnically diverse means a director who self-identifies as one or more of the following (defined by Nasdaq as an Underrepresented Minority): Black or African American, Hispanic or Latinx, Asian, Native American or Alaska Native or Native Hawaiian or Pacific Islander

Board Composition and Refreshment

Identification of New Director Candidates. Identifying and recommending individuals for nomination and election to our Board is a principal responsibility of our Governance Committee, which performs this function through an ongoing, year-round process.

The Governance Committee regularly considers the size and composition of the Board and assesses whether the composition appropriately aligns with the Company’s evolving business and strategic needs. The focus is on ensuring that the Board is composed of directors who possess a wide variety of relevant skills, professional experience and backgrounds, bring diverse viewpoints and perspectives, and effectively represent the long-term interests of shareholders. In accordance with the Policy on Board Diversity, including our commitment to having a Board that reflects diverse perspectives, the Governance Committee actively seeks out women and ethnically diverse director candidates, as well as candidates diverse in skills, experience at policy-making levels in areas that are relevant to our global activities, and functional, geographic, or cultural background.

In its consideration of potential director candidates, the Governance Committee reviews the short-term and long-term strategies and interests of the Company to determine what current and future skills and experiences are required of the Board in exercising its oversight function. Specific search criteria evolve over time to reflect the Company’s dynamic business and strategic needs and the changing composition of the Board, and may include such factors as:

●	Operating experience or thought leadership in key markets, industries, technologies, or business models that are aligned with the Company’s strategic growth plans;

●	Business or cultural background in regions where the Company does significant business;

●	Senior executive leadership and management experience; and

●	Subject matter expertise in such areas as corporate finance and financial reporting, governance, compensation, risk management, and marketing.

The Governance Committee also considers succession planning in light of anticipated retirements, and for Board and Committee Chair roles, to maintain relevant expertise and depth of experience.

In addition, all director candidates are also expected to possess or demonstrate:

●	Sound judgment, analytical and inquisitive perspective, and practical wisdom;

●	Strategic mindset and an engaged and collaborative approach;

●	Independence, personal and professional ethics, integrity and values; and

●	Commitment to representing the long-term interests of Applied’s shareholders.

The Governance Committee may retain a search firm to assist in identifying and evaluating new candidates for director nominees and may also consider referrals from directors, shareholders, or other sources. The Governance Committee evaluates and interviews potential Board candidates and makes appointment recommendations to the full Board. All members of the Board may interview candidates.

Applied Materials, Inc. 9

Regular Review of Board Composition Drives Refreshment

Assess Develop a search profile of relevant skills, background and experience sought in new directors Identify Information provided to third-party search firms Potential candidates identified by independent directors, shareholders, independent search firm, our people Evaluate Governance Committee screens candidates for qualifications, skills, diversity, independence and potential conflicts Candidates meet with directors Recommend Governance Committee recommends selected candidates to the Board Results Two new directors over the last three years

Recent Board Refreshment. As a result of the foregoing process, the Board has added two new directors over the last three years, each of whom has brought valuable and diverse backgrounds and perspectives to the Board. The most recent appointment was Ms. Borkar in December 2020, who is Corporate Vice President, Azure Hardware Systems and Infrastructure at Microsoft. In this role, she leads the core organizations building Microsoft’s cloud computing platform, including silicon, systems, and supply chain. Ms. Borkar has extensive experience in semiconductor design, having served in engineering and executive roles at IBM Corporation and

Intel Corporation. Ms. Borkar brings to our Board experience in the semiconductor industry, chip design, and cloud computing, as well as leadership and management experience.

Re-nomination of Directors for Election at Annual Meeting. In considering whether to recommend re-nomination of a director for election at our Annual Meeting, the Governance Committee considers factors such as:

●	The extent to which the director’s skills, qualifications and experience continue to contribute to the success of our Board, taking into account current core competencies of the Board, and the mix of skills and experience desired;

●	Feedback from the annual Board evaluations and individual discussions between each director and our Chair;

●	Attendance and participation at, and preparation for, Board and Committee meetings;

●	Shareholder feedback, including the support received by director nominees elected at our 2021 Annual Meeting;

●	Outside board and other affiliations, including any actual or perceived conflicts of interest; and

●	Considerations under the Board’s Policy on Board Diversity and the extent to which the director continues to contribute to the diversity of our Board.

Based on the Governance Committee’s recommendation, the Board selects director nominees and recommends them for election by Applied’s shareholders.

Shareholder Recommendations or Nominations. The evaluation procedures described above apply to all candidates for director nomination, including candidates submitted by shareholders. Shareholders wishing to recommend a candidate for consideration by the Governance Committee should submit the candidate’s name, biographical data and a description of their qualifications in light of the criteria listed above to Teri A. Little, Corporate Secretary, Applied Materials, Inc., 3225 Oakmead Village Drive, M/S 1268, P.O. Box 58039, Santa Clara, CA 95052, or by e-mail at corporatesecretary@amat.com.

Shareholders wishing to nominate a director should follow the specific procedures set forth in our Bylaws.

10 2022 Proxy Statement

BOARD AND CORPORATE GOVERNANCE PRACTICES

Corporate Governance

Corporate Governance Guidelines

Applied’s Corporate Governance Guidelines establish the governance framework within which the Board conducts its business and fulfills its responsibilities. These guidelines and other important governance materials are available on our website at: http://www.appliedmaterials.com/company/investor-relations/governance-documents. The Board regularly reviews our Corporate Governance Guidelines in light of legal and regulatory requirements, evolving best practices and other developments.

Board Leadership

Our corporate governance framework provides the Board flexibility to determine the appropriate leadership structure for the Company and whether the roles of Chair and CEO should be separated or combined. In making this determination, the Board considers many factors, including the needs of the business, the Board’s assessment of its leadership needs from time to time, and the best interests of shareholders. If the role of Chair is filled by a director who does not qualify as an independent director, the independent directors will designate a Lead Independent Director.

The Board believes that it is currently appropriate to separate the roles of Chair and CEO. The CEO is responsible for setting our strategic direction and the day-to-day leadership of our business, while the Chair, along with the rest of our independent directors, ensures that the Board’s time and attention are focused on effective oversight of the matters most critical to Applied. Mr. Iannotti, an independent director, currently serves as the Chair of the Board. Mr. Iannotti has significant experience and knowledge of Applied, including having worked with two CEOs and different management teams at Applied, and the Board believes that his deep knowledge of the Company and industry, as well as his strong leadership and governance experience, enable him to lead the Board effectively and independently.

Director Onboarding and Education

When new directors join our Board, they participate in a comprehensive onboarding program to learn about our industry, business, strategies, and policies. The multi-day onboarding program includes meetings with senior executives to discuss our businesses, strategy, operations, and our corporate functions such as finance, technology, information systems and legal, and a tour of the Maydan Technology Center, our state-of-the-art R&D facility. New directors also meet with the executives and staff supporting the Committees on which they sit, as well as the Committees’ external consultants and advisors. Each new director is also partnered with an experienced fellow director “mentor” to facilitate the integration of the new director to the Board.

For continued education regarding our business and industry, we provide presentations by internal and external experts during Board meetings on topics such as technology inflections, industry trends, changes in the geopolitical and macroeconomic landscape, and the ESG landscape, with particular focus on the implications and impact to the Company. Our Board and Committees also regularly review developments in corporate governance to continue enhancing the Board’s effectiveness. We encourage directors to participate in external continuing director education programs and provide reimbursement for expenses associated with this participation. Throughout the year, Board members also attend Company events, including Analyst Day, our Engineering and Technology (ET) Conference, and Diversity Day. These interactions, along with meetings with leaders below the CEO Executive Staff level throughout the year, give directors additional visibility to provide oversight of the Company’s culture, strategies, and operations.

Board and Committee Evaluations

Our Board recognizes that a thorough, constructive evaluation process enhances our Board’s effectiveness and is an essential element of good corporate governance. Each year, the Governance Committee, in consultation with our independent Board Chair, reviews and determines the design, scope, content, and execution of the evaluation process, including whether to engage a third party to facilitate the evaluation.

The evaluation process consists of assessments of the Board, each standing committee of the Board and individual directors. Written questionnaires solicit feedback on a range of issues, including Board and Committee structure and composition; meeting process and dynamics; execution of key responsibilities; interaction with management; and information and resources.

Following completion of the written questionnaires, aggregated results, including all written comments, together with data analyzing results compared to the prior year, are provided to the Chair, who meets with each director individually to discuss additional input on these topics and to provide individual feedback. Committee chairs lead a discussion of evaluation results for their respective Committees and a summary of Board and Committee evaluation results is discussed with the full Board, including suggestions for updating policies and practices per evaluation results. Director suggestions for improvements to the evaluation questionnaires and process are considered for incorporation for the following year.

Applied Materials, Inc. 11

2021 Board Evaluation Process

Questionnaire One-on-One Discussions Board Report Closed Session Evaluation questionnaire provides director feedback on an anonymized basis Non-anonymized questionnaires provided to Chair to facilitate candid, one-on-one discussions with each director, where the Chair solicits additional feedback and provides individual feedback Board and Committee evaluation results provided to the full Board Closed session discussion of Board and Committee evaluations led by our Chair and independent Committee chairs Policies and practices are updated as appropriate per evaluation results and discussions

Board’s Role in Risk Oversight

One of the Board’s most important functions is overseeing risk management for the Company. Applied’s risk oversight framework illustrated below shows the close interaction between the full Board, individual committees, and senior management.

Applieds management has day-to-day responsibility for: Identifying risks and assessing them in relation to Company strategies and objectives; Implementing suitable risk mitigation plans, processes and controls; and Appropriately managing risks in a manner that serves the best interests of Applied, its shareholders and other stakeholders Management regularly reports to the Board on its risk assessments and risk mitigation strategies for the major risks of our business. Senior management and other employees also report to the Board and its committees from time to time on risk-related issues The Board The Board has the ultimate responsibility for, and is actively engaged in, oversight of the Companys risk management, in some cases directly by the full Board, and in some cases through delegation of certain types of risks to the oversight of the appropriate Board Committee COMMITTEES

Applied has implemented an enterprise risk management (“ERM”) program, overseen by the Audit Committee, which provides an enterprise-wide perspective on Applied’s risks. The risks identified are reported to the Board, with a focus on the most significant risks facing the Company, including strategic, operational, financial, and legal and compliance risks. Oversight responsibility for a particular risk may fall within an area of responsibility and expertise of one of the Board Committees. Management reviews the ERM program activities regularly with the Audit Committee, presents an analysis of risk mitigation strategies to the Board or the respective Committee with oversight responsibility for the risk, and provides annual risk mitigation updates to the full Board.

12 2022 Proxy Statement

BOARD AND CORPORATE GOVERNANCE PRACTICES

Risk Assessment of Compensation Programs. We have assessed our compensation policies, plans, and practices, and determined that they do not create risks that are reasonably likely to have a material adverse effect on Applied. To make this determination, our management reviewed Applied’s compensation policies, plans, and practices, and assessed the following aspects: design, payment methodology, potential payment volatility, relationship to our financial results, length of performance period, risk-mitigating features, performance measures and goals, oversight and controls, and plan features and values compared to market practices. Management reviewed its analysis with the Human Resources and Compensation Committee, which agreed with this determination. Applied also has in place various controls to mitigate risks relating to compensation policies, plans, and practices, such as executive stock ownership guidelines and a clawback policy that enables the recovery of certain incentive compensation payments in certain circumstances.

Management Succession Planning

The Board and the HRCC recognize that developing the capabilities of Applied’s executives is vital to our ability to capitalize on our opportunities and increase long-term shareholder value. Accordingly, the HRCC’s most important goal is to oversee the Company’s programs that foster executive capability and retention, with emphasis on leadership development, management capabilities, and succession plans.

We build our leadership capability using a multi-step approach to succession planning for our most critical roles, including CEO, executive, and technology leadership positions. Our executive succession planning process is a carefully designed, thoughtful, and long-term approach overseen by the HRCC and the Board. With the guidance of the HRCC, the Board also maintains a CEO emergency succession plan. We plan, and prepare as many years in advance as possible, for anticipated transitions to ensure leadership continuity and positive outcomes for the Company. Another key component of succession planning is leadership assessment and development of potential successors, including moving leaders into new, increasingly complex roles that complement their professional development. In addition, diversity of our succession pipelines is a priority of our Board and the Company, and we strive to ensure a diverse succession slate.

Management updates the HRCC on executive leadership developments quarterly and reports to the full Board on succession planning annually. The HRCC regularly discusses and reports to the Board with respect to succession and development programs for the CEO and other senior executives, with an eye toward ensuring development of the talent needed to lead Applied today and in the future and readiness of succession candidates who can assume top management positions without undue interruption. Board members have opportunities throughout the year to engage with members of senior management and other high-potential leaders in a variety of formal and informal settings, including Board meetings and events, preparatory meetings, analyst meetings, and internal and external business and technology conferences. The HRCC and Board also regularly discuss individual executive transitions as the need arises over the course of the year. The Board’s goal is to have a long-term and continuing process for effective senior leadership capability, development, and succession, and to ensure that there are readily available choices when the time is right.

Shareholder Rights

In addition to direct engagement through our recurring shareholder engagement program discussed below, we have instituted a number of mechanisms that allow shareholders to advance their points of view, including:

Right to Call a Special Meeting. Our Bylaws permit shareholders holding at least 20% of our outstanding shares of common stock to call a special meeting.

Right to Act by Written Consent. Our Certificate of Incorporation permits shareholders holding at least 20% of our outstanding shares of common stock to initiate the process for shareholders to take action by written consent without a meeting.

Proxy Access. Our Bylaws permit proxy access. Any shareholder (or group of up to 20 shareholders) owning 3% or more of Applied’s common stock continuously for at least three years may nominate up to two individuals or 20% of our Board, whichever is greater, as director candidates for election to the Board, and require us to include such nominees in our annual meeting proxy statement.

Majority Voting. Under our Bylaws, in any uncontested election of directors (an election in which the number of nominees does not exceed the number of directors to be elected), any nominee who receives a greater number of votes cast “for” their election than votes cast “against” their election will be elected.

Our Bylaws provide that in the event an incumbent director receives more “against” than “for” votes, they shall tender their resignation after certification of the shareholder vote. Our Governance Committee, composed entirely of independent directors, will consider the offer of resignation, taking into consideration all factors it deems relevant, and recommend to the Board the action to be taken. The Board must take action on the recommendation within 90 days following certification of the shareholder vote. No director who tenders an offer of resignation may participate in the vote on the Governance Committee’s recommendation or the Board’s determination of whether to accept the resignation offer. Applied will publicly disclose the Board’s decision, including, if applicable, the reasons for rejecting an offer to resign.

Applied Materials, Inc. 13

Shareholder Engagement

We believe that strong corporate governance should include regular engagement with our shareholders to enable us to understand and respond to shareholder concerns.

Investor Relations. Our senior management team, including our CEO, CFO, and members of our Investor Relations team, maintain regular contact with a broad base of investors, including through quarterly earnings calls, individual meetings, and other channels for communication, to understand their concerns. In 2021, senior management participated in 100 meetings with investors, including 94 meetings with our CFO and 24 with our CEO.

Shareholder Outreach Program. In addition, we have a robust shareholder outreach program, which is a recurring, year-round effort, led by a cross-functional team that includes members of our Investor Relations, Global Rewards, ESG, and Legal functions, with participation of our independent directors, where appropriate. This engagement enables us to build meaningful relationships over time with our shareholders.

FEBRUARY - MARCH Ahead of annual meeting, conduct engagement with investors that have expressed any concerns or questions over ballot items and proxy statement DECEMBER - JANUARY Continue to meet with shareholders and proxy advisors, enhance proxy statement and annual report content based on feedback, and respond to shareholder concerns APRIL - AUGUST Review and summarize feedback from annual meeting, identify potential areas of concern, track governance trends, and finalize Sustainability Report SEPTEMBER - NOVEMBER Conduct general off-season engagement outreach with shareholders and proxy advisors Year-Round Engagement

We engage with a significant cross-section of our shareholder base, including large institutional investors, pension funds, and other investors. Topics of discussion include key business, Board, governance, executive compensation, environmental, sustainability, and diversity and inclusion matters, as well as other subjects of interest to our shareholders. Based on feedback from shareholders, we have over the last few years adopted proxy access, a special meeting right, and the right for shareholders to act by written consent, and implemented changes to our executive compensation programs.

During our off-season outreach in 2021, we contacted the holders of approximately 53% of our outstanding shares, and engaged in active discussions on these topics with investors who requested meetings, representing approximately 36% of our shares outstanding. Of these meetings, our Board Chair participated in discussions with investors representing approximately 19% of our shares outstanding. In direct response to the shareholder feedback we received in 2021, we are including a skills matrix and enhancing disclosures regarding Board diversity and the Value Creation Awards in this Proxy Statement.

Key Themes Discussed with Shareholders in 2021

ESG	●	Shareholders’ particular ESG focus areas and Applied’s strategy, initiatives, and Board oversight related to ESG matters
	●	Alignment of sustainability initiatives with corporate strategy; Applied’s commitment to diversity and inclusion

Executive Compensation	●	Compensation program, recent actions, metrics, ESG considerations, and link between pay and performance

Board Refreshment and Composition	●	Applied’s commitment to Board diversity, including with respect to gender and race/ethnicity
	●	Thoughtful Board processes for refreshment, succession planning, and tenure

Corporate Governance	●	Governance practices, including Board leadership structure and shareholder rights

14 2022 Proxy Statement

BOARD AND CORPORATE GOVERNANCE PRACTICES

Shareholder Communications

Any shareholder wishing to communicate with any of our directors regarding Applied may write to the director, c/o Teri A. Little, Corporate Secretary, Applied Materials, Inc., 3225 Oakmead Village Drive, M/S 1268, P.O. Box 58039, Santa Clara, CA 95052, or by e-mail at corporatesecretary@amat.com. The Board has instructed the Corporate Secretary to review correspondence directed to the Board and, at the Corporate Secretary’s discretion, forward items that she deems appropriate for the Board’s consideration.

Stock Ownership Guidelines

The Board has adopted stock ownership guidelines to align the interests of our directors and executive officers with those of our shareholders. The guidelines provide that non-employee directors should each own Applied stock with a value of at least five times the annual base retainer for non-employee directors. Applied’s Chief Executive Officer should own Applied stock with a value of at least six times his annual base salary. Each Section 16 officer on the CEO Executive Staff should own Applied stock with a value of at least three times their annual base salary. Unearned performance awards and unexercised options (or portions thereof) are not included for purposes of satisfying the guidelines. Directors and officers may not sell any shares of Applied stock if their ownership would fall below the applicable guideline following the sale. As of December  31, 2021, all of our directors and executive officers were in compliance with the stock ownership guidelines.

Standards of Business Conduct

Applied’s Standards of Business Conduct embody our commitment to ethical and legal business practices. The Board expects Applied’s directors, officers, and all other members of its workforce to act ethically at all times and to acknowledge their commitment to Applied’s Standards of Business Conduct. The Standards of Business Conduct are available on our website at: http://www.appliedmaterials.com/company/investor-relations/governance-documents.

Board Meetings and Committees

The Board met six times in fiscal 2021. Each director attended over 75% of all Board and applicable committee meetings held during fiscal 2021. Directors are strongly encouraged to attend the Annual Meeting of Shareholders, and all of the directors serving on our Board at the time, except for Dr. Chen, attended our virtual 2021 Annual Meeting of Shareholders.

The Board has three principal committees performing the functions required by applicable SEC rules and Nasdaq listing standards to be performed by independent directors: the Audit Committee, the Human Resources and Compensation Committee, and the Corporate Governance and Nominating Committee. Each of these committees meets regularly and has a written charter approved by the Board that is reviewed annually by the respective committee and by the Board. The

Board also has a Strategy and Investment Committee, whose role and responsibilities are described in Applied’s Corporate Governance Guidelines.

At each regularly scheduled Board meeting, the Chair of each committee reports on any significant matters addressed by the committee since the last Board meeting. Each director who serves on the Audit Committee, Human Resources and Compensation Committee, or Corporate Governance and Nominating Committee is an independent director under applicable Nasdaq listing standards and SEC rules.

Copies of the current charters for the Audit, Human Resources and Compensation, and Corporate Governance and Nominating Committees can be found on our website at: http://www.appliedmaterials.com/company/investor-relations/governance-documents.

Applied Materials, Inc. 15

 Audit Committee

Members: Judy Bruner, Chair* Adrianna C. Ma* Yvonne McGill* Scott A. McGregor*

Primary responsibilities:

●  Oversee financial statements, internal control over financial reporting and auditing, accounting, and financial reporting processes

●  Oversee the qualifications, independence, performance, and engagement of our independent registered public accounting firm

●  Oversee disclosure controls and procedures, and internal audit function

●  Review and pre-approve audit and permissible non-audit services and fees

●  Oversee tax, legal, regulatory, and ethical compliance

●  Review and approve related-person transactions

●  Oversee financial-related risks, enterprise risk management program, and cybersecurity

Meetings in Fiscal 2021: 12
* Audit Committee Financial Expert

 Human Resources and Compensation Committee

Members: Thomas J. Iannotti, Chair Xun (Eric) Chen Alexander A. Karsner

Primary responsibilities:

●  Oversee human resources, compensation and employee benefits programs, policies, and plans

●  Review and advise on management succession planning and executive organizational development

●  Determine compensation policies for executive officers and employees

●  Review the performance, and determine the compensation, of executive officers

●  Approve and oversee equity-related incentive plans and executive bonus plans

●  Review compensation policies and practices as they relate to risk management practices

●  Approve the compensation program for Board members

●  Oversee human capital management, including the Company’s culture and diversity and inclusion programs and initiatives

Meetings in Fiscal 2021: 5

 Corporate Governance and Nominating Committee

Members: Judy Bruner, Chair Alexander A. Karsner Yvonne McGill

Primary responsibilities:

●  Oversee the composition, structure, and evaluation of the Board and its committees

●  Identify and recommend qualified candidates for election to the Board

●  Establish procedures for director candidate nomination and evaluation

●  Oversee corporate governance policies and practices, including Corporate Governance Guidelines

●  Review and approve director service on the board of directors of other companies and oversee director education

●  Review shareholder proposals and recommend to the Board actions to be taken in response to each proposal

●  Review strategy, policies, performance, and reporting related to the Company’s management of environmental, social, and governance (ESG) issues not delegated to other committees

●  Review conflict of interest matters for the Board

Meetings in Fiscal 2021: 5

16 2022 Proxy Statement

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

Compensation Program for Directors

We compensate our non-employee directors for their service on the Board with a combination of cash and equity awards. Directors who are employees of Applied do not receive any compensation for their service as directors.

Retainer and Meeting Fees

Each non-employee director receives an annual cash retainer for their service on the Board, as well as additional cash retainers if they serve as the Chair of the Board, as a member of a committee, or as the chair of a committee. Annual retainers are paid quarterly and are prorated based on the director’s service during the fiscal year. The following table sets forth cash compensation for non-employee directors in effect during fiscal 2021.

Annual Base Retainer (prorated and paid quarterly)	$80,000

Additional Annual Retainers for Committee Service (prorated and paid quarterly):

Audit Committee	$25,000

Human Resources and Compensation Committee	$12,500

Corporate Governance and Nominating Committee	$10,000

Strategy and Investment Committee	$10,000

Additional Annual Retainers for Chair and Committee Chairs (prorated and paid quarterly):

Chair of the Board	$150,000

Audit Committee Chair	$25,000

Human Resources and Compensation Committee Chair	$20,000

Corporate Governance and Nominating Committee Chair	$12,500

Strategy and Investment Committee Chair	$12,500

Chair of the Transactions Subcommittee of the Strategy and Investment Committee	$7,500

In addition, non-employee directors receive $2,000 per meeting for service on the Transactions Subcommittee of the Strategy and Investment Committee. Non-employee directors are reimbursed for travel and other reasonable out-of-pocket expenses related to attendance at Board and committee meetings, business events on behalf of Applied, and seminars and programs on subjects related to their Board responsibilities.

Equity Compensation

Initial Grant. Upon initial appointment (by the Board) or election (by the shareholders) to the Board other than at an annual meeting of shareholders, a non-employee director receives a non-discretionary grant of restricted stock units with respect to a number of shares of Applied common stock with a fair market value on the date of grant equal to $225,000 (rounded down to the nearest whole share), pro-rated based on the period starting on the day of initial appointment or election and ending on the day of the next scheduled annual meeting of shareholders.

Annual Grant. Each non-employee director elected at an annual meeting receives on that date a non-discretionary grant of restricted stock units with respect to a number of shares of Applied common stock with a fair market value on the date of grant equal to $225,000 (rounded down to the nearest whole share). A non-employee director who is initially appointed or elected to the Board on the day of an annual meeting of shareholders receives only an annual grant. Each of our non-employee directors re-elected at the 2021 Annual Meeting received a grant of 1,919 restricted stock units on that date.

Vesting. Grants made to our non-employee directors vest in full on the earlier of March 1 of the year following the date of grant or the date of the next annual meeting, provided the non-employee director remains on the Board through the scheduled vesting date. Vesting of these grants is accelerated in full upon a non-employee director’s earlier termination of service on the Board due to disability or death, or upon a change of control of Applied if the director ceases to be a non-employee director (and does not become a member of the board of directors of any successor corporation or its parent). Non-employee directors may elect in advance to defer receipt of vested shares until their termination of service on the Board.

Limit on Awards. Under our amended and restated Employee Stock Incentive Plan, grants of equity awards to any individual non-employee director may not exceed a fair market value totaling more than $400,000 in any fiscal year.

Charitable Matching Contributions

Non-employee directors are eligible to participate in The Applied Materials Foundation Matching Gift Program, under which The Applied Materials Foundation will match up to $3,000 of a non-employee director’s donations during fiscal

Applied Materials, Inc. 17

2021 to eligible non-profit and educational organizations, and will match an unlimited amount of donations to our annual food drive. In addition, non-employee directors are eligible to participate in a matching program under the Applied Materials, Inc. Political Action Committee, under which the Company annually will match up to $2,500 of a non-employee director’s contributions for the benefit of eligible non-profit organizations and kindergarten to 12th grade public and non-profit private schools in the U.S. These maximum matching amounts and other terms are the same as those that apply to Applied’s employees.

Director Compensation for Fiscal 2021

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	All Other Compensation ($)(3)	Total ($)

Rani Borkar	78,750	276,153	—	354,903

Judy Bruner	152,500	223,141	4,000	379,641

Xun (Eric) Chen	102,500	223,141	—	325,641

Aart J. de Geus	90,000	223,141	—	313,141

Thomas J. Iannotti	262,500	223,141	3,500	489,141

Alexander A. Karsner	102,500	223,141	—	325,641

Adrianna C. Ma	122,500	223,141	4,000	349,641

Yvonne McGill	115,000	223,141	2,500	340,641

Scott A. McGregor	127,500	223,141	—	350,641

Stephen R. Forrest(4)	40,756	—	180,212	220,968

(1)

Amounts shown do not reflect compensation actually received by the directors. Instead, these amounts represent the grant date fair value of stock awards granted in fiscal 2021 (consisting of 1,919 restricted stock units granted to each director on March 11, 2021 and an additional 599 restricted stock units granted to Ms. Borkar on December 14, 2020 upon her initial appointment to the Board), as determined pursuant to FASB Accounting Standards Codification 718 (“ASC 718”). The assumptions used to calculate the value of stock awards are set forth in Note 14 of the Notes to Consolidated Financial Statements included in Applied’s Annual Report on Form 10-K for fiscal 2021 filed with the SEC on December 17, 2021.

(2)

Each director had 1,919 restricted stock units outstanding at the end of fiscal 2021. In addition, certain directors had restricted stock units that had vested in previous years and for which settlement was deferred until the date of their termination of service from the Board, as follows: Dr. Chen, 19,599 units; and Ms. Ma, 31,910 units. Dr. Forrest had 743 restricted stock units outstanding at the end of fiscal 2021 (see footnote 4 for additional information about these restricted stock units).

(3)

Amounts shown represent The Applied Materials Foundation’s and/or the Company’s matching contribution of the director’s donations/contributions to eligible non-profit organizations, except with respect to Dr. Forrest.

(4)

Dr. Forrest’s term of office expired upon the election of directors at the 2021 annual meeting of shareholders on March 11, 2021 and so he did not receive a stock award in fiscal 2021 for his service as a director. Dr. Forrest is a member of Applied’s Growth Technical Advisory Board (“GTAB”), and he received a retainer of $79,167 and a grant of 743 restricted stock units in fiscal 2021 for his service as a member of the GTAB.

18 2022 Proxy Statement

STOCK OWNERSHIP INFORMATION

STOCK OWNERSHIP INFORMATION

Principal Shareholders

The following table shows the number of shares of our common stock beneficially owned as of December 31, 2021 by each person known by Applied to own 5% or more of our common stock. In general, “beneficial ownership” refers to shares that an entity or individual had the power to vote or the power to dispose of, and shares that such entity or individual had the right to acquire within 60 days after December 31, 2021.

	Shares Beneficially Owned
Name	Number		Percent(1)

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	76,304,024	(2)	8.61%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	72,982,078	(3)	8.23%

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	46,137,348	(4)	5.20%

(1)	Percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by 886,732,275 shares of common stock outstanding as of December 31, 2021.
(2)

The amended Schedule 13G filed with the SEC by BlackRock, Inc. (“BlackRock”) on January 29, 2021 indicates that as of December 31, 2020, BlackRock had sole dispositive power over 76,304,024 shares and sole voting power over 66,391,855 shares.

(3)

The amended Schedule 13G filed with the SEC by The Vanguard Group (“Vanguard”) on February 10, 2021 indicates that as of December 31, 2020, Vanguard had sole dispositive power over 68,899,529 shares, shared dispositive power over 4,082,549 shares and shared voting power over 1,583,129 shares.

(4)

The amended Schedule 13G filed with the SEC by T. Rowe Price Associates, Inc. (“T. Rowe”) on February 16, 2021, indicates that as December 31, 2020, T. Rowe had sole dispositive power over 46,137,348 shares and sole voting power over 19,179,081 shares.

Applied Materials, Inc. 19

Directors and Executive Officers

The following table shows the number of shares of our common stock beneficially owned as of December 31, 2021 by: (1) each director and director nominee, (2) each named executive officer and (3) the current directors and executive officers as a group. In general, “beneficial ownership” refers to shares that a director or executive officer had the power to vote or the power to dispose of, and shares that such individual had the right to acquire within 60 days after December 31, 2021.

	Shares Beneficially Owned
Name	Number(1)		Percent(2)

Directors, not including the CEO:

Rani Borkar	2,518	(3)	*

Judy Bruner	27,460	(3)	*

Xun (Eric) Chen	37,727	(4)	*

Aart J. de Geus	104,361	(3)	*

Thomas J. Iannotti	55,864	(3)	*

Alexander A. Karsner	9,427	(3)	*

Adrianna C. Ma	36,530	(5)	*

Yvonne McGill	9,900	(3)	*

Scott A. McGregor	17,155	(3)	*

Named Executive Officers:

Gary E. Dickerson	1,074,838		*

Robert J. Halliday	98,104		*

Daniel J. Durn(6)	38,472		*

Prabu G. Raja	283,793		*

Ali Salehpour	430,002		*

Omkaram Nalamasu	119,669		*

Current Directors and Executive Officers, as a Group (17 persons)	2,630,904	(7)	*
*	Less than 1%
(1)	Except as subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all of their shares of common stock.
(2)

Percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of 886,732,275 shares of common stock outstanding as of December 31, 2021, plus the number of shares of common stock that such person or group had the right to acquire within 60 days after December 31, 2021.

(3)	Includes 1,919 restricted stock units that are scheduled to vest within 60 days after December 31, 2021.
(4)

Includes (a) 19,709 restricted stock units that have vested and which, pursuant to Dr. Chen’s election to defer, will be converted to shares of Applied common stock and paid to him on the date of his termination of service from the Applied Board and (b) 1,919 restricted stock units that are scheduled to vest within 60 days after December 31, 2021 and which, pursuant to Dr. Chen’s election to defer, will be converted to shares of Applied common stock and paid to him on the date of his termination of service from the Applied Board.

(5)

Includes (a) 32,093 restricted stock units that have vested and which, pursuant to Ms. Ma’s election to defer, will be converted to shares of Applied common stock and paid to her on the date of her termination of service from the Applied Board and (b) 1,919 restricted stock units that are scheduled to vest within 60 days after December 31, 2021 and which, pursuant to Ms. Ma’s election to defer, will be converted to shares of Applied common stock and paid to her on the date of her termination of service from the Applied Board.

(6)	Mr. Durn voluntarily terminated his employment with Applied effective October 15, 2021.
(7)

Includes (a) 17,271 restricted stock units that are scheduled to vest within 60 days after December 31, 2021 and (b) 51,802 restricted stock units that have vested and which, pursuant to each director’s election to defer, will be converted to shares of Applied common stock and paid to the director on the date of the director’s termination of service from the Applied Board.

20 2022 Proxy Statement

PROPOSAL 2—APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

PROPOSAL 2—APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), we are asking shareholders to approve, on a non-binding, advisory basis, the compensation of our NEOs, as described in this Proxy Statement. We seek this approval each year. Our annual “say-on-pay” proposals have been supported by our shareholders each year since we began providing this vote in 2011, and received the support of 87% of votes cast in 2021.

Our Board of Directors believes that our compensation policies and practices promote a performance-based culture and align our executives’ interests with those of our shareholders through a strong emphasis on at-risk compensation tied to the achievement of performance objectives and shareholder value. Our executive compensation program is also designed to attract and retain highly-talented executives who are critical to the successful implementation of Applied’s strategic plan.

Pay and Performance. We align compensation with our business objectives, performance, and shareholder interests. See pages 28 and 37 for charts illustrating the connection between key financial and Company performance metrics and the compensation paid to our CEO during the last five fiscal years.

Significant Portion of CEO Pay Consists of Variable Compensation and Long-Term Incentives. In fiscal 2021, 95% of our CEO’s compensation comprised variable compensation elements, and 84% of his overall compensation was delivered in equity with multi-year vesting. Performance objectives include financial and market objectives relating to adjusted operating margin, relative TSR, adjusted gross margin and wafer fabrication equipment market share, as well as other strategic and operational objectives, as described on pages 34 and 35.

Please see the “Compensation Discussion and Analysis” section for further discussion of our executive compensation program and the fiscal 2021 compensation of our NEOs.

We are asking our shareholders to approve the compensation of our NEOs as described in this Proxy Statement by voting in favor of the following resolution:

“RESOLVED, that the shareholders approve, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section, the Summary Compensation Table, other compensation tables, narrative discussion and related disclosure.”

Even though this say-on-pay vote is advisory and therefore will not be binding on the Company, the HRCC and the Board value the opinions of our shareholders, and will consider the results of the vote when making future compensation decisions for our NEOs.

✓	THE BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS FOR FISCAL YEAR 2021, AS DISCLOSED IN THIS PROXY STATEMENT

Applied Materials, Inc. 21

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Our Business and Strategy

Applied Materials is the leader in the materials engineering solutions used to produce virtually every new chip and advanced display in the world. Our expertise in modifying materials at atomic levels and on an industrial scale enables customers to transform possibilities into reality. At Applied Materials, our innovations Make Possible® a Better Future.

We develop, design, produce and service semiconductor and display equipment for manufacturers that sell into highly competitive and rapidly changing end markets. Our competitive positioning is driven by the ability of our talented workforce to identify major technology inflections early, and to develop highly differentiated materials engineering solutions for our customers to enable those technology inflections. Through our broad portfolio of products, technologies and services, innovation leadership and focused investments in research and development, we are enabling our customers’ success and creating significant value for our shareholders. Applied’s ability to hire, develop and retain a world-class global workforce is based on our commitment to creating a Culture of Inclusion that embraces different backgrounds, perspectives, and experiences to build stronger, more resilient teams. Consistent with our core values, we enable our employees to do their best work by providing quality training and learning opportunities; promoting diversity, equity, and inclusion; and upholding a high standard of ethics and respect for human rights.

In addition to our other accomplishments, we’ve made significant progress towards our 10-year road map for environmental and social responsibility. At Applied, making a positive contribution is at the foundation of our culture and our vision to Make Possible® a Better Future. Our 1x, 100x and 10,000x sustainability framework refers to the holistic goals and commitments we’ve set for our operations, how we work with customers and suppliers, and how our technology can be used to advance sustainability on a global scale. More details of Applied’s ESG vision and strategy, including a copy of the Company’s most recent Sustainability Report, can be found at https://www.appliedmaterials.com/company/corporate-responsibility.

Our Performance Highlights

Over the past several years, our broad portfolio of products and services has made Applied a more resilient company that can perform well in a variety of market environments. In 2021, we delivered the best financial performance in Applied Materials’ history while navigating a dynamic and challenging environment impacted by the ongoing COVID-19 pandemic. Key highlights include:

●	Record revenue of $23.1 billion, with year-over-year increases of 62% in overall orders, 78% in Semiconductor Systems orders, and 77% in year-end backlog at a company level – to $11.8 billion;

●

Record operating income of $6.9 billion, resulting in GAAP EPS of $6.40, and record non-GAAP adjusted operating income of $7.3 billion, resulting in non-GAAP adjusted EPS of $6.84 (see Appendix A for a reconciliation of non-GAAP adjusted measures); and

●	Record operating cash flow of $5.4 billion, equal to 23.6% of revenue.

22 2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Highlights of five-year performance achievements across key financial measures

Revenue Non-GAAP Adjusted Operating Margin Non-GAAP Adjusted EPS +57% $14.7B FY2017 $23.1B FY2021 +3.7 PTS 28.0% FY2017 31.7% FY2021 +105% $3.33 FY2017 $6.84 FY2021

Non-GAAP adjusted operating margin and non-GAAP adjusted EPS are performance targets under our long-term incentive and bonus plans. See Appendix A for non-GAAP reconciliations.

Key financial highlights for our reporting segments in fiscal 2021 include the following:

●	Semiconductor Systems segment: we delivered record annual revenue of $16.3 billion – an increase of 43% year-over-year.

●

Applied Global Services segment: we grew revenue to a record $5.0 billion – an increase of 21% year-over-year, and increased the number of installed base tools covered by long-term service agreements – providing a recurring revenue stream – by 12%, to nearly 15,000.

●	Display and Adjacent Markets segment: we delivered revenue of $1.6 billion and maintained profitability during an industry down cycle.

Strategic and Operational Highlights

Applied’s strategy is to deliver highly differentiated materials engineering products and services that enable major technology inflections and drive our customers’ success.

See inflections early Identify customers' High Value Problems Develop Differentiated Valuable Sustainable products Ensure customer success + Generate residual value

The digital transformation of the global economy accelerated in fiscal 2021, making semiconductors more strategically important to the world than in any time in history. Long-term megatrends including the Internet of Things (IoT), big data and artificial intelligence (AI) are fueling increased demand for semiconductors and driving the need for next-generation silicon technologies. Applied Materials has focused its strategy and investments to deliver innovations that accelerate improvements in the power, performance, area, cost, and time-to-market (PPACt™) of next-generation semiconductor devices. Key strategic and operational accomplishments during fiscal 2021 include:

●	Our epi and thermal revenues each grew 70% and CMP revenue grew more than 60%.

●

We continued to expand our offering of Integrated Materials Solutions, which are highly differentiated products that combine multiple process technologies with onboard metrology and sensors within a single system to enable unique films, structures, and devices. Our latest IMS system enables a 50% reduction in interconnect resistance at the most advanced foundry-logic nodes and creates a multibillion-dollar opportunity for Applied Materials over the next five years.

Applied Materials, Inc. 23

●

We launched our innovative AIx™ (Actionable Insight Accelerator) platform that brings together process tools, sensors, metrology with data analytics and machine learning to accelerate the discovery, development, and commercial deployment of new chip technologies for our customers.

●

In our services business, the tenure of our long-term service agreements has grown from 1.9 years at the end of 2020 to 2.3 years at the end of 2021, and our renewal rate for long-term service agreements increased to approximately 90%.

●	We continued to make substantial progress towards our 10-year roadmap for environmental and social responsibility, as described in more detail on page xii.

Total Shareholder Return Performance

In fiscal 2021, our total shareholder return performance reflected increased demand for semiconductors and wafer fab equipment driven by the digital transformation of the global economy. As shown below, Applied has substantially outperformed the S&P 500 Index and our peer group over the past five years, reflecting the company’s ability to create unique and innovative materials engineering solutions that accelerate its customers’ technology roadmaps. In addition, from the close of market on the last trading day of fiscal 2021 through the close of market on December 31, 2021, Applied’s stock price increased by approximately 15%.

Fiscal 2017 – Fiscal 2021 Total Shareholder Return vs. S&P 500 and Proxy Peers1

450% 400% 350% 300% 250% 200% 150% 100% 50% 0% FY2017 FY2018 FY2019 FY2020 FY2021 402% 231% 138% AMAT FY21 Proxy Peers S&P 500

1 Reflects results from October 31, 2016 through October 29, 2021, sourced from S&P Capital IQ. Proxy peer data reflects companies set forth on page 31, weighted by market capitalization.

Key Compensation Actions

Performance-Based Compensation Decisions. The HRCC approved an aggressive set of performance goals for the executive officers for fiscal 2021, including financial targets above any levels that Applied had achieved in the past, as well as equally challenging operational targets. No adjustments were made during the year to the performance goals or to the Company’s results in determining incentive payouts. During fiscal 2021, Applied delivered exceptional financial and operational results in a challenging environment and made meaningful progress towards our long-term strategic goals that remain focused on enabling strong longer-term revenue and EPS growth.

As part of our multi-year incentive program, for the period of 2019 through 2021, the HRCC approved aggressive goals for non-GAAP adjusted operating margin and relative total shareholder return. The results for this three-year performance period exceeded target, resulting in above-target vesting of performance share unit awards for our executive officers.

24 2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Value Creation Awards. As described in the Company’s 2021 proxy statement, in early fiscal 2021 the HRCC approved long-term value creation awards for Mr. Dickerson, Mr. Durn and Dr. Raja. The HRCC concluded that an incremental incentive opportunity would (i) strengthen the alignment of the officers’ interests with those of the Company’s shareholders, during a period when Applied can take advantage of significant value creation opportunities resulting from rapid changes in the technology industry, and (ii) help secure the benefit of the officers’ leadership in a highly competitive market for proven executive talent among technology companies, as underscored by Mr. Durn’s subsequent departure. As a result of a number of months of careful deliberation of award design, the awards were structured to:

●	Be entirely performance-based, requiring the sustained achievement of absolute TSR hurdles to directly align the officers’ interests with those of our shareholders;

●	Only deliver value at stock price levels that significantly exceed Applied’s then-all-time high stock price on the grant date; and

●	Cliff vest at the end of a five-year performance period – a substantially longer retention requirement than the annual long-term incentive awards.

Mr. Durn forfeited his award as a result of his departure. The HRCC does not expect to grant similar awards in the coming years. For additional information regarding the Value Creation Awards, please see page 39.

ESG Objective. We have added ESG objectives to the fiscal 2021 annual incentive plan, to measure and incentivize progress towards our long-term ESG goals. While the Company’s ESG goals are long-term in nature, the HRCC believes that it is important to annually assess progress towards those goals. As a result, the HRCC included ESG objectives in the annual incentive program, rather than in long-term incentive awards. For additional information regarding the annual incentive program, please see page 31. For additional information regarding the Company’s ESG goals and accomplishments, please see page xii.

Chief Financial Officer Transition. In October 2021, we announced the departure of our prior Chief Financial Officer, Daniel J. Durn, and the appointment of Robert J. Halliday as Applied’s interim CFO while the Company conducts a search for Mr. Durn’s successor. The structure of the compensation approved for Mr. Halliday, as detailed on page 42, reflects the anticipated limited-term nature of his appointment.

Applied Materials, Inc. 25

Primary Compensation Elements and Executive Compensation Highlights for Fiscal 2021

The primary elements of our compensation program consist of base salary, annual incentive bonuses and long-term incentive awards. Other elements of compensation include a 401(k) savings plan, deferred compensation benefits and other benefits programs that are generally available to all employees. Primary elements and highlights of our fiscal 2021 compensation program for our NEOs (except for Mr. Halliday) were as follows:

Element of Pay	Structure		Highlights

Base Salary (see page 31)	∎ ∎	Fixed cash compensation for expected day-to-day responsibilities Reviewed annually and adjusted when	∎	Prior to fiscal 2021, only minimal changes to base salaries for the NEOs were made for multiple years
		appropriate, based on scope of responsibility, performance, time in role, experience, and competitive market for executive talent	∎	Reflecting (i) continued strong performance across the business, driven by our executive leadership and (ii) the continuing growth in the size and complexity of the Company, in fiscal 2021 the HRCC approved salary increases ranging from 3% to 15%

Annual Incentive Bonuses (see page 31)	∎ ∎ ∎ ∎ ∎ ∎

Variable compensation paid in cash

Based on performance against pre-established financial, operational, strategic, and individual performance measures

Includes assessment of the Company’s progress towards long-term ESG goals

Financial and non-financial metrics provide a comprehensive assessment of executive performance

Performance metrics evaluated annually for alignment with strategy and market trends

NEO annual incentives determined through a three-step performance measurement process:

Initial Performance Hurdle Non-GAAP Adjusted EPS 1 Funding Corporate Scorecard Business and Strategic Goals Allocation 2 3 Individual Performance Modifer Individual NEO Performance

∎ ∎ ∎ ∎

No increase in target bonus as a percentage of base salary from fiscal 2020 to fiscal 2021 for any of the NEOs, with the exception of Mr. Halliday – in connection with his appointment as interim CFO

The initial performance hurdle for fiscal 2021 was $5.25 of non-GAAP adjusted EPS, significantly above Applied’s actual result for fiscal 2020. Actual non-GAAP adjusted EPS for fiscal 2021 was $6.84

As the initial performance hurdle was met, annual bonuses for the NEOs were based on (i) the Company’s results as compared to the objective and quantifiable business and strategic goals in the corporate scorecard and (ii) an assessment of individual performance results as compared to quantitative and strategic objectives

Resulting payouts ranged from 112% to 150% of target for our NEOs

— Corporate scorecard modifiers ranged from 1.12x to 1.24x (see corporate scorecard information on pages 34 and 35)

— Individual performance modifiers ranged from 1.0x to 1.25x (see individual performance factor details on page 36)

Long-Term Incentives (see page 37)	∎ ∎ ∎ ∎

Performance share units to establish rigorous long-term performance alignment

Restricted stock units to provide link to shareholder value creation and for retention value

PSUs vest based on achievement of 3-year non-GAAP adjusted operating margin goal and 3-year TSR relative to the S&P 500 Index

PSUs vest at end of 3-year performance period, based on achievement of performance goals; RSUs vest ratably over 3 years

∎ ∎ ∎ ∎

The target mix of equity awards consists of 75% PSUs and 25% RSUs for the CEO and 50% PSUs and 50% RSUs for the other NEOs

Non-GAAP adjusted operating margin is a key measure of our Company’s long-term success

Relative TSR incentivizes management to outperform the market in any business environment

During fiscal 2021, Value Creation Awards were granted to three key executives. These awards are based on absolute TSR to ensure additional alignment with shareholders and will only deliver value to the participants if Applied achieves unprecedented stock price growth during the five-year performance period and if the executives continue their employment with Applied through the performance period

26 2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Pay Mix

In fiscal 2021, a significant portion of our executive compensation consisted of variable compensation and long-term incentives. As illustrated below, 95% of CEO compensation for fiscal 2021 consisted of variable compensation elements, and 84% of CEO compensation was delivered in equity with multi-year vesting.

Fiscal 2021 Compensation Mix[1]
CEO	All Other NEOs[2]
Base Salary 5% Annual Incentive Bonus 10% RSU 17% PSU 67% 84% Long-Term Incentives 95% Variable Compensation	Base Salary 11% Annual Incentive Bonus 18% RSU 31% PSU 40% 72% Long-Term Incentives 89% Variable Compensation

1 Represents total direct compensation for fiscal 2021, including the grant date fair value of annual equity awards but not including the grant date fair value of the Value Creation Awards, which are not expected to be made in subsequent years and are not representative of ongoing compensation.

2 Excludes Mr. Durn, whose fiscal 2021 compensation reflects only partial-year service, and Mr. Halliday, whose fiscal 2021 compensation is not representative of ongoing NEO compensation.

Summary of 2021 Total Direct Compensation

The following table summarizes elements of annual total direct compensation for our NEOs for fiscal 2021, consisting of (1) base salary, (2) annual incentive bonus and (3) long-term incentive awards (the grant date fair value of stock awards). This table excludes amounts not considered by the HRCC to be annual total direct compensation, such as certain other amounts required by the SEC to be reported in the Summary Compensation Table (see page 45 of this Proxy Statement). Additionally, the grant date fair value of the Value Creation Awards is shown separately as these awards are not expected to be made in subsequent years and are not representative of annual total direct compensation.

Name and Principal Position	Salary(1) ($)	Annual Incentive Bonus ($)	Annual Long-Term Incentive Award ($)	Total ($)	Value Creation Award(2) ($)
Gary E. Dickerson President and Chief Executive Officer	1,049,808	2,039,400	16,696,405	19,785,613	15,014,064
Prabu G. Raja Senior Vice President, Semiconductor Products Group	648,135	1,195,703	4,780,991	6,624,829	4,619,937
Ali Salehpour Senior Vice President, Services, Display and Flexible Technology	653,942	974,152	4,501,365	6,129,459	—
Om Nalamasu Senior Vice President, Chief Technology Officer	552,789	848,513	3,019,654	4,420,956	—
Robert J. Halliday(3) Interim Chief Financial Officer	268,500	351,844	—	620,344	—
Daniel J. Durn(4) Former Senior Vice President, Chief Financial Officer	681,635	—	5,312,294	5,993,929	4,619,937

(1)	Fiscal 2021 consisted of 53 weeks.
(2)

Reflects grant date fair value determined for accounting purposes, of non-recurring performance-based awards. The awards only deliver value to participants if total shareholder return hurdles are met during the five-year performance period and only if participants continue their employment with Applied through the end of the performance period, as described in more detail beginning on page 39.

(3)

Mr. Halliday served as a corporate vice president until his appointment as interim CFO effective September 30, 2021. The base salary and annual incentive bonus shown are prorated for service in, and compensation for, those roles.

(4)

Mr. Durn voluntarily terminated his employment with Applied effective October 15, 2021. His base salary was prorated based on his service during fiscal 2021. In connection with his departure, Mr. Durn forfeited his eligibility for the fiscal 2021 annual incentive bonus and all previously awarded and unvested long-term incentive awards (including the Value Creation Award).

Applied Materials, Inc. 27

Pay and Performance

The HRCC sets aggressive performance goals for the CEO, as well as for the entire executive leadership team. As a result, despite outstanding TSR growth from fiscal 2017 through 2021, our CEO’s ongoing total direct compensation has remained within a comparable range over the same period. Given the non-recurring nature of the Value Creation Award granted to Mr. Dickerson in early fiscal 2021, that award is not reflected in the chart below. However, the HRCC intends to take the value of that award into consideration when making future compensation decisions for Mr. Dickerson.

Total Direct Compensation (1) Total Shareholder Return (2) $300 $250 $200 $150 $100 $50 $0 Value of $100 Invested on 10/27/2017 FY2017 $14.5 FY2018 $13.7 FY2019 $13.9 FY2020 $17.1 FY2021 $19.8 $60 Annual Total Director Compensation ($ million) $50 $40 $30 $20 $10 $0

(1)

Total direct compensation consists of annual base salary, annual incentive bonus and long-term incentive award (grant date fair value of annual equity awards). Total direct compensation shown above excludes other amounts required by the SEC to be reported in the Summary Compensation Table and, as discussed above, also excludes the grant date fair value of the Value Creation Award.

(2)

TSR line illustrates the total shareholder return on our common stock during the period from October 27, 2017 through October 29, 2021 (the last business day of fiscal 2021), assuming $100 was invested on October 27, 2017 and assuming reinvestment of dividends.

28 2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Other Key Compensation Practices

We are committed to executive compensation practices that drive performance, mitigate risk, and align the interests of our leadership team with those of our shareholders. Below is a summary of best practices that we have implemented because we believe they are in the best interests of Applied or our shareholders, and practices that we avoid because we believe they run counter to those interests.

WHAT WE DO		WHAT WE DO NOT DO
✓	Pay for Performance – Significant majority of NEO target compensation is performance-based and tied to pre-established performance goals aligned with our short- and long-term objectives.	Ò	No Guaranteed Bonuses – Our annual bonus plans are performance-based and do not include any guaranteed minimum payment levels.

✓

Mitigation of Risk – Use of varied performance measures and payout limits in incentive programs mitigates risk that executives will be motivated to pursue results with respect to any one performance measure to the detriment of Applied as a whole.

Ò

No Hedging or Pledging – Our insider trading policy prohibits all directors, NEOs and other employees from engaging in hedging or other speculative trading, and prohibits directors and NEOs from pledging their shares.

✓

Compensation Recoupment Policy – Both our annual cash bonus plan and our stock incentive plan contain “clawback” provisions providing for reimbursement of incentive compensation from NEOs in certain circumstances.

		Ò	No Excessive Perquisites – We do not provide material perquisites or other personal benefits to our NEOs or directors, except for security purposes and in connection with business-related relocation.

✓	Stock Ownership Guidelines – All senior officers and directors are subject to stock ownership guidelines to ensure their interests are aligned with shareholders’ interests.	Ò	No Dividends on Unvested Equity Awards – We do not pay dividends or dividend equivalents on unvested equity awards.

✓	Double-Trigger Change-in-Control Provisions – For vesting to accelerate, equity awards for all NEOs require a “double-trigger” of both a change-in-control and subsequent termination of employment.	Ò	No Executive Pensions – We do not offer any executive pension plans.

✓	Annual Say-On-Pay Vote – We seek annual shareholder feedback on our executive compensation program.	Ò	No Tax Gross-Ups – We do not pay tax gross-ups, except in connection with business-related relocation or expatriate assignments.

Applied Materials, Inc. 29

Compensation Governance and Decision-Making Framework

Overview of Compensation Program Philosophy and Governance Framework

Our executive compensation program has three principal objectives:

●	To attract, reward and retain highly-talented executive officers and other key employees;

●	To motivate these individuals to achieve short-term and long-term goals that enhance shareholder value; and

●	To support our core values and culture.

We seek to achieve these objectives by:

●	Providing compensation that is competitive with the practices of other leading high-technology companies; and

●	Linking rewards to Company and individual performance by:

∎	Setting challenging performance goals for executive officers and other key employees;

∎	Balancing retention needs with performance objectives; and

∎	Providing a high proportion of total target compensation in the form of equity incentives to motivate executive officers and other key employees to increase long-term value in alignment with shareholders’ interests.

The HRCC uses these principles to set appropriate base salary levels and to design and determine annual incentive bonuses and long-term incentive awards. The HRCC also considers Applied’s business strategy and objectives, external factors such as the geopolitical and economic environment, competitive practices and trends, and corporate considerations, including the overall cost of the compensation program.

The HRCC further considers the results of the annual advisory “say-on-pay” vote and shareholder feedback. At our Annual Meeting in 2021, our “say-on-pay” proposal received a substantial majority (87%) of votes cast, reflecting continuing strong support for our ongoing executive compensation program. Based on feedback we heard from investors, we have expanded our disclosure related to the Value Creation Awards this year and re-emphasized that the HRCC does not expect to grant similar awards in the coming years. In consideration of this vote and feedback from our shareholders gathered through our outreach efforts, the HRCC approved an executive compensation program structure for fiscal 2021 that is generally unchanged from the fiscal 2020 program.

Fiscal 2021 Peer Group Companies

The HRCC regularly reviews compensation paid by our peer group, which consists of a broad range of high-technology companies whose businesses are similar to ours and with whom we typically compete for executive talent, as a reference point for evaluating our compensation program.

For the composition of the fiscal 2021 peer group, the HRCC considered companies that met the following criteria: (1) innovative technology companies with product manufacturing, (2) companies whose revenues and market capitalization were approximately one-fourth to five times that of Applied, (3) publicly-traded companies with global operations that disclose executive compensation pursuant to SEC rules, and (4) companies that represent: (i) industry competitors, (ii) competitors for key talent, (iii) customers or suppliers, and/or (iv) comparable alternatives for shareholder investment. Based on this assessment, during fiscal 2021 the HRCC determined to remove Seagate Technology and add NXP Semiconductors. Each of the companies in the resulting peer group meets most or all of the four screening criteria.

Data gathered on executive compensation practices across the peer group include base salary levels, bonus payouts, target and actual cash compensation, long-term incentive award values and total compensation levels. The HRCC uses this information as a reference point in informing its decision making, rather than targeting a specific percentile of the peer data for our NEOs. The peer group data is gathered from the sources described in “Role of Compensation Consultant” below.

30 2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Our fiscal 2021 peer group and related information are set forth below.

Fiscal 2021 Peer Group

Advanced Micro Devices, Inc.	Micron Technology, Inc.
Analog Devices, Inc.	Motorola Solutions, Inc.
Broadcom, Inc.	NetApp, Inc.
Cisco Systems, Inc.	NVIDIA Corp.
Corning Inc.	NXP Semiconductors N.V.
Intel Corp.	QUALCOMM, Inc
KLA Corp.	Texas Instruments, Inc.
Lam Research Corp.	Western Digital Corp.

Applied Materials Positioning Relative to Peers1

Revenue Market Capitalization 100th percentile 100thPercentile 50th percentileRevenuePercentile Rank

[1]	As of the HRCC’s review in March 2021.

Components of Total Direct Compensation

Determining Total Direct Compensation

At the beginning of fiscal 2021, the HRCC evaluated total direct compensation – consisting of base salary, target annual incentive opportunity for the fiscal year and long-term incentive award value – for each NEO (other than Mr. Halliday who became an executive officer near the end of fiscal 2021). As part of this annual evaluation, the HRCC considered the NEO’s scope of responsibility, performance, skill set, prior experience and achievements, advancement potential, impact on results and expected future contribution to our business. The HRCC also considered the compensation levels of each executive officer relative to other Applied officers, the need to attract and retain talent, business conditions, and compensation levels at our peer companies for comparable positions; however, no individual element of compensation is targeted to a peer percentile range. Following the end of fiscal 2021, the HRCC determined payouts for performance-based compensation programs, based on the performance of the Company and individual NEOs as compared to pre-established objectives.

Base Salaries

Base salaries and bonus opportunities are designed to attract, motivate, reward, and retain executive talent, as well as to align pay with performance. Base salaries represent an annual fixed level of cash compensation. Applied continues to focus the weighting of cash compensation more heavily toward performance-based incentives. At the beginning of each fiscal year, the HRCC determines each NEO’s targeted total cash compensation (salary and target bonus).

Based on its review in early fiscal 2021, the HRCC determined to increase the base salary level for each NEO, excluding the CEO. The HRCC believed that such increases were appropriate given the significant increase in the size and complexity of Applied and its businesses over the preceding years and the limited increases to NEO salaries during that time. However, the salary level for Mr. Dickerson was unchanged, given the HRCC’s belief that CEO compensation should be predominantly tied to long-term results. Mr. Halliday’s base salary for service as interim CFO was established at the time of his appointment to the role.

Annual Incentive Bonus Opportunities

Bonus Plan Overview. In fiscal 2021, all of our NEOs participated in the Senior Executive Bonus Plan (the “Bonus Plan”), although Mr. Durn forfeited any potential payout in connection with his departure. The Bonus Plan is a shareholder-approved bonus program designed to motivate and reward achievement of Applied’s business goals, in alignment with delivering shareholder value, and to attract and retain highly-talented individuals. The annual incentive bonus opportunity for each NEO under the Bonus Plan is directly linked to Applied’s achievement of financial and market performance, operational performance, and strategic objectives, in addition to individual performance. Company and individual goals are designed to incentivize management to drive strong operating performance, invest in innovation to drive future growth and create shareholder value. Our Bonus Plan is performance-based and does not include any guaranteed minimum payment levels.

Determining Target Bonus Amounts. Target bonus amounts for the NEOs are expressed as a percentage of base salary. The HRCC approves the annual target bonus amount for each NEO, taking into consideration Mr. Dickerson’s recommendations regarding the annual target bonus amounts for each of the NEOs other than himself. In early fiscal 2021, Mr. Dickerson recommended that, for each NEO – other than Mr. Halliday, who was not an executive officer at the time – the target bonus amounts as a percentage of base salary remain unchanged from fiscal 2020. Similarly, based on a comprehensive review and with input from its independent

Applied Materials, Inc. 31

compensation consultant, the HRCC determined not to change Mr. Dickerson’s target bonus amount from fiscal 2020.

Mr. Halliday’s target bonus opportunity for service as interim CFO was established at the time of his appointment to the role. Mr. Halliday’s fiscal 2021 bonus opportunity was prorated to reflect his service as corporate vice president for the first 11 months of the year and interim CFO for the last month of the year.

Assessing Performance and Payout. The determination of fiscal 2021 performance and annual incentive bonuses for our NEOs consisted of three key steps, as illustrated in the diagram below and explained in more detail in the subsequent discussion.

Initial Performance Goal Initial PerformanceHurdle Thresholdperformancerequirement that mustbe achieved for anybonuses to bepayable Performance hurdlefor fiscal 2021 wasnon-GAAP adjustedEPS of $5.25 N Corporate ScorecardE Assessment ofperformance against predefinedfinancial,operational, and strategiccorporate goals For fiscal 2021, 50%based on financial andmarket performance;50% based on objectiveand measurableoperational and strategicgoalsO B Individual PerformanceFactoron Assessment of individualNEO performance againstpersonal objectives andevaluation of contributionto the success of theirrespective business unit orfunction and overallApplied successus Determination

The HRCC believes that this multi-step performance framework appropriately emphasizes financial performance, while also providing a mechanism to assess achievement of key business imperatives by individual NEOs.

Initial Performance Hurdle. For fiscal 2021, the HRCC chose non-GAAP adjusted EPS as the initial performance hurdle. EPS, an indicator of overall Company financial performance, is a measure of profits generated on a per-share basis that are available either to reinvest in the business or to distribute to shareholders, and has a strong link to share price valuation.

If Applied does not achieve a threshold non-GAAP adjusted EPS for the fiscal year (set at $5.25 for fiscal 2021), no bonus is payable. If this threshold is achieved, the maximum bonus that becomes payable for each NEO is the lowest of: (a) $5 million, (b) 3x the corporate bonus pool funding modifier multiplied by the target bonus, and (c) 3x the target bonus.

In fiscal 2021, Applied’s non-GAAP adjusted EPS was $6.84, resulting in achievement of the initial performance hurdle under the Bonus Plan. Adjusted EPS is a non-GAAP measure that excludes certain items from EPS determined in accordance with GAAP (see Appendix A for a reconciliation of non-GAAP adjusted EPS).

Non-GAAP adjusted EPS includes the impact of share-based compensation expenses.

Balanced Corporate Scorecard. If the initial performance hurdle is achieved, the HRCC then reviews the level of achievement of pre-defined objectives on the corporate scorecard and determines the appropriate scorecard result for the fiscal year. The scorecard is designed to measure achievement of financial and non-financial objectives that are considered by the HRCC to be key drivers of the Company’s near-term financial and operational success that will create shareholder value over the longer-term. The fiscal 2021 scorecard measured company performance in four broad categories: (1) Financial and Market Performance and Execution, (2) Products and Growth, (3) Customers and (4) People and Organization. These categories align with and support the Company’s strategy of strengthening our materials engineering capabilities to enable major technology inflections for our customers and positioning Applied for sustainable growth to support long-term value creation for our shareholders. Beginning with fiscal 2021, the corporate scorecard includes ESG objectives, with performance measured based on Applied’s progress towards our long-term ESG goals.

32 2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Scorecard Category	Weighting for CEO	Link to Company Strategy and Performance
Financial and Market Performance and Execution	50%

Incentivizes achievement of financial, market share and TSR goals and focuses on delivering sustainable performance that increases shareholder value

Aligns with increased efficiency in operational process, product development success and quality and safety performance

Products and Growth	32.5%	Reinforces strategy of developing new and differentiated products and services and positioning Applied and its products for future revenue and market share growth
Customers	10%	Promotes focus on customer service by improving growth and efficiency at key accounts and applications
People and Organization	7.5%	Drives progress towards achieving long-term ESG objectives and enhancing the diversity and inclusion of Applied’s talent

NEO Objectives and Weightings. Each NEO was assigned individualized weightings for scorecard measures to reflect the relative impact and contributions of that NEO and his business or organizational unit to Applied’s overall performance with respect to a particular measure. The corporate scorecard objectives and weightings for each NEO are set forth in the table below.

Goal Setting and Measurement. At the beginning of the fiscal year, the HRCC reviewed objectives and individual weightings proposed by management, and provided input on the corporate scorecard and weightings for each NEO (other than Mr. Halliday, whose weightings reflect the general corporate scorecard). Performance hurdles were set to measure achievement at 0, 0.5, 1.0, 1.5 and 2.0 levels, with a score of 1.0 indicating performance that met very high expectations and scores over 1.0 indicating extraordinary achievement. Scorecard objectives are intended to be very challenging to incentivize our NEOs to achieve performance levels that are higher than our externally communicated financial targets. Consequently, delivering results below the 100% target level can still represent very meaningful progress towards our long-term strategic goals. At the end of the fiscal year, scores were calculated based on actual performance against objectives and were presented to the HRCC to review, adjust, and approve.

Applied Materials, Inc. 33

The following table shows fiscal 2021 corporate scorecard objectives, their relative weightings for each NEO, the achievements based on performance against rigorous objectives and the resulting scores, as approved by the HRCC (see Appendix A for non-GAAP reconciliations). The HRCC approved an aggressive set of scorecard targets for the executive officers for fiscal 2021, including financial targets far above any levels that Applied had achieved in the past, as well as equally challenging operational targets. During fiscal 2021, Applied delivered exceptional financial and operational performance and made meaningful progress towards our long-term strategic goals focused on enabling strong longer-term revenue and EPS growth.

For the fiscal 2021 corporate scorecard, the HRCC added a broader ESG objective – beyond the Company’s existing focus on diversity and inclusion – to demonstrate Applied’s commitment to driving sustainability throughout our business and to provide a discrete incentive for management to execute on our new ESG strategy. While the Company’s ESG goals are long-term in nature, the HRCC believes that it is important to annually review, measure and assess progress towards those goals. As a result, the HRCC included ESG objectives in the annual incentive program, rather than in long-term incentive awards. More detail on the Company’s ESG framework and 2021 objectives and accomplishments can be found on page xii.

	Weightings					Achievements	Score
Objectives	Dickerson	Halliday	Raja	Salehpour	Nalamasu

Financial and Market Performance and Execution	50%	50%	50%	50%	50%
• Grow wafer fabrication equipment market share (measured by VLSI Research)	12%	12%	12%	12%	12%	● Delivered record revenue and increased company level backlog by 77%, but due to late-year supply chain challenges, CY21 share is forecasted to be roughly flat	0.5
• Achieve targeted Service revenue growth	2%	2%	2%	2%	2%	● Exceeded Service growth goal and delivered record Service revenue for the year	1.25
• Achieve targeted Free Cash Flow	4%	4%	4%	4%	4%	● Generated Free Cash Flow modestly below challenging target for the year	0.75
● Achieve adjusted gross margin targets (gross margin reported externally)	10%	10%	10%	10%	10%	● Delivered 47.5% non-GAAP adjusted gross margin, 2.4% higher than fiscal 2020	1.25
● Achieve adjusted operating margin goal (operating margin reported externally)	10%	10%	10%	10%	10%	● Achieved 31.7% non-GAAP adjusted operating margin, 5.4% higher than fiscal 2020	1.0
● Achieve Total Shareholder Return (TSR) ranking target relative to peers	10%	10%	10%	10%	10%	● Led all peers with fiscal 2021 TSR of 159%	2.0
● Improve operational, quality and safety performance	2%	2%	2%	2%	2%	● Successfully drove improvements in key operational, quality and safety metrics	1.0
Products and Growth	32.5%	32.5%	32.5%	32.5%	42.5%
● Deliver key milestones that demonstrate progress towards targeted fiscal 2024 performance for semiconductor businesses	15%	15%	20%	5%	2.5%	● Exceeded aggressive milestones towards delivering 2024 revenue target for semiconductor businesses	1.5
● Deliver key milestones that demonstrate progress towards targeted fiscal 2024 performance for Display business	5%	5%	1.5%	12.5%	7.5%	● Made progress towards delivering 2024 targets for Display business, but some results were below the aggressive goals set for the year	0.5
● Deliver key milestones that demonstrate progress towards targeted fiscal 2024 performance for Service business	7.5%	7.5%	7.5%	10%	2.5%	● Made significant progress towards 2024 targets for the Service business	1.25
● Deliver key milestones that demonstrate progress towards targeted fiscal 2024 performance for new/adjacent market growth	5%	5%	3.5%	5%	30%	● Developed strong pipeline of opportunities in new and adjacent growth areas	1.1
Customers	10%	10%	10%	10%	—
● Win development tool of record and production tool of record positions at key customers; grow target applications for systems and service	5%	5%	5%	5%	—	● Exceeded aggressive development and production tool of record goals, as well as application growth goals for systems and service	1.5
● Execute Preferred Strategic Partner plans by customer	5%	5%	5%	5%	—	● Exceeded milestones measuring our status as the Preferred Strategic Partner to our customers	1.5

34 2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

	Weightings					Achievements	Score
Objectives	Dickerson	Halliday	Raja	Salehpour	Nalamasu
People and Organization	7.5%	7.5%	7.5%	7.5%	7.5%
● ESG objective – Demonstrate targeted progress towards increasing representation of women and underrepresented minorities	3%	3%	3%	3%	3%	● Continued progress toward achieving our longer-term objectives, but fell short of near-term representation goals	0.75
● ESG objective – Demonstrate progress towards achieving other long-term Environmental, Social and Governance (ESG) goals	2.5%	2.5%	2.5%	2.5%	2.5%	● Met key 2021 milestones towards Company’s 2030 ESG goals	1.5
● Drive organizational development	2%	2%	2%	2%	2%	● Exceeded employee training and development goals	1.5

Score based on achievement of goals tied to objective and quantifiable metrics aligned with Company strategy

Individual Performance Factor. The HRCC also considered the individual performance of each NEO as indicated by that NEO’s individual performance factor (“IPF”). The IPF applied only if the initial performance hurdle and at least some of the corporate scorecard objectives were achieved. The IPF modified the initial bonus amount as determined based on achievement against the corporate scorecard objectives. IPF modifiers can range from 0 to 1.5.

The HRCC determined the IPFs for all NEOs. In determining the IPFs, the HRCC took into consideration: (i) financial performance, which exceeded target performance on EPS, (ii) results of the corporate scorecard and associated goals, (iii) the leadership team’s ability to guide Applied through continued unprecedented disruption caused by the COVID-19 global pandemic, and (iv) each executive’s capable leadership of his respective business unit or function.

The HRCC determined the IPF for each NEO, other than Mr. Dickerson, by taking into consideration Mr. Dickerson’s recommendation, which included his assessment of the achievement of strategic, financial, operational, and organizational performance goals specific to the business or organizational unit for which the NEO was responsible, as well as the NEO’s leadership skills and current and expected contributions to the business.

For fiscal 2021, in light of the significant accomplishments by each NEO in leading his respective organization, and in Mr. Dickerson’s case, Applied, and in recognition of the significant teamwork required of the leadership team to deliver strong financial results despite navigating the continued unprecedented challenges of a global pandemic, the HRCC determined an IPF for each NEO ranging between 1.0 and 1.25.

Applied Materials, Inc. 35

The following table shows the highlights of each NEO’s performance in fiscal 2021 that the HRCC considered in determining their respective IPFs.

NEO	Fiscal 2021 Individual Performance Highlights
Gary E. Dickerson	●	Led Applied to record performance for the year, growing revenue 34% and non-GAAP adjusted EPS by 64% year-over-year
	●	Grew our backlog at a company level to $11.8 billion, up 77% compared to the same period last year
	●	Drove organization to make significant progress in key strategic areas that position Applied to deliver its targeted 2024 financial model
	●	Positioned Applied as one of the semiconductors industry’s leaders in ESG
Prabu G. Raja	●

Delivered record annual performance with Semiconductor Systems revenue growth of 43% year-over-year, while navigating significant year-end supply chain constraints and other ongoing COVID-19-related challenges

	●	Demonstrated strong momentum in key growth areas, specifically etch, CMP and packaging, while continuing to establish Applied as a clear leader in the DRAM market and maintaining leadership in Foundry-Logic
	●	Bringing highly enabling future technologies to market through a combination of organic R&D and strategic partnerships
Ali Salehpour	●	Delivered record Applied Global Services revenues of $5.0 billion
	●	Increased the number of installed base tools covered by long-term service agreements by 65% since 2017, to nearly 15,000, and increased the average tenure of those agreements
	●	Delivered revenues in Display of $1.6 billion and maintained profitability in a down market
Om Nalamasu	●	Identified disruptive opportunities and developed and accelerated potential future growth platforms
	●	Negotiated and secured external funding from customers and governments to support and accelerate the Company’s innovation pipeline
	●	Led the Applied Ventures group’s efforts in both investing for returns and incubating promising businesses in new and adjacent markets
Robert J. Halliday	●	Seamlessly resumed the CFO role, guiding the Company through the fiscal 2021 year-end and fiscal 2022 goal setting processes

Actual Bonus Payouts. The diagram below shows the results for each of the three key steps in determining the NEOs’ fiscal 2021 annual incentive bonuses. As a result of our exceptional financial performance, achievement of most of our fiscal 2021 corporate scorecard objectives, and significant individual contributions, bonus payouts for our NEOs were, on average, approximately 30% above target bonus amounts.

Fiscal 2021 Annual Incentive Calculation

	Performance Measures	Fiscal 2021 Achievement

Initial Performance Hurdle	∎ Fiscal 2021 non-GAAP adjusted EPS of $5.25	✓ Achieved non-GAAP adjusted EPS of $6.84

Corporate Scorecard	∎ Strong performance on core objectives: – Financial and Market Performance and Execution – Products and Growth – Customers – People and Organization	✓ Scorecard results achieved in a range from 1.12 to 1.24 based on individual weightings

Initial Performance Modifier	∎ NEO performance against personal objectives and individual contribution to business performance	✓ IPF achieved in a range from 1.00 to 1.25

Average NEO bonus, as multiple of target: 1.32

36 2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The following table shows for each NEO: (1) the bonus-eligible base salary, (2) the target bonus amount expressed as a percentage of base salary, (3) the target bonus expressed as a dollar amount and (4) the actual fiscal 2021 bonus amount approved by the HRCC and paid to the NEO.

NEO	(1) Base Salary ($)	(2) Target Bonus as a Percentage of Base Salary (%)	(3) Target Bonus ($)	(4) Actual Bonus ($)
Gary E. Dickerson	$1,030,000	150%	$1,545,000	$2,039,400
Prabu G. Raja	$650,000	135%	$877,500	$1,195,703
Ali Salehpour	$645,000	135%	$870,750	$974,152
Om Nalamasu	$550,000	120%	$660,000	$848,513
Robert J. Halliday(1)	$265,417	88%	$234,563	$351,844
(1)

Mr. Halliday was appointed interim CFO September 30, 2021. His base salary, target bonus opportunity and actual bonus reflect 11 months of service as corporate vice president and one month of service as interim CFO during fiscal 2021.

Pay Driven by Operating Performance. Our process for determining annual bonus awards has resulted in strong pay and performance alignment. The chart below shows the actual annual bonus awards to our CEO as a percentage of his target bonus opportunity and our non-GAAP adjusted EPS achievements over the last five fiscal years.

CEO Actual Annual Bonus vs. Earnings Per Share

Non-GAAP Adjusted Earnings Per Share $7.00 $6.00 $5.00 $4.00 $3.00 $2.00 $1.00 $0.00 Actual Annual Bonus as % of Target Actual Annual Bonus as % of Target Non-GAAP Adjusted Earnings Per Share 132% 72% 55% 116% 132% FY2017 FY2018 FY2019 FY2020 FY2021 150% 125% 100% 75% 50% 25% 0%

Non-GAAP adjusted EPS is a performance target under our bonus plan. See Appendix A for non-GAAP reconciliations.

Long-Term Incentives

Overview. Applied’s long-term incentive compensation program is intended to help (1) focus participants on achieving our business objectives, (2) attract, retain, and motivate key talent, and (3) align our executives’ interests with shareholders’ interests to maximize long-term shareholder value.

Timing of Awards. The HRCC grants long-term incentive awards to NEOs under our shareholder-approved Employee

Stock Incentive Plan (the “Stock Plan”). The HRCC has not granted, nor does it intend to grant, equity awards in anticipation of the release of material, nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement. Similarly, Applied has not timed, nor does it intend to time, the release of material, nonpublic information based on equity award grant dates.

Applied Materials, Inc. 37

Fiscal 2021 Equity Awards

The HRCC believes that a meaningful portion of NEOs’ target compensation should be in the form of long-term incentives. These awards are intended to reward performance over a multi-year period, align the interests of executives with those of shareholders, instill an ownership culture, enhance the personal stake of executive officers in the growth and success of the Company, and provide an incentive for continued service at the Company.

Given the strong support received from our shareholders on our incentive programs last year, we continued our approach to make performance-based equity awards a substantial portion of the overall value of equity awards granted to our NEOs.

The fiscal 2021 long-term incentive awards for NEOs (excluding Mr. Halliday who did not receive any equity awards during fiscal 2021) consist of two forms of equity vehicles: performance share units and restricted stock units. The target vehicle mix of the awards for the fiscal 2021 grant remains unchanged from the previous year’s grants and consists of 75% PSUs and 25% RSUs for the CEO and 50% PSUs and 50% RSUs for the other NEOs. This does not include the Value Creation Awards, which are discussed beginning on page 39.

CEO LTI Vehicle Mix	All Other NEO LTI Vehicle Mix

25% RSUs 75% PSUs Performance Based	50% RSUs 50% PSUs Performance Based

For fiscal 2021, in December 2020, the HRCC granted the number of PSUs and RSUs listed in the below table to our NEOs. The awards shown for Mr. Durn were forfeited in connection with his departure.

NEO	Target Value of Awards(1) ($)	Equivalent Target Number of PSUs(2)	Equivalent Number of RSUs(2)
Dickerson	$14,025,000	122,169	40,723
Raja	$4,275,000	24,826	24,826
Salehpour	$4,025,000	23,374	23,374
Nalamasu	$2,700,000	15,680	15,680
Durn	$4,750,000	27,585	27,585
(1)

Reflects target value of awards on the date of grant. Amounts shown in the “Stock Awards” column of the Summary Compensation Table represent grant date fair value determined pursuant to Accounting Standards Codification 718.

(2)	Number of units calculated by dividing value of awards by $86.10, the closing price of Applied stock on December 3, 2020, the grant date.

Size of Performance-Based Equity Awards. In determining the size of the awards, the HRCC considered each NEO’s award as a component of his total direct compensation. Target fiscal 2021 long-term equity awards were determined in light of each NEO’s scope of responsibility, performance, impact on results and expected future contributions to our business, compensation levels relative to other Applied officers, the need to attract and retain talent, and business conditions. In addition, the fiscal 2021 target award sizes provided sufficient performance-based equity incentives to align compensation with the long-term interests of our shareholders, were in line with market norms for the NEOs’ respective roles and were sufficient to provide incentive for them to achieve Applied’s performance goals over a multi-year period.

Performance Share Units. The PSU awards are designed to align NEO compensation – and therefore NEO decision making – with our strategic goals over the long term. The two metrics of the PSU portion of the long-term incentive program remain unchanged from the prior year’s grants. The fiscal 2021 PSUs, granted in December 2020, will vest three years from the grant date based on achievement of average non-GAAP adjusted operating margin for fiscal 2021 through fiscal 2023 and TSR relative to the S&P 500 over the performance period of the first day of fiscal 2021 through the last day of fiscal 2023, with equal weighting given to each metric. The HRCC selected the S&P 500 index as the peer set for the relative TSR metric because enough differences exist between Applied and other companies in the technology and/or semiconductor space to make identifying a comparable industry-specific peer group impractical and because the HRCC believes the S&P 500 represents an appropriate proxy for the investment alternatives available to the Company’s shareholders.

38 2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

FY21 Long-Term Incentive Plan Metrics Relative TSR 3-year average captures the full scale of our business and greater incentives management to outperform the market in any business environment 50% Non-GAAP Adjusted Operating Margin 3-year average reflects an important measure of profitability, value creation, and the ability of management to improve operational efficiency over time. It is also a key metric for our shareholders. 50%

The number of PSUs that will vest will be based on the achievement of threshold (minimum required for a payout), target or maximum levels for each metric and can range from 50% to 200% of the target number of shares, as set forth below.

Achievement Level	Percentage of Shares That May Vest
Threshold	50%
Target	100%
Maximum	200%

A TSR payout factor will be determined by calculating the Company’s TSR percentile rank within the S&P 500, with threshold, target and maximum levels based on Applied’s TSR ranking of above the 25th, 50th and 75th percentile, respectively, of the S&P 500. The TSR calculation uses a 60-day trailing average stock price at the beginning and end of the performance period for measurement purposes. This approach minimizes the impact of a single beginning and ending point stock price for each performance cycle.

If the threshold level is not achieved, then no shares will vest. If achievement falls between threshold and target or target and maximum levels, the portion of the award that would vest will be determined based on straight-line interpolation.

In setting goals for the PSUs, the HRCC considered Applied’s historical results and relative performance, and established goals that are aligned with Applied’s financial and strategic objectives and will require significant effort to achieve the maximum level.

The fiscal 2021 PSU and RSU awards are subject to retirement provisions which, in the event of a qualifying retirement based on age and years of service, provide for a partial payout of the PSU awards based on actual performance at the conclusion of the three-year performance period and partial accelerated vesting of RSU awards. The provisions are designed to maintain engagement and focus, as well as provide retention incentive, for our executive officers when they approach potential retirement decisions.

Restricted Stock Units. The RSU awards are scheduled to vest ratably over three years, providing a link to shareholder value creation and maintaining retention value.

Payout of Fiscal 2019 Performance Share Unit Awards

The PSUs granted to our NEOs in fiscal 2019 were scheduled to vest three years from the grant date based on achievement of average non-GAAP adjusted operating margin for fiscal 2019 through fiscal 2021 and relative TSR percentile rank within the S&P 500 for fiscal 2019 through fiscal 2021, with equal weighting given to each metric. In setting the adjusted operating margin targets for the PSUs, the HRCC considered a number of factors, including the Company’s past performance, analyst expectations, then-current and expected macro-economic forces, the spectrum of potential outcomes, and competitor positioning. The number of PSUs that could vest was based on the achievement of threshold (minimum required for a payout), target or maximum levels of each metric and could range from 50% to 200% of the target number of shares. The threshold, target and maximum levels and actual achievement for each metric, as well as overall payout for the fiscal 2019 PSUs, are shown below.

	Three-Year Average
Metric	Threshold	Target	Max	Result	Payout
Operating Margin(1)	25.2%	27.2%	31.9%	27.2%	99.17%
Relative TSR	25th %ile	50th %ile	75th %ile	97th %ile	200%
Total					149.6%
(1)	See Appendix A for a reconciliation of non-GAAP adjusted operating margin.

The payout of the fiscal 2019 PSUs for each NEO (with the exception of Mr. Halliday, who was not an executive officer and did not receive PSUs in fiscal 2019, and Mr. Durn who forfeited his award in connection with his departure) is shown below.

NEO	Target Number of PSUs	Number of PSUs Earned
Dickerson	256,090	383,111
Raja	42,682	63,853
Salehpour	58,014	86,789
Nalamasu	30,731	45,973

Value Creation Awards

During fiscal 2020, the HRCC conducted a comprehensive review of the compensation for the Company’s senior executives, including the NEOs. As a result of that review, the HRCC determined that an incremental long-term performance-based award for certain key executives would

Applied Materials, Inc. 39

be appropriate, prudent and in the best interests of the Company and its shareholders. Consequently, in December 2020, the HRCC approved a non-recurring long-term PSU award (“Value Creation Award”) for Mr. Dickerson of a target number of 116,145 PSUs with a value of $10 million based on Applied’s closing stock price on the grant date. The HRCC also approved Value Creation Awards for Mr. Durn and Dr. Raja, each with a target number of 33,769 PSUs and a grant value of $3 million. Mr. Durn forfeited his award as a result of his departure.

The Value Creation Awards only deliver value to the executive officers to the extent that aggressive total shareholder return milestones are met during the five-year performance period ending on October 26, 2025 (“Performance Period”) and require the officers to remain employed through the end of the Performance Period. The total shareholder return milestones require significant stock price growth from Applied’s stock price on the grant date – which already represented the highest share price in the Company’s history.

Rationale. The decision to grant the Value Creation Awards reflected the Applied Board’s confidence in the Company’s strategy and leadership team. The Board believed that the technology industry was at an inflection point, which presented a range of unprecedented opportunities for our Company, and that Mr. Dickerson is the right executive to guide Applied, and Dr. Raja, the Semiconductor Products Group, to enable Applied to take full advantage of these opportunities to grow shareholder value.

The Value Creation Awards were also made in acknowledgement of the extremely competitive market for proven executive talent among our direct peers as well as broader technology companies, as underscored by Mr. Durn’s subsequent departure. The HRCC believed that the awards were an appropriate step to mitigate the potential risks to Applied posed by having to replace any of these key leaders over the next several years.

Finally, the HRCC designed the Value Creation Awards to directly align the officers’ interests with the long-term interests of our shareholders by delivering value only if Applied’s stock price growth – having achieved the then-highest stock price in the Company’s history on the grant date – and dividends paid, exceed hurdles that were set at levels that the HRCC believed would be very challenging to achieve and would represent exceptional performance if accomplished.

Award Design. With input from its independent compensation consultant, the HRCC considered a number of potential award designs and performance measures before ultimately approving the Value Creation Awards. The HRCC designed the Value Creation Awards to:

●	Motivate the officers to deliver ambitious EPS growth – far above expected overall semiconductor industry growth;

●	Strive for price-to-earnings multiple expansion – by demonstrating Applied’s superior long-term growth potential;
●	Tie payouts directly to Applied’s stock price growth and dividend payout – a replica of our shareholders’ experience; and

●	Support the long-term retention of key executives – with a substantially longer performance/vesting period as compared to the annual RSU and PSU awards – requiring continued employment through the five-year performance period for any of the award to vest.

The HRCC also acknowledged that while the Value Creation Awards provide incentive and retention value, they represent only one component of the compensation for Mr. Dickerson and Dr. Raja. As a result, the HRCC believed that it was appropriate to tie the Value Creation Awards solely to Applied’s TSR performance, rather than relative TSR results or operational metrics, as these important measures are already incorporated into the ongoing executive compensation program.

Potential payout under the Value Creation Awards is based on achievement of specified levels of total shareholder return (“TSR Hurdle”) during the five-year Performance Period. The TSR Hurdle is calculated as Applied’s average closing stock price for any consecutive 20 trading days during the Performance Period, plus dividends paid during the Performance Period. The HRCC selected a 20-day average to ensure that payouts are based on the achievement of sustained stock price performance. The Value Creation Awards will only be earned if Applied achieves a significant increase in TSR during the five-year Performance Period. Additionally, as share-based awards, any value delivered to the officers will depend not only on the number of units earned but also on Applied’s share price at the end of the Performance Period when the awards vest. In other words, if Applied’s stock price decreases, the value of any award realized by participants similarly declines. Finally, the awards require the executives to remain employed with the Company through the end of the five-year Performance Period, except in the event of involuntary termination of employment without cause, death or following a change of control.

In determining the magnitude of the Value Creation Awards, the HRCC considered the value of the target number of PSUs at the time of grant, including when prorated over the Performance Period, as well as the potential future value of the PSUs assuming achievement at various performance levels. The HRCC evaluated the awards in the context of the executives’ overall compensation levels among their counterparts at peer companies, award values for similar non-recurring, long-term incentive awards among executives at other large technology companies, and annual award values approved by the HRCC for the officers. The awards were set at magnitudes that the HRCC believed would provide sufficient incentive for participants to achieve the challenging performance hurdles but that would keep their overall compensation – including the prorated value of the Value Creation Awards – at market-competitive levels.

Performance Goals. The actual number of PSUs that may be earned by each officer ranges from 0% to 200% of the target number of PSUs based on achievement of the TSR Hurdles

40 2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

shown below. If the threshold TSR Hurdle of $104.40 is not achieved, then no PSUs will vest. If the actual TSR achievement falls between the pre-defined levels, the portion of the award that may vest will be determined based on straight-line interpolation. Any PSUs earned shall vest in full at the end of the Performance Period, subject to continued employment through the vesting date. The vesting requirement would be modified in the event of involuntary termination of employment without cause, death or following a change of control, prior to the end of the Performance Period.

For purposes of determining the hurdles for the Value Creation Awards, TSR was measured as the increase in the market price of our common stock plus cash dividends paid on a per share basis as compared to the base price of $76.94 (the “Baseline Price”), which represents the average closing price of Applied’s common stock during the 20-trading day period ending on December 3, 2020.

Performance Modifier	TSR Hurdle	TSR % vs. Baseline Price
50%	$104.40	36%
100%	$119.40	55%
150%	$129.40	68%
200%	$144.40	88%

The HRCC believes that the TSR Hurdles were set at challenging levels, that require successful execution of our long-term strategy and the creation of significant incremental shareholder value.

From December 3, 2020 (the grant date of Mr. Dickerson’s award) through the last trading day of calendar 2021, Applied’s highest 20-day average closing stock price was $152.85 – above the maximum hurdle even before considering the impact of dividends paid to shareholders. This represents a stock price increase of 77.5% from the closing price on December 3, 2020 and an increase of approximately $57 billion in the Company’s market capitalization.

The chart below illustrates the TSR Hurdles corresponding to the 100% and 200% modifiers, compared to Applied’s stock trading history during the ten years preceding the grant date.

Value Creation Awards TSR Hurdles vs. Applied’s Stock Trading History

Maximum: $144.40 TSR Hurdle Target: $119.40 TSR Hurdle Baseline Price 1 Highest 20-Day Average Prior to Nov-2020 AMAT Daily Closing Price Jan-2012 Jun-2014 Nov-2016 Apr-2019 $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 $110 $120 $130 $140$150

1 20-Day Average as of Dec-2020 when the awards were approved by the HRCC.

The HRCC views the Value Creation Awards as an important, non-recurring supplement to the ongoing compensation program and does not expect to grant any similar awards in the coming years.

Applied Materials, Inc. 41

Interim CFO Compensation Package

In September 2021, Mr. Halliday was appointed as the Company’s interim Chief Financial Officer. In determining Mr. Halliday’s compensation package for the role, the HRCC considered a number of factors, including the expected duration of Mr. Halliday’s service in the role (making long-term incentive awards an impractical component of compensation) and the competitive market for senior finance talent.

After considering these factors, the HRCC approved a compensation package for Mr. Halliday consisting of: base salary at an annual rate of $710,000; a target bonus of 135% of his base salary under the Bonus Plan prorated for his service as interim CFO; and a cash bonus of $2,000,000 to be paid to Mr. Halliday if he remains the Company’s interim CFO through the date on which a permanent CFO commences service with the Company or if his employment is earlier terminated by the Company without cause or as a result of his death or disability.

Role and Authority of the Human Resources and Compensation Committee

The HRCC has a written charter approved by the Board that specifies the HRCC’s duties and responsibilities, which is available on our website at:

http://www.appliedmaterials.com/company/investor-relations/governance-documents. In accordance with its charter, the HRCC oversees our programs that foster executive and employee development and retention, with an emphasis on leadership development, management capabilities, succession plans, company culture and human capital management. The HRCC also determines executive and director compensation, and oversees significant employee benefits programs, policies, and plans.

Each member of the HRCC has been determined to be independent under Nasdaq and SEC rules. The HRCC may delegate any of its responsibilities to subcommittees. See “Board Meetings and Committees” on page 15 for more information about the HRCC.

Role of Compensation Consultant

The HRCC has the authority to engage independent advisors to assist it in carrying out its responsibilities. For fiscal 2021, the HRCC engaged Semler Brossy Consulting Group (“Semler Brossy”) as its independent executive compensation consultant. Semler Brossy, who reports directly to the HRCC and not to management, is independent from Applied, has not provided any services to Applied other than to the HRCC, and receives compensation from Applied only for services provided to the HRCC. The HRCC assessed the independence of Semler Brossy pursuant to SEC rules and concluded that the work of Semler Brossy for the HRCC has not raised any conflict of interest.

Semler Brossy reviews and advises on all principal aspects of the executive compensation program. Its main responsibilities are as follows:

●	Advise on alignment of pay and performance;

●	Review and advise on executive total compensation, including base salaries, short- and long-term incentives, associated performance goals, and retention and severance arrangements;

●	Advise on trends in executive compensation;

●	Provide recommendations regarding the composition of our peer group;

●	Analyze market compensation practices based on peer group proxy statements, compensation survey data and other publicly available data; and

●	Perform any special projects requested by the HRCC.

The HRCC typically asks Semler Brossy to attend the HRCC’s meetings, including executive sessions at which management is not present. Semler Brossy communicates regularly with the HRCC Chair outside of committee meetings and also meets with management to gather information and review proposals.

Role of Executive Officers and Management in Compensation Decisions

In fiscal 2021, the HRCC invited Mr. Dickerson (as CEO) and other executives, including the heads of Global Human Resources and Global Rewards, to attend its meetings. The HRCC also regularly held executive sessions without management present. The CEO, together with the HRCC, assesses the performance of our NEOs and other executive officers. The CEO presents to the HRCC his evaluation of each executive officer’s performance over the past year and makes recommendations to the HRCC regarding base salaries, bonus targets and actual payments, performance goals and weightings, and long-term incentive awards for executive officers. The HRCC considers these recommendations in making its final determinations, in addition to considering input from Semler Brossy. The HRCC discusses the CEO’s compensation and makes final decisions regarding the CEO’s compensation when he is not present.

42 2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Additional Compensation Programs and Policies

Non-Qualified Deferred Compensation Plan

Our 2016 Deferred Compensation Plan (the “DCP”) allows our NEOs and other eligible employees to voluntarily defer on a pre-tax basis a portion of their eligible earnings. We do not provide matching or other employer contributions to our executive officers under this plan. Deferrals made prior to October 2015 under the DCP are credited with deemed interest and are subject to the distribution rules in place prior to the plan amendment in October 2015. Beginning in fiscal 2016, participants are permitted to notionally invest new deferrals in certain investment options available under the plan. Additionally, for new deferrals, the DCP provides distribution rules for in-service distributions or upon a qualifying separation from service, an elected future date, disability and change in control. See “Nonqualified Deferred Compensation” below for more information about the DCP.

Retirement and Other Benefits

During fiscal 2021, all full-time and part-time (working 20 or more hours a week) U.S. employees, including the NEOs, were eligible to participate in Applied’s 401(k) plan, a tax-qualified retirement plan. Eligible Applied 401(k) plan participants receive matching contributions from Applied. Other than the 401(k) plan, we do not provide defined benefit pension plans or defined contribution retirement plans to the NEOs or other employees, except as required in certain countries outside the U.S. for legal or competitive reasons. Applied offers a number of other benefits programs to a broad base of eligible employees, including a tax-qualified employee stock purchase plan, medical, dental and vision insurance, long-term and short-term disability plans, life and accidental death and dismemberment plans, health and dependent care flexible spending accounts, business travel insurance, wellness programs, educational assistance, employee assistance program and certain other country-specific benefits.

Applied annually benchmarks its overall benefits programs, including the 401(k) plan, against those of our peers. Applied’s overall broad-based benefits programs are consistent with market practice, which the HRCC believes allows us to remain competitive in attracting and retaining talent.

The safety and security of the Company’s CEO are important to Applied’s continued success. During fiscal 2021, the HRCC approved the installation of a residential security system and related monitoring and maintenance services, as well as ancillary personal security services, for Mr. Dickerson. While the costs of these services are required to be disclosed as compensation for Mr. Dickerson, we do not consider these security measures to be a personal benefit. The HRCC will continue to review the nature and cost of any future security provided to Mr. Dickerson.

The value of the benefits provided under the programs discussed above are not considered by the HRCC in determining an individual NEO’s total compensation.

Stock Ownership Guidelines

We have stock ownership guidelines to help align the interests of our Section 16 officers on the CEO Executive Staff with those of our shareholders. The guidelines provide that officers should meet the following ownership levels of Applied common stock:

Position	Ownership Level

CEO	6x base salary

Other Officers	3x base salary

Unearned performance awards and unexercised options (or portions thereof) are not included for purposes of satisfying the guidelines. Officers may not sell any shares of Applied stock if their ownership would fall below the applicable guideline following the sale.

As of December 31, 2021, all of our officers were in compliance with the stock ownership guidelines.

Hedging and Pledging Prohibitions

Applied has an insider trading policy that, among other things, prohibits all of our employees (including officers) and directors from engaging in hedging or other speculative transactions relating to Applied shares. Prohibited transactions include short sales, derivative securities (such as put and call options, or other similar instruments) and other hedging transactions (such as equity swaps, prepaid variable forwards, or similar instruments), or any transactions that have, or are designed to have, the effect of hedging or offsetting any decrease in the market value of Applied securities. In addition, Section 16 officers and directors are prohibited from holding Applied securities in a margin account or otherwise pledging Applied securities as collateral for a loan.

Clawback Policy

We have a “clawback” policy that allows the Board to require reimbursement of incentive compensation from an executive officer in the event that intentional misconduct by the officer is determined to be the primary cause of a material negative restatement of Applied’s financial results. The compensation that may be recovered is the after-tax portion of any bonus

Applied Materials, Inc. 43

paid to, and any performance-based equity awards earned by, the NEO within the 12 months after filing of the financial statements, if the compensation would not have been paid to the NEO had Applied’s financial results been reported properly. The policy applies to financial statements filed in a rolling three- year, look-back period. This clawback policy is in addition to any policies or recovery rights that are required under applicable laws, including the Sarbanes-Oxley Act and the Dodd-Frank Act.

Tax Deductibility

Section 162(m) of the Internal Revenue Code, as amended by the Tax Cuts and Jobs Act of 2017, restricts deductibility for federal income tax purposes of annual individual compensation in excess of $1 million to each NEO, effective for tax years beginning after 2017, subject to a transition rule for certain written binding contracts which were in effect on November 2, 2017, and which were not modified in any material respect on or after such date. While the HRCC considers the deductibility of compensation as a factor in making compensation decisions, it retains the flexibility to provide compensation that is consistent with the Company’s goals for its executive compensation program, even if such compensation is not tax-deductible.

HUMAN RESOURCES AND

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Applied specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

The Human Resources and Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis for fiscal 2021. Based on the review and discussions, the Human Resources and Compensation

Committee recommended to the Board that the Compensation Discussion and Analysis be included in Applied’s Proxy Statement for its 2022 Annual Meeting of Shareholders.

This report is submitted by the Human Resources and Compensation Committee.

Thomas J. Iannotti (Chair)

Xun (Eric) Chen

Alexander A. Karsner

44 2022 Proxy Statement

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal 2021, 2020 and 2019

The following table shows compensation information for fiscal 2021, 2020 and 2019 for our NEOs.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)

Gary E. Dickerson President and Chief Executive Officer	2021 2020 2019	1,049,808 1,030,000 1,024,808	— — —	31,710,469 14,299,176 11,696,506	2,039,400 1,786,406 1,133,000	465,882 179,405 218,081	(4)	35,265,559 17,294,987 14,072,395

Robert J. Halliday(5) Senior Vice President, Chief Financial Officer	2021	268,500	—	—	351,844	57,872	(6)	678,216

Daniel J. Durn(7) Former Senior Vice President, Chief Financial Officer	2021 2020 2019	681,635 625,000 620,673	— — —	9,932,231 4,459,552 3,931,029	— 975,586 580,078	75,104 13,893 13,620	(8)	10,688,970 6,074,031 5,145,400

Prabu G. Raja Senior Vice President, Semiconductor Products Group	2021 2020 2019	648,135 567,000 564,058	— — —	9,400,928 3,359,304 2,892,132	1,195,703 923,324 430,948	75,070 17,842 16,464	(9)	11,319,836 4,867,470 3,903,602

Ali Salehpour Senior Vice President, Services, Display and Flexible Technology	2021 2020 2019	653,942 625,000 620,673	— — —	4,501,365 4,247,422 3,931,029	974,152 774,984 411,750	74,396 16,194 12,730	(10)	6,203,855 5,663,600 4,976,182

Omkaram Nalamasu(11) Senior Vice President, Chief Technology Officer	2021	552,789	—	3,019,654	848,513	63,916	(12)	4,484,872

(1)	Applied’s fiscal 2021 contained 53 weeks, and fiscal 2020 and 2019 each contained 52 weeks.
(2)

Amounts shown do not reflect compensation actually received by the executive officer. Instead, the amounts reported represent the aggregate grant date fair value of target stock awards granted in the respective fiscal years, as determined pursuant to ASC 718 (but excluding the effect of estimated forfeitures for performance-based awards). For fiscal 2021, the grant date fair value of the maximum number of stock awards that may be earned by each NEO was as follows: Mr. Dickerson: $44,453,109; Mr. Durn: $13,063,767; Dr. Raja: $12,357,270; Mr. Salehpour: $5,985,380; and Dr. Nalamasu: $4,015,178. See “Fiscal 2021 Equity Awards” on page 38 for more information regarding the stock awards, including the non-recurring performance-based Value Creation Awards awarded to Mr. Dickerson, Mr. Durn and Dr. Raja during fiscal 2021. The assumptions used to calculate the value of awards are set forth in Note 14 of the Notes to Consolidated Financial Statements included in Applied’s Annual Report on Form 10-K for fiscal 2021 filed with the SEC on December 17, 2021.

(3)	Amounts consist of payouts earned under the Senior Executive Bonus Plan for services rendered in the respective fiscal years.
(4)

Amount includes (a) Applied’s matching contribution of $13,050 under the tax-qualified 401(k) Plan, (b) Applied’s payment on behalf of Mr. Dickerson of $1,068 in term life insurance premiums, (c) Applied’s matching contribution of $2,500 to an eligible non-profit organization pursuant to a program under the Applied Materials, Inc. Political Action Committee, (d) a payment of $800 as reimbursement for internet and technology expenses, which payment was made to all U.S. employees working primarily from home during the COVID-19 pandemic, (e) a one-time lump-sum payment of $91,427 for accrued paid time off as a result of Applied’s change to a flexible time off policy for all U.S. exempt employees and (f) $357,036 for the installation of a residential security system and related monitoring services, as well as ancillary personal security services.

(5)

Mr. Halliday was appointed interim Chief Financial Officer effective September 30, 2021, and prior to that he served as a corporate vice president of the Company. Mr. Halliday was not an NEO in fiscal 2020 or fiscal 2019.

(6)

Amount consists of (a) Applied’s matching contribution of $11,408 under the tax-qualified 401(k) Plan, (b) Applied’s payment on behalf of Mr. Halliday of $89 in term life insurance premiums, (c) a payment of $800 as reimbursement for internet and technology expenses, which payment was made to all U.S. employees working primarily from home during the COVID-19 pandemic and (d) a one-time lump-sum payment of $45,935 for accrued paid time off as a result of Applied’s change to a flexible time off policy for all U.S. exempt employees.

(7)	Mr. Durn voluntarily terminated his employment with Applied effective October 15, 2021 and upon termination of his employment all of his previously awarded and unvested PSUs and RSUs were forfeited.
(8)

Amount consists of (a) Applied’s matching contribution of $11,060 under the tax-qualified 401(k) Plan, (b) Applied’s payment on behalf of Mr. Durn of $1,068 in term life insurance premiums, (c) a payment of $800 as reimbursement for internet and technology expenses, which payment was made to all U.S. employees working primarily from home during the COVID-19 pandemic and (d) a one-time lump-sum payment of $62,176 for accrued paid time off as a result of Applied’s change to a flexible time off policy for all U.S. exempt employees.

(9)

Amount consists of (a) Applied’s matching contribution of $12,256 under the tax-qualified 401(k) Plan, (b) Applied’s payment on behalf of Dr. Raja of $1,068 in term life insurance premiums, (c) a payment of $750 under Applied’s Patent Incentive Award Program, (d) Applied’s matching contribution of $2,500 to an eligible non-profit organization pursuant to a program under the Applied Materials, Inc. Political Action Committee, (e) a payment of $800 as reimbursement for internet and technology expenses, which payment was made to all U.S. employees working primarily from home during the COVID-19 pandemic and (f) a one-time lump-sum payment of $57,697 for accrued paid time off as a result of Applied’s change to a flexible time off policy for all U.S. exempt employees.

Applied Materials, Inc. 45

(10)

Amount consists of (a) Applied’s matching contribution of $12,970 under the tax-qualified 401(k) Plan, (b) Applied’s payment on behalf of Mr. Salehpour of $1,068 in term life insurance premiums, (c) Applied’s matching contribution of $2,500 to an eligible non-profit organization pursuant to a program under the Applied Materials, Inc. Political Action Committee, (d) a payment of $800 as reimbursement for internet and technology expenses, which payment was made to all U.S. employees working primarily from home during the COVID-19 pandemic and (e) a one-time lump-sum payment of $57,058 for accrued paid time as a result of Applied’s change to a flexible time off policy for all U.S. exempt employees.

(11)	Dr. Nalamasu was not an NEO in fiscal 2020 or fiscal 2019.
(12)

Amount consists of (a) Applied’s matching contribution of $10,727 under the tax-qualified 401(k) Plan, (b) Applied’s payment on behalf of Dr. Nalamasu of $1,068 in term life insurance premiums, (c) Applied’s matching contribution of $2,500 to an eligible non-profit organization pursuant to a program under the Applied Materials, Inc. Political Action Committee, (d) a payment of $800 as reimbursement for internet and technology expenses, which payment was made to all U.S. employees working primarily from home during the COVID-19 pandemic and (e) a one-time lump-sum payment of $48,820 for accrued paid time as a result of Applied’s change to a flexible time off policy for all U.S. exempt employees.

Grants of Plan-Based Awards for Fiscal 2021

The following table shows all plan-based awards granted to the NEOs during fiscal 2021.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Gary E. Dickerson	12/3/2020 12/3/2020 12/3/2020 —	— — — 0	— — — 1,545,000	— — — 4,635,000	61,085 — 58,073 —	122,169 — 116,145 —	244,338 — 232,290 —	— 40,723 — —	13,280,967 3,415,438 15,014,064 —	(4)

Robert J. Halliday	—	0	234,563	703,668	—	—	—	—	—

Daniel J. Durn(5)	12/3/2020 12/3/2020 12/4/2020 —	— — — 0	— — — 958,500	— — — 2,875,500	13,793 — 16,885 —	27,585 — 33,769 —	55,170 — 67,538 —	— 27,585 — —	2,998,740 2,313,554 4,619,937 —	(4)

Prabu G. Raja	12/3/2020 12/3/2020 12/4/2020 —	— — — 0	— — — 877,500	— — — 2,632,500	12,413 — 16,885 —	24,826 — 33,769 —	49,652 — 67,538 —	— 24,826 — —	2,698,834 2,082,157 4,619,937 —	(4)

Ali Salehpour	12/3/2020 12/3/2020 —	— — 0	— — 870,750	— — 2,612,250	11,687 — —	23,374 — —	46,748 — —	— 23,374 —	2,540,988 1,960,377 —

Omkaram Nalamasu	12/3/2020 12/3/2020 —	— — 0	— — 660,000	— — 1,980,000	7,840 — —	15,680 — —	31,360 — —	— 15,680 —	1,704,573 1,315,082 —

(1)

Amounts shown were estimated possible payouts for fiscal 2021 under the Senior Executive Bonus Plan (additional information on the annual bonus plan can be found on page 31 under “Annual Incentive Bonus Opportunities.”). These amounts were based on the individual NEO’s fiscal 2021 base salary and target bonus as a percentage of base salary. The maximum amount shown is calculated as three times the target amount for the NEO. Actual bonuses received by the NEOs for fiscal 2021 under the Senior Executive Bonus Plan are reported in the Summary Compensation Table under the column titled “Non-Equity Incentive Plan Compensation.”

(2)	Additional information on the equity awards can be found under “Fiscal 2021 Equity Awards” and “Value Creation Awards” on pages 38 and 39, respectively.
(3)

Amounts shown do not reflect compensation actually received by the NEOs. Instead, the amounts represent the aggregate grant date fair value of the awards as determined pursuant to ASC 718 (but excluding the effect of estimated forfeitures for performance-based awards). The assumptions used to calculate the awards’ value are set forth in Note 14 of the Notes to Consolidated Financial Statements included in Applied’s Annual Report on Form 10-K for fiscal 2021 filed with the SEC on December 17, 2021.

(4)

Reflects non-recurring performance-based awards that only deliver value to participants if total shareholder return hurdles are met during the five-year performance period and only if participants continue their employment with Applied through the end of the performance period, as described in more detail under “Value Creation Awards” beginning on page 39.

(5)	Mr. Durn voluntarily terminated his employment with Applied effective October 15, 2021 and upon termination of his employment all of the awards shown were forfeited.

46 2022 Proxy Statement

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal 2021 Year-End

The following table shows all outstanding equity awards held by the NEOs at the end of fiscal 2021.

Stock Awards(1)
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Gary E. Dickerson	28,455 38,876 40,723 — — — —	(3) (4) (5)	3,888,376 5,312,405 5,564,798 — — — —	— — — 256,090 174,942 122,169 116,145	(6) (7) (8) (9)	— — — 34,994,699 23,905,824 16,694,394 15,871,214
Robert J. Halliday	—		—	—		—
Daniel J. Durn(10)	—		—	—		—
Prabu G. Raja	8,877 14,228 19,004 24,826 — — — —	(11) (3) (12) (13)	1,213,042 1,944,256 2,596,897 3,392,473 — — — —	— — — — 42,682 28,505 24,826 33,769	(14) (7) (8) (15)	— — — — 5,832,495 3,895,208 3,392,473 4,614,534
Ali Salehpour	19,338 24,028 23,374 — — —	(3) (16) (17)	2,642,538 3,283,426 3,194,057 — — —	— — — 58,014 36,041 23,374	(18) (7) (8)	— — — 7,927,613 4,925,003 3,194,057
Omkaram Nalamasu	10,244 13,999 15,680 — — —	(3) (19) (20)	1,399,843 1,912,963 2,142,672 — — —	— — — 30,731 20,998 15,680	(21) (7) (8)	— — — 4,199,391 2,869,377 2,142,672

(1)

Stock awards consist of time-vesting restricted stock units (“RSUs”) and performance share units (“PSUs”), all of which will be converted into Applied common stock on a one-to-one basis upon vesting. All future vesting of shares is subject to the NEO’s continued employment with Applied through each applicable vesting date. See “Long-Term Incentives” on page 37 for more information regarding these awards.

(2)

Market value was determined by multiplying the number of such shares by the closing price of Applied common stock of $136.65 on October 29, 2021, the last trading day of fiscal 2021, as reported on the Nasdaq Global Select Market.

(3)	RSUs were granted on December 6, 2018. These shares vested in full on December 19, 2021.
(4)	RSUs were granted on December 5, 2019. Of these, 19,438 shares vested on December 19, 2021 and 19,438 shares are scheduled to vest on December 19, 2022.
(5)

RSUs were granted on December 3, 2020. Of these, 13,574 shares vested on December 19, 2021, 13,574 shares are scheduled to vest on December 19, 2022 and 13,575 shares are scheduled to vest on December 19, 2023.

(6)

PSUs were granted on December 6, 2018. These shares vested on December 19, 2021. On December 2, 2021, an additional 127,021 shares became eligible to vest due to achievement of performance goals related to the grant. These additional shares also vested on December 19, 2021.

(7)

PSUs were granted on December 5, 2019. The shares are scheduled to vest on December 19, 2022, depending on the achievement of specified performance goals. The number of shares shown is the target amount, and the actual number of shares that may vest ranges from 0% to 200% of the target amount, depending on the achievement of specified performance goals.

(8)

PSUs were granted on December 3, 2020. The shares are scheduled to vest on December 19, 2023, depending on the achievement of specified performance goals. The number of shares shown is the target amount, and the actual number of shares that may vest ranges from 0% to 200% of the target amount, depending on the achievement of specified performance goals.

(9)

PSUs were granted on December 3, 2020. The shares are scheduled to vest on October 26, 2025, depending on the achievement of specified performance goals. The number of shares shown is the target amount, and the actual number of shares that may vest ranges from 0% to 200% of the target amount, depending on the achievement of specified performance goals.

Applied Materials, Inc. 47

(10)	Mr. Durn voluntarily terminated his employment with Applied effective October 15, 2021, and upon termination of his employment all of his previously awarded and unvested PSUs and RSUs were forfeited.
(11)	RSUs were granted on November 6, 2017. These shares vested in full on December 19, 2021.
(12)	RSUs were granted on December 5, 2019. Of these, 9,502 shares vested on December 19, 2021 and 9,502 shares are scheduled to vest on December 19, 2022.
(13)

RSUs were granted on December 3, 2020. Of these, 8,275 shares vested on December 19, 2021, 8,275 shares are scheduled to vest on December 19, 2022 and 8,276 shares are scheduled to vest on December 19, 2023.

(14)

PSUs were granted on December 6, 2018. These shares vested on December 19, 2021. On December 2, 2021, an additional 21,171 shares became eligible to vest due to achievement of performance goals related to the grant. These additional shares also vested on December 19, 2021.

(15)

PSUs were granted on December 4, 2020. The shares are scheduled to vest on October 26, 2025, depending on the achievement of specified performance goals. The number of shares shown is the target amount, and the actual number of shares that may vest ranges from 0% to 200% of the target amount, depending on the achievement of specified performance goals.

(16)	RSUs were granted on December 5, 2019. Of these, 12,014 shares vested on December 19, 2021 and 12,014 shares are scheduled to vest on December 19, 2022.
(17)

RSUs were granted on December 3, 2020. Of these, 7,791 shares vested on December 19, 2021, 7,791 shares are scheduled to vest on December 19, 2022 and 7,792 shares are scheduled to vest on December 19, 2023.

(18)

PSUs were granted on December 6, 2018. These shares vested on December 19, 2021. On December 2, 2021, an additional 28,775 shares became eligible to vest due to achievement of performance goals related to the grant. These additional shares also vested on December 19, 2021.

(19)	RSUs were granted on December 5, 2019. Of these, 6,999 shares vested on December 19, 2021 and 7,000 shares are scheduled to vest on December 19, 2022.
(20)	RSUs were granted on December 3, 2020. Of these, 5,226 shares vested on December 19, 2021 and 5,227 shares are scheduled to vest on December 19 of each of 2022 and 2023.
(21)

PSUs were granted on December 6, 2018. These shares vested on December 19, 2021. On December 2, 2021, an additional 15,242 shares became eligible to vest due to achievement of performance goals related to the grant. These additional shares also vested on December 19, 2021.

Option Exercises and Stock Vested for Fiscal 2021

The following table shows all stock awards that vested and the value realized upon vesting for each NEO during fiscal 2021.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)

Gary E. Dickerson	246,770	21,244,429

Robert J. Halliday	—	—

Daniel J. Durn	97,339	7,727,136

Prabu G. Raja	71,977	6,196,500

Ali Salehpour	81,748	7,037,685
Omkaram Nalamasu	45,592	3,925,015
(1)

Of the amounts shown in this column, Applied withheld the following number of shares to cover tax withholding obligations: 122,351 shares for Mr. Dickerson; 51,252 shares for Mr. Durn; 34,015 shares for Dr. Raja; 38,846 shares for Mr. Salehpour; and 21,184 shares for Dr. Nalamasu.

(2)	Value realized equals the fair market value of Applied common stock on the vesting date, multiplied by the number of shares that vested.

Non-Qualified Deferred Compensation

Applied’s 2016 Deferred Compensation Plan (the “DCP”) is a non-qualified deferred compensation plan that allows eligible employees, including executive officers, to voluntarily defer receipt of up to 40% of their base salaries and all or a portion of their eligible sales incentive and annual bonus payments, if any.

Deferrals made prior to the restatement of the DCP in October 2015 (the “2015 Restatement Date”) are retained as separate “rollover” accounts under the DCP. These deferrals continue to be credited with deemed interest in the sum of

(a) the yield-to-maturity of five-year U.S. Treasury notes, plus (b) 1.50%. Deferred amounts in the rollover accounts, plus deemed interest thereon, are generally payable on the same date selected by the participants or specified prior to the 2015 Restatement Date under the terms of the DCP. Beginning in fiscal 2016, deferrals under the DCP are credited with deemed investment returns, gains or losses based upon investment crediting options available under the DCP. Applied does not make any matching or other employer contributions to the plan for our executive officers.

48 2022 Proxy Statement

EXECUTIVE COMPENSATION

Under the DCP, a change in control (as defined prior to the 2015 Restatement Date), would trigger the distribution of all deferred balances in the rollover accounts. For account balances after the 2015 Restatement Date, the DCP provides distribution rules for in-service and future date distribution options and upon a qualifying separation from service, disability and change in control, including the option to change the time and form of payment within three (3) months following a change in control, as such term is defined in the DCP. Distributions are payable from the general assets of Applied or from the assets of a grantor trust (known as a rabbi trust) established by Applied for distributions made from accounts established after the 2015 Restatement Date and existing as of December 31, 2019, and their associated earnings.

Non-Qualified Deferred Compensation for Fiscal 2021

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)

Gary E. Dickerson	—	—	—	—	—

Robert J. Halliday	—	—	—	—	—

Daniel J. Durn	—	—	—	—	—

Prabu G. Raja	1,081,518	—	179,232	—	6,965,464

Ali Salehpour	1,004,572	—	107,214	—	7,892,709
Omkaram Nalamasu	804,040	—	159,302	164,438	5,603,559
(1)	Amounts in this column are included in the Summary Compensation Table for fiscal 2021.
(2)	Amounts in this column are not included in the Summary Compensation Table because there were no above-market or preferential earnings for fiscal 2021.
(3)

Amounts in this column represent the balances as of October 31, 2021 and include compensation already reported in the Summary Compensation Table above and in the Summary Compensation Table in prior years’ proxy statements, except for the earnings on contributions, which were not at above-market or preferential rates, and for contributions made when the individual was not a NEO.

Employment Agreement

Applied does not have employment agreements with any of its NEOs, other than an agreement with Mr. Dickerson. The agreement with Mr. Dickerson was entered into in connection with his appointment as President and CEO.

Mr. Dickerson’s employment agreement, dated August 14, 2013, provides that if Applied terminates his employment other than for cause and other than due to death or disability, he would be entitled to receive a lump sum payment equal to 275% of his base salary, provided that he executes an agreement containing a release of claims and non-solicitation and non-disparagement provisions in favor of Applied.

For purposes of Mr. Dickerson’s agreement, “cause” generally means the willful failure to perform his duties after written notice and an opportunity to cure; the willful commission of a wrongful act that caused, or was reasonably likely to cause, substantial damage to Applied, or an act of fraud in the performance of his duties; conviction for the commission of a felony in connection with the performance of his duties; or the order of a federal or state regulatory authority requiring the termination of his employment.

Potential Payments Upon Termination or Change of Control

Applied does not currently have change of control agreements or arrangements with any of its NEOs.

Potential Payments Upon Termination. Under Mr. Dickerson’s employment agreement described above, he would have been entitled to receive $2,832,500 (275% of his annual base salary at the end of fiscal 2021) had Applied terminated his employment without cause on October 29, 2021, the last business day of fiscal 2021. No other NEO was party to an employment agreement in effect on October 29, 2021 or entitled to receive severance payments under such an agreement.

Additionally, the Value Creation Awards granted to Mr. Dickerson and Dr. Raja in early fiscal 2021 provide for accelerated vesting in the event of involuntary termination of employment without cause (as defined under the Stock Plan). In the event of such a termination, the performance period for the Value Creation Awards would be deemed to end on the date of such termination and the number of shares that would

Applied Materials, Inc. 49

vest would be determined as of such date. The following table shows the amounts attributable to the accelerated vesting of the Value Creation Awards if Applied had terminated Mr. Dickerson’s or Dr. Raja’s employment, respectively, without cause on October 29, 2021, the last business day of fiscal 2021. See “Value Creation Awards” beginning on page 39 for more information regarding the awards.

Named Executive Officer	Value of Vesting Acceleration of Value Creation Awards ($)(1)

Gary E. Dickerson	28,774,527

Prabu G. Raja	8,366,260
(1)

Amount based on the number of Value Creation Awards for which vesting would have been accelerated, calculated as (i) the target number of units awarded, (ii) multiplied by the 181.3% modifier that would have applied based on Applied’s absolute TSR achievement as of October 29, 2021 as compared to the program goals, (iii) multiplied by $136.65, the closing price of Applied common stock on October 29, 2021.

Qualified Retirement—Employee Stock Incentive Plan. PSU and RSU awards granted beginning in fiscal 2019 to certain of our NEOs are subject to retirement provisions which provide for partial accelerated vesting of RSU awards and a partial payout of the PSU awards based on actual performance at the conclusion of the three-year performance period, in the event of a qualifying retirement. In order to qualify, an executive is required to have reached age 60 and have completed at least five years of service with Applied, at the time of his or her retirement. As of the end of fiscal 2021, each of Mr. Dickerson, Dr. Nalamasu and Mr. Salehpour would have met the conditions for a qualifying retirement under these provisions. The following table shows the amounts attributable to a partial accelerated vesting of RSU awards and partial payout of PSU awards if the NEOs had incurred a qualifying retirement on October 29, 2021, the last business day of fiscal 2021. The retirement provision does not apply to the Value Creation Awards.

Named Executive Officer	Value of Partial RSU Vesting Acceleration and Partial PSU Payout ($)(1)
Gary E. Dickerson	63,307,166
Robert J. Halliday	—
Daniel J. Durn	—
Ali Salehpour	10,697,782
Prabu G. Raja	—
Omkaram Nalamasu	10,882,168
(1)

Amount based on the number of RSUs for which vesting would have been accelerated and target number of PSUs which would have vested, multiplied by $136.65, the closing price of Applied common stock on October 29, 2021.

Change of Control—Employee Stock Incentive Plan. Our Stock Plan provides that the vesting of equity awards granted under the plan to employees, including the NEOs, will be accelerated in full upon a change of control of Applied if the successor corporation (or its parent or subsidiary) does not assume or provide a substitute for the outstanding awards. Separately, equity awards will be accelerated in full if the award holder is terminated without cause or resigns employment with Applied for good reason, in each case, within 12 months following a change of control of Applied and as defined under the Stock Plan or the applicable award agreement. This double-trigger accelerated vesting does not apply if the applicable award agreement specifically states that it will not apply or if the participant’s employment is terminated due to his or her death or disability, resignation without good reason or termination for cause.

The following table shows the amounts attributable to the accelerated vesting of equity awards under the Stock Plan following a change of control in which the awards are not assumed or substituted, or within 12 months following a change of control in which the NEO is terminated without cause or resigns for good reason, in each case assuming the change of control and termination or resignation occurred on October 29, 2021, the last business day of fiscal 2021.

Named Executive Officer	Value of Vesting Acceleration ($)(1)

Gary E. Dickerson	106,231,710

Robert J. Halliday	—

Daniel J. Durn	—

Ali Salehpour	25,166,694

Prabu G. Raja	26,881,378

Omkaram Nalamasu	14,666,918
(1)	Amount based on the number of RSUs and target number of PSUs for which vesting would have been accelerated, multiplied by $136.65, the closing price of Applied common stock on October 29, 2021.

50 2022 Proxy Statement

EXECUTIVE COMPENSATION

CEO Pay Ratio

SEC Required Pay Ratio. In accordance with SEC rules, we are providing the ratio of the annual total compensation of our CEO, to the median of the annual total compensation of our employees (other than the CEO). The fiscal 2021 annual total compensation of our CEO, Mr. Dickerson, was $35,265,559, the fiscal 2021 annual total compensation of our median compensated employee (other than the CEO) was $109,304, and the ratio of these amounts was 323 to 1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our human resources system of record and the methodology described below. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Supplemental Pay Ratio without Value Creation Award. In addition to the required pay ratio, we are providing a supplemental pay ratio that excludes from our CEO’s compensation the $15,014,064 grant date fair value of the Value Creation Award granted to him in early fiscal 2021. Because the Value Creation Awards are not expected to be made in subsequent years and are not representative of ongoing compensation, we believe it is useful to also provide the pay ratio without the Value Creation Award. The terms of and rationale for granting the Value Creation Award to our CEO are discussed under “Value Creation Awards” beginning on page 39.

For fiscal 2021, the ratio of the annual total compensation of our CEO without the Value Creation Award to the annual total compensation of our median compensated employee was 185 to 1.

For purposes of identifying our median compensated employee, we used our global employee population as of October 31, 2021, the last day of fiscal 2021, identified based on our human resources system of record. We used total direct compensation as our consistently applied compensation measure for such population. In this context, total direct compensation means the sum of the applicable annualized base salary determined as of October 31, 2021, the annual incentive earned for service in fiscal 2021, and the approved value of the annual equity awards granted during fiscal 2021, not including off-cycle grants in the case of new hires, promotions, or similar circumstances. Given the Company’s global population, we used the foreign currency exchange rates in effect at the end of fiscal 2021 for the salary and the annual incentive. After identifying our median compensated employee, we then calculated the annual total compensation for our median compensated employee using the same methodology used for our CEO as set forth in the Summary Compensation Table of this proxy statement.

Certain Relationships and Related Transactions

Applied’s Audit Committee is responsible for the review, approval, or ratification of “related person transactions” involving Applied or its subsidiaries and related persons. Under SEC rules, a related person is a director, officer, nominee for director, or 5% shareholder of a company since the beginning of the previous fiscal year, and their immediate family members. Applied has adopted written policies and procedures that apply to any transaction or series of transactions in which (1) Applied or a subsidiary is a participant, (2) the amount involved exceeds $120,000 and (3) a related person has a direct or indirect material interest.

In accordance with these policies and procedures, the Audit Committee determines whether the related person has a material interest in a transaction and may, in its discretion, approve, ratify, or take other action with respect to the transaction. The Audit Committee reviews all material facts related to the transaction and takes into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the related person’s interest in the transaction, and the purpose and the potential benefits to Applied of the transaction.

In addition, the Audit Committee has delegated authority to the Chair of the Audit Committee to review and approve transactions in accordance with specified criteria, if advance review by the Audit Committee is not feasible. Any transactions approved by the Chair must be reported to the Audit Committee at its next regularly scheduled meeting.

The Audit Committee has adopted standing pre-approvals for limited transactions with related persons. Pre-approved transactions are as follows:

●	Any transaction with another company with which a related person’s only relationship is as an employee, director, or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of $1 million or 2% of that company’s total annual revenues;

Applied Materials, Inc. 51

●	Any charitable contribution, grant, or endowment by Applied or The Applied Foundation to a charitable organization, foundation, or university with which a related person’s only relationship is as an employee (other than an executive officer) or a director, if the amount involved does not exceed the lesser of $1 million or 2% of the charitable organization’s total annual receipts;

●	Compensation to executive officers or directors that has been approved by the Human Resources and Compensation Committee;
●	Transactions in which all shareholders receive proportional benefits or where the rates or charges involved are determined by competitive bids; and

●	Banking-related services involving a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar service.

52 2022 Proxy Statement

PROPOSAL 3—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 3—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking shareholders to ratify the appointment of KPMG LLP (“KPMG”) as Applied’s independent registered public accounting firm for fiscal 2022, which began on November 1, 2021 and will end on October 30, 2022. The Audit Committee and the Board believe that the retention of KPMG to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders. Although ratification is not legally required, Applied is submitting the appointment of KPMG to its shareholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified, the Audit Committee of the Board will reconsider the appointment. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the fiscal year if it determines that such a change would be in the best interest of the Company and its shareholders.

The Audit Committee is directly responsible for the appointment, compensation, retention, oversight, evaluation and, when appropriate, replacement of the independent registered public accounting firm that serves as the Company’s independent accountants. KPMG has served as our independent registered public accounting firm since 2004. In selecting the independent auditor, the Audit Committee annually considers many factors, including its qualifications and performance during fiscal 2021 and 2020, its independence and tenure as the Company’s auditor; KPMG’s capability and expertise in handling the breadth and complexity of the Company’s global operations, including the expertise and capability of the lead audit partner; historical and recent performance, including the extent and quality of KPMG’s communications with the Audit Committee; Public Company Accounting Oversight Board inspection reports, and the appropriateness of KPMG’s fees for audit and non-audit services. Further, in conjunction with ensuring the rotation of KPMG’s lead engagement partner, the Audit Committee and its Chair are directly involved with the selection of KPMG’s lead engagement partner. The next mandatory rotation for KPMG’s lead engagement partner is scheduled to occur in fiscal year 2024.

Representatives of KPMG will be present at the Annual Meeting. They will be given an opportunity to make a statement if they wish and will be available to respond to appropriate questions.

Fees Paid to KPMG LLP

The following table shows fees paid by Applied for professional services rendered by KPMG for fiscal 2021 and 2020, which ended on October 31, 2021 and October 25, 2020, respectively. All of the fees shown in the table were approved by the Audit Committee in accordance with its pre-approval process.

Fee Category	Fiscal 2021	Fiscal 2020
	(In thousands)

Audit Fees	$6,500	$6,839

Audit-Related Fees	67	111

Tax Fees:

Tax Compliance and Review	396	601

Tax Planning and Advice	94	275

All Other Fees	11	75

Total Fees	$7,068	$7,901

Audit Fees consisted of fees for (a) professional services rendered for the annual audit of Applied’s consolidated financial statements, (b) review of the interim consolidated financial statements included in quarterly reports and (c) services that are typically provided by an independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

Audit-Related Fees included fees for assurance and related services that were reasonably related to the performance of the audit or review of Applied’s consolidated financial statements and are not reported under “Audit Fees.” Audit-related fees also included fees incurred for services in connection with compliance with government-funded grant requirements and audits of financial statements of certain employee benefit plans.

Tax Fees consisted of fees for professional services for tax compliance and review, and tax planning and advice. Tax compliance and review services consisted of federal, state, and international tax compliance, assistance with tax audits and appeals, and assistance with customs and duties audits. Tax planning and advice services consisted of consultations related to tax compliance matters and certain international operations.

All Other Fees consisted of fees for services in connection with a contract compliance audit and consultations regarding an employee benefit plan.

The Audit Committee has concluded that the provision of the non-audit services described above was compatible with maintaining the independence of KPMG.

✓	THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG AS APPLIED’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2022

Applied Materials, Inc. 53

Policy on Audit Committee’s Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee reviews and, as appropriate, pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, and tax services, as well as specifically designated non-audit services which, in the opinion of the Audit Committee, will not impair the independence of the independent registered public accounting firm. Pre-approval generally is provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and generally is subject to a specific budget. The independent registered public accounting firm and Applied’s management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, including the fees for the services performed to date. In addition, the Audit Committee also may pre-approve particular services on a case-by-case basis, as necessary or appropriate.

Audit Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Applied specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

Composition. The Audit Committee of the Board is composed of the directors named below. Each member of the Audit Committee meets the independence and financial experience requirements under applicable SEC rules and Nasdaq listing standards. In addition, the Board has determined that each of Judy Bruner, Adrianna C. Ma, Yvonne McGill, and Scott A. McGregor is an “audit committee financial expert” as defined by SEC rules.

Responsibilities. The Audit Committee operates under a written charter that has been adopted by the Board. The charter is reviewed annually for changes, as appropriate. The Audit Committee is responsible for general oversight of Applied’s auditing, accounting and financial reporting processes, system of internal control over financial reporting, and tax, legal, regulatory, and ethical compliance. Applied’s management is responsible for: (a) maintaining Applied’s books of account and preparing periodic financial statements based thereon; and (b) maintaining the system of internal control over financial reporting. The independent registered public accounting firm is responsible for auditing Applied’s annual consolidated financial statements.

Review with Management and Independent Registered Public Accounting Firm. The Audit Committee hereby reports as follows:

1.

The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm, KPMG LLP (“KPMG”), together and separately, Applied’s audited consolidated financial statements contained in Applied’s Annual Report on Form 10-K for fiscal year 2021.

2.	The Audit Committee has discussed with KPMG matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board.

3.

The Audit Committee has received from KPMG the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence.

Based on the review and discussions referred to in paragraphs 1-3 above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in Applied’s Annual Report on Form 10-K for fiscal year 2021 for filing with the SEC.

The Audit Committee appointed KPMG as Applied’s independent registered public accounting firm for fiscal year 2022 and recommends to shareholders that they ratify the appointment of KPMG as Applied’s independent registered public accounting firm for fiscal year 2022.

This report is submitted by the Audit Committee.

Judy Bruner (Chair)

Adrianna C. Ma

Yvonne McGill

Scott A. McGregor

54 2022 Proxy Statement

PROPOSAL 4—SHAREHOLDER PROPOSAL REGARDING SPECIAL SHAREHOLDER MEETING

PROPOSAL 4—SHAREHOLDER PROPOSAL REGARDING SPECIAL SHAREHOLDER MEETING

Kenneth Steiner, whose address and stockholding will be provided by us upon request, has submitted the following proposal. The shareholder proposal will be voted on at the 2022 Annual Meeting only if properly presented by or on behalf of the proponent.

Applied is not responsible for the accuracy or content of the proposal and supporting statement, which are presented below as received from the proponent.

THE BOARD RECOMMENDS A VOTE AGAINST THIS SHAREHOLDER PROPOSAL.

Shareholder Proposal

Proposal 4 – Special Shareholder Meeting Improvement

Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareowner meeting.

Since Applied Materials management will not give its shareholders a genuine right to act by written consent we need the right for 10% of shares to be able to call a special shareholder meeting.

Applied Materials shareholders gave 49% support to a shareholder proposal to give shareholders the right to act by written consent. This 49% support represented clear majority support from the shares that have access to impendent proxy voting advice. In response to this majority support management gave us a useless right to act by written consent. This was under the “leadership” of Ms. Judy Bruner, who chaired the Governance Committee.

Management said that it would be mandatory to have the backing of 20% of all shares in existence to do so little as to ask for record date to start the written consent process. Why would any group of shareholders, who own 20% of our company, find it attractive to do so little as to ask management to look a calendar and name a date when these same owners of 20% of our company could compel management to hold a special shareholder meeting.

Door number one is management looks at a calendar and names a date.

Door number two is management is compelled to hold a special shareholder meeting.

What group of shareholders who own 20% of our company, in their right mind, would choose door number one?

To make up for our lack of a real right to act by written consent we need the right of 10% of shares to call for a special shareholder meeting.

Certain companies, that do not provide for a shareholder right to act by written consent, have a more reasonable stock ownership threshold to call for a special shareholder meeting.

Southwest Airlines is an example of a company that does not provide for shareholder written consent and yet provides for 10% of shares to call for a special shareholder meeting.

Special meetings allow shareholders to vote on important matters, such as electing new directors with special expertise or independence that may be lacking in our current directors as was the case with the 3 new Exxon directors supported by Engine No. 1 hedge fund in 2021.

Our management is best served by providing the means for 10% of shareholders, who have special expertise, to bring emerging opportunities or solutions to problems to the attention of management and all shareholders.

Also shareholder engagement is a toothless way to introduce new ideas to management. And management can abruptly discontinue or drastically restructure any shareholder engagement program if it fails to give mostly cheerleading feedback to management. Plus we do not have a requirement for independent board chairman which is another means to bring new ideas to management.

Please vote yes:

Special Shareholder Meeting Improvement – Proposal 4

FOR Shareholder Rights

NOTE: The graphic above was submitted as part of the shareholder’s proposal.

Applied Materials, Inc. 55

Board of Directors Statement in Opposition

The Board of Directors recommends that you vote AGAINST Proposal 4 for the following reasons:

The Board is committed to strong corporate governance practices and responsiveness to Applied’s shareholders through regular dialogue. The Board also believes in maintaining policies and practices that serve the best interests of all shareholders. In addition to the existing ability of shareholders holding at least 20% of our outstanding shares of common stock to call a special meeting, Applied’s shareholders have meaningful shareholder rights: the ability to act by written consent, propose actions for consideration at annual meetings, and nominate directors through proxy access. Following careful review and consideration, the Board has determined that support for this shareholder proposal is unwarranted and not in the best interests of Applied or its shareholders. The Board continues to believe that 20% ownership is the appropriate threshold for the right to call a special meeting.

Applied shareholders already have a meaningful right to call a special meeting

The Board acknowledges that a shareholder right to call a special meeting at an appropriate threshold serves as an effective balance between ensuring the Board’s accountability to shareholders and enabling the Board and management to operate in an effective manner. Our Bylaws currently permit the shareholders of 20% of the outstanding shares of common stock of the Company to call special meetings. The Board believes that our current 20% ownership threshold strikes a reasonable and appropriate balance between providing shareholders with the ability to call a special meeting while protecting the Company against the risk that a relatively small number of shareholders, including those with special interests, could call special meetings to pursue matters that may not reflect the interests of the Company and a broader group of shareholders, with the resulting expense and disruption to our business.

When the Company implemented the right for shareholders to call a special meeting in 2015, the Board considered (1) the feedback from our extensive shareholder outreach, (2) our concentrated shareholder base and (3) benchmarking data of S&P 500 companies and our comparable peer companies incorporated in Delaware. We continue to give significant weight to these factors and after considering them again believe that the existing 20% threshold continues to be appropriate in light of these factors.

As of December 2021, two of our largest shareholders together hold more than 10% of our outstanding shares, and three of our largest shareholders together hold approximately 20% of our outstanding shares. Given this composition, reducing the ownership threshold to 10% could enable just a small minority of shareholders to trigger the expense and disruption of a special meeting. It would also allow such shareholders to pursue narrow self-interests that are not widely viewed among our shareholder base as requiring immediate attention or that are not aligned with the long-term interests of the Company or our shareholders more broadly.

The Company’s current 20% ownership threshold continues to be lower than that of many other companies. As of December 2021, of the U.S. companies in the S&P 500 that permit their shareholders to call special meetings, a majority set the ownership threshold at or above 25%. Moreover, as of 2021, the current 20% ownership threshold is the same as, or more favorable to shareholders than, the special meeting rights at approximately 68% of the 486 S&P 500 companies surveyed by FactSet and that have also implemented a special meeting right. In addition, of our comparable peer companies incorporated in Delaware, over 75% either have not implemented the right to call a special meeting at all, or have done so at or above a 20% ownership threshold.

In 2020, Applied proposed for shareholders’ consideration, and shareholders approved, the right for shareholders to act by written consent at a 20% ownership threshold. In advance of this management proposal, Applied engaged in extensive shareholder outreach to hear directly from our shareholders about their views on shareholder action by written consent, including the appropriate ownership threshold. We engaged with holders representing approximately 46% of our outstanding shares and discussed reducing the threshold for calling a special meeting in lieu of implementing action by written consent. The universal view among all of our shareholders who supported adopting action by written consent was that setting the threshold at 20% for both the rights of shareholders to call a special meeting and to act by written consent was appropriate. This is consistent with shareholder feedback received in 2015 when we initially added the right to call a special meeting. Of the holders of over 32% of our outstanding shares with whom we engaged, over 95% supported the implementation of the special meeting right at a 20% ownership threshold, instead of at 10%.

Special meetings require substantial resources

For a company as large and complex as Applied, a special meeting of shareholders, regardless of whether the meeting is held in person or virtually, is a significant undertaking and in our view should occur only when fiduciary obligations or strategic concerns require that matters be addressed expeditiously. Preparing and conducting a special meeting creates significant distraction for the Board and the management team from their focus on maximizing long-term financial returns, achieving the Company’s long-term strategic objectives and operating Applied’s business. Given the size

56 2022 Proxy Statement

PROPOSAL 4—SHAREHOLDER PROPOSAL REGARDING SPECIAL SHAREHOLDER MEETING

of the Company’s shareholder base, a special shareholder meeting would require a substantial commitment of time, effort and resources by the Company, the Board and senior management to prepare for and conduct the meeting.

Special meetings should be limited to circumstances where a meaningful representation of our shareholders believes that a matter is sufficiently urgent or extraordinary that it must be addressed between annual meetings. Giving holders of as little as 10% of our outstanding shares the unlimited power to call a special meeting would permit a small minority of shareholders to use the extraordinary measure of calling a special meeting to serve their narrow self-interest at the expense of the majority of our shareholders and Applied, and opens the door to potential abuse and waste of corporate resources.

Therefore, the Board continues to believe that maintaining the 20% ownership threshold preserves a reasonable and appropriate balance between providing shareholders with a right to call a special meeting while protecting against distraction and unnecessary waste of corporate resources, and the disruption associated with convening a special meeting.

Current strong corporate governance practices demonstrate accountability and responsiveness

The Board further believes that Applied’s strong corporate governance practices make adoption of this proposal unnecessary. Many of our current shareholder rights, including our special meeting right, were informed by shareholder input received through our robust year-round engagement program. Applied’s corporate governance practices provide transparency and accountability of the Board to all Applied shareholders, and ensure that Applied is responsive to shareholder concerns, without the additional expense and risk associated with a lower special meeting threshold:

●	Special Meeting Right. Applied implemented the right of shareholders to call a special meeting based on feedback we received following extensive shareholder outreach, where 95% of shareholders with whom we engaged supported the implementation of the right at a 20% ownership threshold, instead of at 10%.

●	Action by Written Consent. We again engaged in extensive shareholder outreach in 2019 and added the right for shareholders to act by written consent at a 20%

ownership threshold. This was consistent with universal shareholder feedback we received that setting the threshold at 20% for both the rights of shareholders to call a special meeting and to act by written consent was appropriate.

●	Proxy Access for Director Nominations. Applied has a proxy access bylaw that allows any shareholder (or group of up to 20 shareholders) owning 3% or more of our common stock continuously for at least three years, to nominate and include in our proxy statement director nominees constituting up to 20% of the Board (or at least two director nominees).

●	Annual Election of Board of Directors. All of Applied’s directors are elected annually by shareholders, and shareholders can remove directors with or without cause.

●	Majority Voting Standard. Applied has adopted a majority voting standard for the election of directors in uncontested elections.

●	Majority Voting for Charter and Bylaw Amendments. Applied’s charter and bylaw provisions do not have supermajority voting provisions—shareholders can approve binding charter and bylaw amendments with a majority vote.

●	No Shareholder Rights Plan. Applied does not have a shareholder rights plan or poison pill.

●	Independent Board Leadership. Applied has separated the roles of Chair of the Board and Chief Executive Officer. The Chair of the Board is an independent director—as are all of the chairs of the committees of the Board.

●	Shareholder Engagement. We regularly engage with our investors to solicit their views on important issues, and in recent years shareholder feedback has influenced changes to our executive compensation program and corporate governance practices. We are committed to having a continuing robust dialogue with our shareholders regarding our corporate governance practices and policies.

In light of Applied’s strong corporate governance practices, including the existing rights of shareholders to call a special meeting, act by written consent and nominate directors through proxy access, the Board believes that adoption of the shareholder proposal is unnecessary and is not in the best interests of Applied and its shareholders.

Ò	THE BOARD RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL REQUESTING THAT THE OWNERSHIP THRESHOLD REQUIRED TO CALL SPECIAL MEETINGS BE LOWERED TO 10% OF THE OUTSTANDING SHARES OF COMMON STOCK

Applied Materials, Inc. 57

PROPOSAL 5—SHAREHOLDER PROPOSAL REGARDING EXECUTIVE COMPENSATION PROGRAM AND POLICY

Jing Zhao, whose address and stockholding will be provided by us upon request, has submitted the following proposal. The shareholder proposal will be voted on at the 2022 Annual Meeting only if properly presented by or on behalf of the proponent.

Applied is not responsible for the accuracy or content of the proposal and supporting statement, which are presented below as received from the proponent.

THE BOARD RECOMMENDS A VOTE AGAINST THIS SHAREHOLDER PROPOSAL.

Shareholder Proposal

Shareholder Proposal to Improve Executive Compensation Program and Policy

Resolved: shareholders recommend that Applied Materials, Inc. (the Company) improve the executive compensation program and policy, such as to include the CEO pay ratio factor and voices from employees.

Supporting Statement

The Company’s board opposed to improve the executive compensation program and policy at our 2021 shareholders meeting (2021 Proxy Statement pp. 67-68) and increased more than half of the CEO pay ratio from 135 to 1 (2020 Proxy Statement p. 46) to 204 to 1 (2021 Proxy Statement p. 49).

America’s ballooning executive compensation is not sustainable for the economy, and there is no rational methodology or program to decide the executive compensation, particularly there is no consideration of the CEO pay ratio factor and voices from employees (2021 Proxy Statement “Compensation discussion and analysis” pp. 21-43). The CEO pay ratios of big Japanese and European companies are much less than of big American companies.

There is a new trend pushing for employee representation on boards, a practice quite commonplace in Europe. “Appointing workers’ representatives to company boards may be an idea whose time has come,” says Harvard Business Review, and a study found that employee representation on boards generated a 25% spike in productivity and increased wages.[1] Under the latest revised UK Corporate Governance Code and amended corporate reporting law and regulations, boards must engage with employees and the wider workforce to enhance the employee voices in the boardroom.[2]

Before there is employee representation on board, the Company has the flexibility to reform the Human Resource and Compensation Committee to improve the executive compensation program and policy, such as to include the CEO pay ratio factor and voices from employees.

[1]  https://www.govenda.com/blog/employee-representation-on-boards/

[2] https://www.pinsentmasons.com/out-law/analysis/ corporate-governance-employee-voice-workplace-reporting

Board of Directors Statement in Opposition

The Board of Directors recommends that you vote AGAINST Proposal 5 for the following reasons:

The Company has a deep commitment to operating its business in a sustainable and responsible manner, and the Board has taken steps to ensure that the executive compensation program reflects this commitment. Following careful review and consideration, the Board has determined that support for this shareholder proposal is unwarranted because the Board’s Human Resources and Compensation Committee (the “HRCC”) already considers feedback on employee experience and reviews the CEO pay ratios of the Company and its peers. Moreover, the HRCC regularly reviews and updates the executive compensation program to align the program with the Company’s business objectives, shareholder feedback and market trends.

The principal objectives of the Company’s executive compensation program are:

●	to attract, reward, and retain highly-talented executive officers and other key employees;

●	to motivate these individuals to achieve short-term and long-term goals that enhance shareholder value; and

●	to support our core values and culture.

As a reference point for evaluating our compensation program, the HRCC regularly reviews compensation practices within our peer group. See “Compensation and Analysis—Compensation Governance and Decision-Making Framework—Fiscal 2021 Peer Group Companies.” On an annual basis, the HRCC also reviews the Company’s CEO

58 2022 Proxy Statement

PROPOSAL 5—SHAREHOLDER PROPOSAL REGARDING EXECUTIVE COMPENSATION PROGRAM AND POLICY

pay ratio, changes in the ratio from year to year, as well as the ratios of certain other peer companies and companies in the S&P 500 Index. Although SEC rules require disclosure of the ratio of annual CEO compensation to the annual compensation of a median employee, the HRCC does not believe that the pay ratio should more directly guide our compensation principles or that our executive compensation program should be changed as described in this proposal.

Our Board and management team actively seek the feedback of our shareholders, including with respect to our executive compensation program and matters related to our employees, and consider that feedback in their decision-making. Feedback obtained through our robust shareholder outreach program over the last few years has resulted in the implementation of changes to our executive compensation program, including a comprehensive redesign of our long-term incentive program in 2017 that, among other things, established new performance metrics and extended performance measurement periods from one year to three years.

As described in more detail under “Compensation Discussion and Analysis,” a significant portion of the Company’s executive compensation is performance-based and dependent upon the success of the Company in creating long-term value for its shareholders. Annual bonuses are determined by the HRCC based on achievement of a set of objective corporate scorecard measures across four categories—Financial and Market Performance and Execution, Products and Growth, Customers, and People and Organization—as well as individual executive performance. The corporate scorecard objectives include those specifically tied to issues relevant to the Company’s workforce, such as employee safety, learning and career development, and diversity and inclusion. As a result, employee considerations are reflected in the executive compensation program.

Our Board and management team are committed to continually receiving input from employees and responding to such input. The Company has historically managed and measured organizational health with a view to gaining insight into employees’ experiences, levels of workplace satisfaction, and feelings of engagement and inclusion. The Company has used McKinsey & Company’s Organizational Health Index (OHI) and employee engagement pulse surveys to measure its organizational health and employee experiences. Insights from the Company’s surveys are used to develop both company-wide and business unit level organizational and talent development plans. In addition, on a quarterly basis, the Company holds an all employee meeting where our Chief Executive Officer, who is also a Board member, and other members of management provide an update on the Company’s business performance for the quarter and hold a Q&A session where they answer questions from employees.

Our Board also periodically meets with employees worldwide. For example, prior to the restrictions on travel brought about by the Covid-19 pandemic, in 2019, the Board held Board and Committee meetings at our offices in Taiwan, where directors attended the grand opening of our new Display Equipment Manufacturing Center and R&D Laboratory, participated in a local employee all-hands meeting and met with our regional executives. These interactions, along with meetings with other senior leadership throughout the year, give directors additional visibility to provide oversight of the Company’s culture, strategies, and operations.

The Company believes that input from employees is valuable in decision making and in shaping organizational culture. However, the Board believes the independent HRCC is best positioned to have a holistic view of the Company’s strategic needs and objectives, and therefore to design incentives to promote them.

For these reasons, the Board has determined that support for this shareholder proposal is unwarranted and believes that our current compensation program and policy are appropriate, reflect stakeholder input and incorporate considerations around our valued people.

Ò	THE BOARD RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL REQUESTING OUR BOARD OF DIRECTORS TO AMEND OUR COMPENSATION PROGRAM AND POLICY

Applied Materials, Inc. 59

QUESTIONS AND ANSWERS ABOUT THE PROXY

STATEMENT AND OUR 2022 ANNUAL MEETING

Q:	Why am I receiving these materials?

A:

The Board of Directors of Applied Materials is providing these materials to you in connection with Applied’s solicitation of proxies for use at Applied’s 2022 Annual Meeting of Shareholders. The 2022 Annual Meeting will be held on Thursday, March 10, 2022, online at www.virtualshareholdermeeting.com/AMAT2022 via a live webcast. Shareholders are invited to attend the Annual Meeting via the live webcast and to vote on the proposals described in this Proxy Statement.

These proxy materials are being provided on or about January 26, 2022 to all shareholders of record of Applied as of January 12, 2022.
Q:	What information is contained in these materials?

A:

This Proxy Statement contains important information regarding the 2022 Annual Meeting, the proposals on which you are being asked to vote, the voting process and procedures, and information you may find useful in determining how to vote.

If you requested to receive printed proxy materials, these materials also include an accompanying proxy card. If you received more than one proxy card, this generally means your shares are registered differently or are in more than one account. Please provide voting instructions for each proxy card or, if you vote via the Internet or by telephone, vote once for each proxy card you receive to ensure that all of your shares are voted.

Q:	What proposals will be voted on at the Annual Meeting? What are the Board’s recommendations?

A:	The following table describes the proposals to be voted on at the Annual Meeting and the Board’s voting recommendations:

Proposal	Board Recommendation

1. Election of ten directors	✓	FOR each Nominee

2. Approval, on an advisory basis, of the compensation of our named executive officers for fiscal year 2021	✓	FOR

3. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2022	✓	FOR

4. Shareholder proposal regarding special shareholder meeting	×	AGAINST

5. Shareholder proposal regarding executive compensation program and policy	×	AGAINST

At the time this Proxy Statement was mailed, we were not aware of any other matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement and in the notice accompanying this Proxy Statement.

Q:	What is the record date? How many shares are entitled to vote?

A:

Shareholders who owned Applied common stock at the close of business on January 12, 2022, the record date, are entitled to vote at the Annual Meeting. On the record date, there were 887,992,427 shares of Applied common stock outstanding. Each share of Applied common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

A complete list of these shareholders will be available for the 10 days prior to the Annual Meeting. To make arrangements to view the list, please contact our Corporate Secretary by e-mail at corporatesecretary@amat.com. This list also will be available during the Annual Meeting online at

www.virtualshareholdermeeting.com/AMAT2022. A shareholder may examine the list for any legally valid purpose related to the Annual Meeting.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:	Most Applied shareholders hold their shares as beneficial owners (through a broker, bank, or other nominee) rather than as a shareholder of record (directly in their own name).

Shareholders of Record. If your shares are registered directly in your name with Applied’s transfer agent, Computershare, you are considered the shareholder of

60 2022 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE PROXY STATEMENT AND OUR 2022 ANNUAL MEETING

record with respect to those shares, and these proxy materials are being sent directly to you. As a shareholder of record, you have the right to grant your voting proxy directly to Applied or to vote electronically at the Annual Meeting. If you requested printed proxy materials, we have enclosed an accompanying proxy card for you to use. You may also submit voting instructions via the Internet or by telephone by following the instructions on the accompanying proxy card, as described below under “How can I vote my shares?”

Beneficial Owners. If your shares are held in a brokerage account or by a broker, bank, or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank, or other nominee, which is considered the shareholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote the shares in your account. However, because you are not the shareholder of record, you may not vote these shares electronically at the Annual Meeting, unless you follow the instructions from your broker, bank, or other nominee. Your broker, bank, or other nominee has included a voting instruction form for you to use to direct them how to vote your shares. Please instruct your broker, bank, or other nominee how to vote your shares using the voting instruction form you received from them.

Q:	How can I attend the Annual Meeting?

A:

Applied shareholders on the record date or their legal proxy holders may attend the Annual Meeting online at www.virtualshareholdermeeting.com/AMAT2022. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. Beneficial shareholders who did not receive a 16-digit control number from their bank or brokerage firm and who wish to attend the meeting should follow the instructions from their bank or brokerage firm, including any requirement to obtain a legal proxy. Most brokerage firms or banks allow a shareholder to obtain a legal proxy either online or by mail.

Q:	How can I vote my shares?

A:

You may vote over the Internet, by telephone, by mail, or electronically at the Annual Meeting. Votes submitted by telephone or over the Internet must be received by 11:59 p.m., Eastern Time, on Wednesday, March 9, 2022, unless otherwise indicated.

Voting over the Internet. To vote over the Internet, please follow either the instructions included on your proxy card or the voting instructions you receive by e-mail or that are being provided via the Internet. If you vote over the Internet, you do not need to complete and mail a proxy card.

Voting by Telephone. If you have requested printed proxy materials, such materials will include instructions for how to vote by telephone. Please follow either the instructions included on your proxy card or voting instruction form. If you vote by telephone, you do not need to complete and mail a proxy card.

Voting by Mail. If you have requested printed proxy materials, you may vote by mail by signing the proxy card and returning it in the prepaid and addressed envelope enclosed with the proxy materials. By signing and returning the proxy card, you are authorizing the individuals named on the proxy card to vote your shares at the Annual Meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the Annual Meeting so that your shares will be voted if you are unable to attend the Annual Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. Your printed proxy materials may also indicate methods whereby you may vote by telephone or over the Internet instead of signing, dating a returning the proxy card by mail.

Voting Electronically at the Meeting. If you attend the virtual Annual Meeting and plan to vote electronically at the Annual Meeting, you can vote by following the instructions provided when you log in to the online virtual Annual Meeting platform. If you are a shareholder of record, you have the right to vote electronically at the Annual Meeting. If you are the beneficial owner of shares held in street name, you may also vote electronically at the Annual Meeting if you follow the instructions from your broker, bank, or other nominee to vote those shares.

Applied Employee Plan Participants. If you own shares purchased through Applied’s Employees’ Stock Purchase Plan that are still held by the plans’ recordkeeper and you do not vote these shares, the shares may be voted in accordance with standard brokerage industry practices only on routine matters.

Q:	Can I change my vote or revoke my proxy?

A:	If you are a shareholder of record, you may change your vote or revoke your proxy at any time before the Annual Meeting. To change your vote or revoke your proxy, you must:

●	Sign and return a later-dated proxy card, or enter a new vote over the Internet or by telephone; or

●	Provide written notice of the revocation to Applied’s Corporate Secretary at: Applied Materials, Inc., Attention: Teri A. Little, Corporate Secretary, 3225

Applied Materials, Inc. 61

Oakmead Village Drive, M/S 1268, P.O. Box 58039, Santa Clara, CA 95052, or by e-mail at corporatesecretary@amat.com, before the proxies vote your shares at the Annual Meeting; or

●	Attend the virtual Annual Meeting and vote electronically at the meeting.

Only the latest validly-executed proxy that you submit will be counted.

Q:	What is the quorum requirement for the Annual Meeting?

A:

A majority of the outstanding shares entitled to vote as of the record date must be present at the Annual Meeting to constitute a quorum and in order to conduct business at the Annual Meeting. Your shares are counted as present if you vote electronically at the Annual Meeting, over the Internet, by telephone, or by submitting a properly executed proxy card by mail.

Abstentions and broker non-votes are counted as present for the purpose of determining a quorum.

Q:	How are votes counted?

A:

You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to each of the director nominees. If you elect to abstain from voting on the election of directors, the abstention will not have any effect on the election of directors. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted.

You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to:

●	Proposal 2: The approval, on an advisory basis, of the compensation of our named executive officers for fiscal year 2021;
●	Proposal 3: The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2022;

●	Proposal 4: The shareholder proposal regarding special shareholder meeting right; and

●	Proposal 5: The shareholder proposal regarding executive compensation program and policy.

If you elect to abstain from voting on any of these four proposals, the abstention will have the same effect as an “AGAINST” vote with respect to such proposals.

If you are a shareholder of record and you sign and return your proxy card without giving specific voting instructions, your shares will be voted on the proposals as recommended by our Board and in accordance with the discretion of the persons named on the proxy card with respect to any other matters that may properly come before the Annual Meeting.

If your shares are held in street name and you do not instruct your broker on a timely basis on how to vote your shares, your brokerage firm, in its discretion, may either leave your shares unvoted or vote your shares on routine matters. Only the ratification of KPMG LLP as our independent registered public accounting firm is a routine matter. Without your voting instructions, your brokerage firm cannot vote your shares on any other proposal. These unvoted shares, called “broker non-votes,” refer to shares held by brokers who have not received voting instructions from their clients and who do not have discretionary authority to vote on non-routine matters. Broker non-votes are not considered entitled to vote on non-routine proposals. Broker non-votes will not have an effect on Proposals 1, 2, 4 or 5.

62 2022 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE PROXY STATEMENT AND OUR 2022 ANNUAL MEETING

Q: What is the vote requirement to approve each proposal?

A:

The following table describes the proposals to be considered at the Annual Meeting, the vote required to elect directors and to adopt each of the other proposals, and the manner in which votes will be counted:

Proposal	Vote Required	Effect of Abstentions	Effect of Broker Non-Votes

1. Election of ten directors	Majority of votes cast	No effect	No effect

2. Approval, on an advisory basis, of the compensation of our named executive officers for fiscal year 2021	Majority of shares present and entitled to vote thereon	Same as vote against	No effect

3. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2022	Majority of shares present and entitled to vote thereon	Same as vote against	Brokers have discretion to vote

4. Shareholder proposal regarding special shareholder meeting	Majority of shares present and entitled to vote thereon	Same as vote against	No effect

5. Shareholder proposal regarding executive compensation program and policy	Majority of shares present and entitled to vote thereon	Same as vote against	No effect

Q:	Who will count the votes? Where can I find the voting results of the Annual Meeting?

A:

Votes will be tabulated by an independent inspector of elections appointed for the Annual Meeting. Preliminary voting results will be announced at the Annual Meeting. Final voting results will be reported in a Current Report on Form 8-K, which will be filed with the SEC following the Annual Meeting.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:

Applied will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. We have hired Innisfree M&A Incorporated to assist in the distribution and solicitation of proxies. Solicitations may be made personally or by mail, facsimile, telephone, messenger, or via the Internet. In addition to the estimated proxy solicitation cost of $20,000, plus reasonable out-of-pocket expenses for this service, we will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding the proxy materials to shareholders.

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:

In accordance with SEC rules, we are furnishing proxy materials to our shareholders primarily via the Internet, instead of mailing printed copies of those materials to each shareholder. On January 26, 2022, we commenced mailing a Notice of Internet Availability to our shareholders (other than those who had previously requested electronic or paper delivery) containing instructions on how to access our proxy materials, including this Proxy Statement and our Annual Report. The Notice of Internet Availability also instructs you on how to vote over the Internet.

This process is designed to expedite shareholders’ receipt of proxy materials, lower the cost of the Annual Meeting, and help conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Applied Materials, Inc. 63

Q:	I share an address with another shareholder and we received only one paper copy of the proxy materials. How can I obtain an additional copy of the proxy materials?

A:

Under a practice approved by the SEC called “householding,” shareholders who have the same address and last name and who do not participate in electronic delivery of proxy materials will receive only one mailed copy of our proxy materials, unless one or more of these shareholders notifies us that they wish to receive individual copies. Shareholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another shareholder and received only one set of proxy materials and would like to request a separate paper copy of these materials, please: (1) go to www.proxyvote.com and follow the instructions provided; (2) send an e-mail message to investor_relations@amat.com with “Request for Proxy Materials” in the subject line and provide your name, address and the control number indicated on your proxy card or Notice of Internet Availability; or (3) call our Investor Relations department at (408) 748-5227.

64 2022 Proxy Statement

OTHER MATTERS

OTHER MATTERS

Shareholder Proposals or Nominations for 2023 Annual Meeting

If a shareholder would like us to consider including a proposal in the proxy statement for our 2023 Annual Meeting pursuant to Rule 14a-8 of the Exchange Act, the proposal must be received by our Corporate Secretary at our principal executive offices or by e-mail at corporatesecretary@amat.com on or before September 28, 2022.

For a shareholder’s notice of nomination of one or more director candidates to be included in our proxy statement and ballot pursuant to the proxy access right included in Section 2.15 of our Bylaws, it must be received by our Corporate Secretary at our principal executive offices or by e-mail at corporatesecretary@amat.com no earlier than August 29, 2022, and no later than the close of business on September 28, 2022. The notice must contain the information required by our Bylaws, and the shareholder(s) and nominee(s) must comply with the information and other requirements in our Bylaws relating to the inclusion of shareholder nominees in our proxy materials.

If a shareholder seeks to propose other business or nominate a director, but does not seek to include a proposal or director nominee in our proxy statement for our 2023 Annual Meeting, notice must be received by our Corporate Secretary at our principal executive offices no earlier than November 25, 2022, and no later than the close of business on December 25, 2022.

Our Bylaws contain specific requirements regarding a shareholder’s ability to nominate a director or to submit a proposal for consideration at an upcoming meeting. If you would like a copy of our Bylaws, please contact our Corporate Secretary by e-mail at corporatesecretary@amat.com.

No Incorporation by Reference

In Applied’s filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC rules, the “Audit Committee Report” and the “Human Resources and Compensation Committee Report” contained in this Proxy Statement are not incorporated by reference into any of our other filings with the SEC, except to the extent we specifically incorporate either report by reference into a filing. In addition, this Proxy Statement includes several website addresses, including the website where our Sustainability Report can be accessed. These website addresses are intended to provide inactive, textual references only. The information on these websites and in our Sustainability Report is not part of or incorporated by reference into this Proxy Statement or any of our other filings with the SEC.

YOU MAY OBTAIN A COPY OF APPLIED’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 31, 2021 ON OUR WEBSITE AT www.appliedmaterials.com OR WITHOUT CHARGE BY SENDING A WRITTEN REQUEST TO APPLIED MATERIALS, INC., 3050 BOWERS AVENUE, P.O. BOX 58039, M/S 1261, SANTA CLARA, CALIFORNIA 95052-8039, ATTN: INVESTOR RELATIONS.

By Order of the Board of Directors

Santa Clara, California

January 26, 2022

Applied Materials, Inc. 65

APPENDIX A

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTED FINANCIAL MEASURES

	Fiscal Year
	2021	2020	2019	2018	2017
	(In millions, except per share amounts)
Non-GAAP Adjusted Earnings Per Diluted Share

Reported earnings per diluted share—GAAP basis[1]	$6.40	$3.92	$2.86	$2.96	$3.25

Certain items associated with acquisitions[2]	0.04	0.05	0.05	0.18	0.16

Acquisition integration and deal costs	0.04	0.07	0.02	—	—

Certain incremental expenses related to COVID-19[3]	0.02	0.03	—	—	—

Severance and related charges[4]	0.13	—	—	—	—

Deal termination fee	0.17	—	—	—	—

Realized loss (gain) on strategic investments, net	(0.03)	—	—	(0.02)	—

Unrealized loss (gain) on strategic investments, net	(0.05)	(0.01)	(0.03)	—	—

Loss on early extinguishment of debt	—	0.03	—	—	—

Other charges	0.01	—	—	—	(0.01)

Income tax effect of changes in applicable U.S. tax laws[5]	—	—	(0.03)	1.08	—

Income tax effects related to intra-entity intangible asset transfers	0.07	0.12	0.07	—	—

Resolution of prior years’ income tax filings and other tax items	0.04	(0.04)	0.10	(0.02)	(0.07)

Non-GAAP adjusted earnings per diluted share	$6.84	$4.17	$3.04	$4.18	$3.33

Weighted average number of diluted shares	919	923	945	1,026	1,084

[1]	Amount for fiscal 2017 included the recognition of the previously unrecognized foreign tax credits.
[2]	These items are incremental charges attributable to acquisitions, consisting of amortization of purchased intangible assets.
[3]	Temporary incremental employee compensation during the COVID-19 pandemic.
[4]	The severance and related charges primarily related to a one-time voluntary retirement program offered to certain eligible employees.
[5]	Charges to income tax provision related to one-time transition tax as a result of U.S. tax legislation.

Fiscal Year
2021
(In millions, except percentages)

Non-GAAP Adjusted Gross Profit

Reported gross profit—GAAP basis	$10,914

Certain items associated with acquisitions[1]	27

Certain incremental expenses related to COVID-19[2]	12

Other charges	2

Non-GAAP Adjusted Gross Profit	$10,955

Non-GAAP Adjusted Gross Margin (% of net sales)	47.5%

[1]	These items are incremental charges attributable to acquisitions, consisting of amortization of purchased intangible assets.
[2]	Temporary incremental employee compensation during the COVID-19 pandemic.

Applied Materials, Inc. A-1

	Fiscal Year
	2021	2020	2019	2018	2017
	(In millions, except percentages)

Non-GAAP Adjusted Operating Income

Reported operating income—GAAP basis	$6,889	$4,365	$3,350	$4,491	$3,936

Certain items associated with acquisitions[1]	47	54	55	197	191

Acquisition integration and deal costs	45	80	22	5	3

Certain incremental expenses related to COVID-19[2]	24	30	—	—	—

Severance and related charges[3]	157	—	—	—	—

Deal termination fee	154	—	—	—	—

Other charges	6	—	—	—	(12)

Non-GAAP adjusted operating income	$7,322	$4,529	$3,427	$4,693	$4,118

Non-GAAP adjusted operating margin	31.7%	26.3%	23.5%	28.1%	28.0%

[1]	These items are incremental charges attributable to completed acquisitions, consisting of amortization of purchased intangible assets.
[2]	Temporary incremental employee compensation during the COVID-19 pandemic.
[3]	The severance and related charges primarily related to a one-time voluntary retirement program offered to certain eligible employees.

Use of Non-GAAP Adjusted Financial Measures

Management uses non-GAAP adjusted financial measures to evaluate the Company’s operating and financial performance and for planning purposes, and as performance measures in its executive compensation program. Applied believes these measures enhance an overall understanding of its performance and investors’ ability to review the Company’s business from the same perspective as the Company’s management and facilitate comparisons of this period’s results with prior periods on a consistent basis by excluding items that management does not believe are indicative of Applied’s ongoing operating performance.

The non-GAAP adjusted financial measures presented above are adjusted to exclude the impact of certain costs, expenses, gains and losses, including certain items related to mergers and acquisitions; restructuring and severance charges and any associated adjustments; certain incremental expenses related to COVID-19; impairments of assets; gain or loss on strategic investments; loss on early extinguishment of debt; certain income tax items and other discrete adjustments. Additionally, non-GAAP results exclude estimated discrete income tax expense items associated with U.S. tax legislation. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables presented above. There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles, may be different from non-GAAP financial measures used by other companies, and may exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.

A-2 2022 Proxy Statement

© 2022 Applied Materials, Inc. All rights reserved. Applied Materials, Make Possible and the Applied Materials logo are trademarks of Applied Materials, Inc. in the U.S. and other countries. All other trademarks contained herein are the property of their respective owners.

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3225 OAKMEAD VILLAGE DRIVE P.O. BOX 58039, M/S 1241 SANTA CLARA, CA 95054 YOU CAN VOTE OVER THE INTERNET OR BY TELEPHONE QUICK · EASY · CONVENIENT AVAILABLE 24 HOURS A DAY · 7 DAYS A WEEK APPLIED MATERIALS, INC. encourages you to take advantage of convenient ways to vote. If voting by proxy, you may vote over the Internet, by telephone or by mail. Your Internet or telephone vote authorizes the named proxies to vote in the same manner as if you marked, signed, and returned your proxy card. To vote over the Internet, by telephone or by mail, please read the 2022 Proxy Statement and then follow these easy steps: VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on March 9, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/AMAT2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed below in the box marked by the arrow available and follow the instructions. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Applied Materials, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically over the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in the future. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on March 9, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to APPLIED MATERIALS, INC., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D65637-P65858 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. APPLIED MATERIALS, INC. The Board of Directors recommends you vote FOR all of the nominees listed below and FOR management proposals 2 and 3: 1. Election of Directors Nominees: Abstain Against For 1a. Rani Borkar 1b. Judy Bruner 1c. Xun (Eric) Chen 1d. Aart J. de Geus 1e. Gary E. Dickerson 1f. Thomas J. Iannotti 1g. Alexander A. Karsner 1h. Adrianna C. Ma 1i. Yvonne McGill 1j. Scott A. McGregor Against For Abstain 2. Approval, on an advisory basis, of the compensation of Applied Materials’ named executive officers for fiscal year 2021. 3. Ratification of the appointment of KPMG LLP as Applied Materials’ independent registered public accounting firm for fiscal year 2022. The Board of Directors recommends you vote AGAINST shareholder proposals 4 and 5: Abstain Against For 4. Shareholder proposal to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting. 5. Shareholder proposal to improve the executive compensation program and policy, such as to include the CEO pay ratio factor and voices from employees. NOTE: The proposals to be voted on may also include such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name appears herein. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on March 10, 2022: The Proxy Statement and Annual Report to Shareholders are available atwww.proxyvote.com. D65638-P65858 APPLIED MATERIALS, INC. PROXY FOR ANNUAL MEETING OF SHAREHOLDERS ON MARCH 10, 2022 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Gary E. Dickerson and Teri A. Little, or either of them, each with full power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Shareholders of Applied Materials, Inc. to be held virtually at www.virtualshareholdermeeting.com/AMAT2022 on Thursday, March 10, 2022 at 11:00 a.m. Pacific Time, and at any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the items set forth on the reverse side and, in their discretion, upon such other business that may properly come before such meeting and any adjournment or postponement thereof. THIS PROXY WILL BE VOTED AS SPECIFIED, OR IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR EACH OF THE TEN NOMINEES FOR ELECTION AS DIRECTORS (PROPOSAL 1), FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS FOR FISCAL YEAR 2021 (PROPOSAL 2), FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2022 (PROPOSAL 3), AGAINST THE SHAREHOLDER PROPOSAL TO AMEND THE APPROPRIATE COMPANY GOVERNING DOCUMENTS TO GIVE THE OWNERS OF A COMBINED 10% OF OUR OUTSTANDING COMMON STOCK THE POWER TO CALL A SPECIAL SHAREHOLDER MEETING (PROPOSAL 4), AND AGAINST THE SHAREHOLDER PROPOSAL TO IMPROVE THE EXECUTIVE COMPENSATION PROGRAM AND POLICY, SUCH AS TO INCLUDE THE CEO PAY RATIO FACTOR AND VOICES FROM EMPLOYEES (PROPOSAL 5). Dear Shareholder: On the reverse side of this card are instructions on how to vote over the Internet or by telephone for the election of directors (Proposal 1), for the approval, on an advisory basis, of the compensation of our named executive officers for fiscal year 2021 (Proposal 2), for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2022 (Proposal 3), against the shareholder proposal to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting (Proposal 4), and against the shareholder proposal to improve the executive compensation program and policy, such as to include the CEO pay ratio factor and voices from employees (Proposal 5). Please consider voting over the Internet or by telephone. Your vote is recorded as if you mailed in your proxy card. We believe voting this way is convenient. Thank you for your attention to these matters. Applied Materials, Inc. PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE. If you vote over the Internet or by telephone, you do not need to return the proxy card. THANK YOU FOR VOTING! (Continued and to be signed on the reverse side)